As filed with the Securities and Exchange Commission on September 24, 2007
Registration No. 333-144436

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 9 to
Form F-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SEANERGY MARITIME CORP.
(Exact name of registrant as specified in its charter)

Republic of Marshall Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-0529217 (I.R.S. Employer Identification Number)

10, Amfitheas Avenue
17564 P. Faliro
Athens, Greece
Tel: 30 210 9406900
Fax: 30 210 9406933
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Georgios Koutsolioutsos, Co-Chairman of the Board and President
Seanergy Maritime Corp.
c/o Balthellas Chartering S.A.
10, Amfitheas Avenue
17564 P. Faliro
Athens, Greece
Tel: 30 210 9406900
(Address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:

Mitchell S. Nussbaum, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 (212) 407-4990 — Facsimile	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Tamar Aydin Donikyan, Esq. Ellenoff Grossman & Schole LLP 370 Lexington Avenue New York, New York 10017 (212) 370-1300 (212) 370-7889 — Facsimile

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE CHART

		Proposed
		Maximum	Proposed
		Offering	Maximum
Title of Each Class of Security	Amount Being	Price Per	Aggregate	Amount of
Being Registered	Registered	Security(1)	Offering Price(1)	Registration Fee
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant(2)	23,000,000	$10.00	$230,000,000	$7,061
Shares of Common Stock included as part of the Units(2)	23,000,000 Shares	—	—
Warrants included as part of the Units(2)	23,000,000 Warrants	—	—
Shares of Common Stock underlying the Warrants included in the Units(2)(4)	23,000,000 Shares	$6.50	$149,500,000	$4,590
Representative’s Unit Purchase Option	1 Option	$100.00	$100.00	(3)
Units underlying the Representative’s Unit Purchase Option (“Representative’s Units”)(4)	1,000,000 Units	$12.50	$12,500,000	$384
Shares of Common Stock included as part of the Representative’s Units(4)	1,000,000 Shares	—	—	(3)
Warrants included as part of the Representative’s Units(4)	1,000,000 Warrants	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Representative’s Units(4)	1,000,000 Shares	$6.50	$6,500,000	$200
Total			$398,500,100	$12,235(5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 3,000,000 Units and 3,000,000 shares of Common Stock, 3,000,000 Warrants and 3,000,000 shares of Common Stock underlying the Warrants included in such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also being registered such indeterminable number of additional shares of common stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5)	Previously paid.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, SEPTEMBER 24, 2007

PRELIMINARY PROSPECTUS

$200,000,000

Seanergy Maritime Corp.

20,000,000 units

Seanergy Maritime Corp. is a newly organized Business Combination Companytm, or BCCtm. A BCCtm is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets in the maritime shipping industry, but will not be limited to pursuing acquisition opportunities only within that industry. We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration and have not contacted any prospective target business or had any discussion, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our units at an offering price of $10.00 per unit. Each unit consists of:

•	one share of our common stock; and

•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.50. Each warrant will become exercisable on the later of our completion of a business combination or          , 2008 [the first anniversary of the date of this prospectus], and will expire on          , 2011 [the fourth anniversary of the date of this prospectus], or earlier upon redemption.

For United States federal income tax purposes, we have made an election to be classified as a partnership, and not as an association taxable as a corporation. We plan to make quarterly distributions in US dollars of interest income earned on the trust account on a pro rata basis to our public shareholders until the earlier of the consummation of a business combination or our liquidation.

There is presently no public market for our units, common stock or warrants. We intend to apply to have the units listed on the American Stock Exchange under the symbol “SRGU” on or promptly after the consummation of this offering. Once the securities comprising the units begin separate trading, we expect that the common stock and warrants will be traded on the American Stock Exchange under the symbols “SRG” and “SRGW”, respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 16 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Underwriting
	Public	Discount and	Proceeds, Before
	Offering Price	Commissions(1)(2)	Expenses, to us

Per unit	$10.00	$0.375	$9.625

Total	$200,000,000	$7,500,000	$192,500,000

(1)	Does not include a non-accountable expense allowance in the amount of 1.0% of the gross proceeds, or $0.10 per unit ($2,000,000 in total), payable to Maxim Group LLC.

(2)	Does not include deferred underwriting compensation in the amount of 2.25% of the gross proceeds, or $0.225 per unit (up to $4,500,000), payable to Maxim Group LLC only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been redeemed. The deferred underwriting compensation will be equal to 3.75% of any of the gross proceeds from the sale of units acquired pursuant to the exercise of the underwriters’ over-allotment option, or $0.375 per unit, for total deferred underwriting compensation of up to $5,625,000 if the over-allotment option is exercised in full.

Of the proceeds we receive from this offering and the private placement, $200,000,000 will be deposited into a trust account at Deutsche Bank Trust Company Americas maintained by Continental Stock Transfer & Trust Company acting as trustee. This amount includes up to $4,500,000 ($0.375 per unit) which will be paid to Maxim Group LLC if a business combination is consummated, but which will be forfeited by Maxim Group LLC if a business combination is not consummated. As a result, our public shareholders will receive, subject to any valid claims by our creditors that are not covered by amounts in the trust account or indemnities provided by our executive officers, $10.00 per share of common stock, plus any interest earned on the trust account and not previously distributed to shareholders (net of taxes payable and up to $3,000,000 held outside of trust to fund our working capital requirements), in the event of our dissolution and liquidation, if we fail to consummate a business combination.

We are offering the units for sale on a firm-commitment basis. Maxim Group LLC, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about          , 2007.

Maxim Group LLC

The date of this prospectus is          , 2007

Prior to the effective date of this offering, all of our executive officers will have purchased an aggregate of 14,961,111 warrants, which we refer to as insider warrants, from us at a price of $0.90 per warrant ($13,465,000 in the aggregate) in a private placement made in accordance with Regulation S under the Securities Act of 1933. All of the insider warrants to be purchased by our executive officers will be identical to the warrants in the units being offered by this prospectus except that none of the insider warrants will be transferable or salable until after we complete a business combination, are not subject to redemption if held by the initial holders thereof or their permitted assigns and may be exercised on a cashless basis if held by the insiders or their designees.

We have granted the underwriters a 45-day option to purchase up to 3,000,000 additional units solely to cover over-allotments, if any (over and above the 20,000,000 units referred to above). The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Maxim Group LLC, the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 1,000,000 units at $12.50 per unit. The units issuable upon exercise of this option are identical to those underlying the units offered by this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

This prospectus contains forward-looking statements that involve substantial risks and uncertainties as they are not based on historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You should not place undue reliance on any forward-looking statements, which apply only as of the date of this prospectus.

“Business Combination Company”tm and “BCC”tm are service marks of Maxim Group LLC.

i

ENFORCEABILITY OF CIVIL LIABILITIES

Seanergy Maritime Corp. is a Marshall Islands corporation and our executive offices are located outside of the United States in Athens, Greece. All of our directors and officers and some of the experts named in this prospectus reside outside the United States. The proceeds we receive from this offering and the private placement will be held in U.S. Dollars and deposited in a trust account at Deutsche Bank Trust Company Americas, maintained by Continental Stock Transfer & Trust Company, as trustee, both located in New York, New York. The trust account will be governed by an Investment Management Trust Agreement between the Company and Continental Stock Transfer & Trust Company, which will be governed by and construed and enforced in accordance with the laws of the State of New York.

A portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws.

Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

ii

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.

Unless otherwise stated in this prospectus,

•	references to “we,” “us” or “our company” refer to Seanergy Maritime Corp.;

•	the term “public shareholders” means the holders of common stock sold as part of the units in this offering or acquired in the aftermarket, including any existing shareholders to the extent that they purchase or acquire such shares;

•	the term “private placement” refers to the purchase by our executive officers, in a private placement that will conclude prior to the effective date of this offering, of an aggregate of 14,961,111 warrants, at $0.90 per warrant; and

•	the term “insider warrants” refers to the 14,961,111 warrants being purchased by our executive officers in the private placement.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and that no shareholder exercises its right of redemption described elsewhere in this prospectus. All share and per share information in this prospectus gives retroactive effect to (i) a one and one-half-for-one stock split in the form of a stock dividend effective as of July 6, 2007 and (ii) a one and one-third-for-one stock split in the form of a stock dividend effective as of August 6, 2007.

The Company

We are a blank check company, also known as a Business Combination Company, or BCCtm, organized as a corporation under the laws of the Marshall Islands on August 15, 2006. We were formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets in the maritime shipping industry, but will not be limited to pursuing acquisition opportunities only within that industry. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination. In addition, our officers, directors and shareholders have not had discussions among themselves relating to a possible transaction with any entity affiliated with any of our officers, directors or shareholders.

The maritime shipping industry provides a practical and cost-effective means of transporting large volumes of cargoes. This is accomplished predominantly by the dry bulk and tanker sectors and other related sectors, which tend to be specialized. The dry bulk sector involves the transportation of dry bulk and general cargoes, including, among other products, coal, minerals, ore, steel products, forest products, agricultural products, construction materials and heavy equipment, machinery and spare parts via dry bulk cargo vessels. The tanker sector involves the transportation of wet products such as crude oil, refined petroleum cargoes and liquid chemicals via different types of tankers. Related sectors comprise, but are not limited to, the operation of vessels such as containerships, feeder vessels, liquefied gas carriers, offshore supply and anchor-handling vessels or other specialized carriers.

We may seek to acquire vessels, a company that has entered into agreements to purchase individual vessels that were not yet owned by such target company (in such a case, our shareholders would only vote on the proposed business combination with such target company, and not on the individual agreements the target company entered into), a company with a fleet of vessels, a number of such companies as a group, or an entity, which provides commercial management, operational and technical management or other services to one or more segments of the shipping industry, including port, storage and terminal operation. To the extent that we acquire one or more vessels, it is possible that the proxy statement that we would send to shareholders to approve a business combination would not contain audited or unaudited historical financial information with respect to the vessels and, therefore, shareholders voting on a proposed transaction would not have the benefit of financial statements of past operations. The reason that we may not be required to provide audited historical information is because the business combination would be viewed as an acquisition of assets instead of an acquisition of a business. It is consistent with shipping industry precedent in that audited historical financials would not be required. However, whether an acquisition is actually deemed to be that of assets (instead of a business) is based on an analysis of the facts and circumstances involved, taking to consideration a number of variables that generally would reflect upon whether there is sufficient continuity of the acquired entity’s operations prior to and after the acquisition so that the disclosure of the historical information is material to the understanding of future operations. We are unable to predict the facts, circumstances and structure surrounding any possible future acquisition of vessels (whether the acquisition will be structured as an acquisition of assets or an operating business), and accordingly cannot provide assurances with respect to the provision of audited historical financial information. If however, we determined that such audited historical financial information was not required, instead of audited or unaudited historical financial statements, the proxy statement we would send to our shareholders would contain the same information that would typically be provided in the prospectus for an initial public offering of a start-up shipping company, such as: (i) historical and prevailing market rates for vessels on the basis of type, age and proposed deployment; (ii) our expectations of future market trends and proposed strategy for employment of the vessels; (iii) our anticipated operational (overhead) expenses; and (iv) the valuation of the vessels as assets generally (i.e., whether they are new or second-hand and the type of vessel), all of which, in turn, depend on the sector of the shipping industry in which we consummate such a business combination. See “Risk Factors — Risks Associated With Our Acquisition of a Target Business in the Maritime Shipping Industry — If we were to acquire vessels or a company with agreements to purchase individual vessels, it is highly unlikely that proxy materials provided to our shareholders would include historical financial statements and, accordingly, investors will not have historical financial statements on which to rely in making their decision whether to vote for the acquisition.”

To the extent that financial information is not available with respect to vessels we may acquire, we expect to evaluate the fair value of the assets, based on the advice of our ship broker and financial advisors, consistent with industry practice. Such valuation would factor in, among other things, the revenue stream generated from ongoing charter arrangements, to the extent that the vessels have any charter arrangements that will continue after the business combination, and future forward rates, as quoted on the International Maritime Exchange (Imarex).

In the event it was determined that we are in fact acquiring a business (as opposed to assets) we anticipate that we would provide audited annual financial statements and unaudited interim statements as required in such circumstances.

Our executive officers and directors have extensive experience in the maritime shipping industry as managers, principals or directors of worldwide shipping companies, with more than 100 years of total experience in negotiating and structuring transactions in the maritime shipping industry. While we intend to focus on potential acquisition targets in the maritime shipping industry, we may also pursue opportunities in other industries. Because our executive officers and directors have considerable experience in other sectors, such as general transportation, commercial and retail trading and real estate, we believe we are qualified to evaluate opportunities in industries other than the maritime shipping industry. We intend to leverage the experience of our executive officers and directors, including their extensive contacts and relationships, by focusing our efforts on identifying a prospective target business or businesses. If an attractive acquisition opportunity is identified in another industry prior to the time we identify an acquisition opportunity in the maritime shipping industry, we may pursue such other opportunity. There is no time or date certain or monetary milestone associated with when we may begin looking for acquisition opportunities outside of the maritime shipping industry.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80.0% of the amount in the trust account (exclusive of Maxim Group LLC’s deferred underwriting compensation plus interest thereon held in the trust account) at the time of such acquisition. If we acquire less than 100.0% of one or more target businesses in our initial business combination, the aggregate fair market value of the interest or assets we acquire must equal at least 80.0% of the amount held in the trust account (exclusive of Maxim Group LLC’s deferred underwriting compensation plus interest thereon held in the trust account) at the time of such initial business combination. We do not intend to acquire less than a majority voting control of a target business. However, we could pursue a transaction in which we issue a substantial number of new shares. As a result, our shareholders immediately prior to such transaction could own substantially less than a majority of our outstanding shares subsequent to such transaction (if, for example, we issued an additional 125,000,000 shares in connection with a business combination, our stockholders prior to the business combination would own less than 17% of the post business combination company). In either case, although our stockholders prior to the business combination might own less than a majority interest post business combination, we will not purchase a minority or passive interest in a target, as would subject us to the Investment Company Act of 1940.

We currently estimate that, assuming we use the maximum allowable time under our articles of incorporation, it will cost between $1,500,000 and $1,700,000 to identify and negotiate a business combination (which includes between $400,000 and $600,000 for the payment of an investment advisor, between $200,000 and $300,000 for due diligence, and between $200,000 and $250,000 for consultants we will hire to assist us in evaluating potential business combinations).

As used in this prospectus, a “target business” shall include an operating business or assets, or a combination thereof, and a “business combination” shall mean the acquisition by us of such a target business. We have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with respect to effecting any potential business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to locate a target business. If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus, we will implement a plan of dissolution and liquidation which will include the liquidation of our trust account to our public shareholders.

Our offices are located at c/o Balthellas Chartering S.A., 10, Amfitheas Avenue, 175 64 P. Faliro, Athens, Greece, and our telephone number is 30 210 9406900.

Private Placement

Prior to the effective date of this offering, all of our executive officers will purchase from us an aggregate of 14,961,111 warrants at $0.90 per warrant in a private placement in accordance with Regulation S under the Securities Act of 1933. Such purchase price was the result of negotiations between our executive officers and Maxim Group LLC. The $0.90 purchase price per warrant is less than the $1.00 purchase price per warrant more typical in private placements that are associated with offerings of this type based on the belief that the aggregate purchase price in the private placement reflects a larger percentage of the overall offering than other comparable offerings. The Company does not believe that the sale of the warrants will result in a compensation expense because they will be sold at approximately fair market value. All insider warrants issued in the private placement will be identical to the warrants in the units being offered by this prospectus, except that: (i) subject to certain limited exceptions, none of the insider warrants will be transferable or salable until after we complete a business combination; (ii) the warrants are not subject to redemption if held by the initial holders thereof and (iii) may be exercised on a cashless basis. Part of the proceeds from the sale of these insider warrants will be added to the portion of the proceeds from this offering to be held in the trust account pending the completion of our initial business combination with the balance to be held outside our trust account to be used for working capital purposes. Although the insider warrants are not subject to a formal escrow agreement, they will be subject to a lock-up agreement that will expire upon the consummation of a business combination and will be held in an account established by each of our executive officers with Maxim Group LLC until such time as we consummate a business combination. Our executive officers will not ask for, and Maxim Group LLC will not grant, any waiver of the lock-up agreement. No placement fees will be payable on the warrants sold in the private placement.

THE OFFERING

Securities offered:	20,000,000 units, at $10.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately beginning on the 10th business day following the earlier to occur of: (i) the expiration of the underwriters’ over-allotment option or (ii) its exercise in full. In no event will Maxim Group LLC allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the consummation of this offering. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment is exercised following the initial filing of the Form 8-K, an amended Form 8-K will be filed to provide updated financial information reflecting the exercise of the over-allotment option. For more information, see “Description of Securities — Units.”

Common stock:

Number outstanding before this offering:	5,000,000 shares

Number to be outstanding after this offering:	25,000,000 shares

Warrants:

Number outstanding before this offering:	14,961,111 warrants

Number to be outstanding after this offering:	34,961,111 warrants

Exercisability:	Each warrant is exercisable into one share of common stock.

Exercise price:	$6.50 per share

Exercise period:	The warrants will become exercisable on the later of:

• the completion of a business combination, or

• [ ], 2008 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on [ ], 2011 [four years from the date of this prospectus] or earlier upon redemption.

Redemption:	We may redeem the outstanding warrants (including any warrants issued upon exercise of Maxim Group LLC’s Unit Purchase Option):

• in whole and not in part,

• at a price of $0.01 per warrant at any time after the warrants become exercisable,

• upon a minimum of 30 days’ prior written notice of redemption, and

• if, and only if, the last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption; provided that a current registration statement under the Securities Act of 1933 relating to the shares of common stock issuable upon exercise of the warrants is then effective.

We have established the above criteria to provide warrant holders with (i) adequate notice of exercise only after the then prevailing common stock price is substantially above the warrant exercise price and (ii) a sufficient differential between the then prevailing common stock price and the warrant exercise price so there is a reasonable cushion to absorb a negative market reaction, if any, to our redemption call. However, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made and the price may, in fact decline as a result of the limited liquidity following any such call for redemption. None of the warrants issued in the private placement are redeemable while held by the initial holders or their permitted assigns.

Proposed American Stock Exchange symbols for our:
Units:	“SRGU”
Common stock:	“SRG”
Warrants:	“SRGW”

Offering proceeds to be held in trust:	$200,000,000 of the proceeds from this offering and the private placement will be placed in a trust account at Deutsche Bank Trust Company Americas maintained by Continental Stock Transfer & Trust Company, pursuant to an investment management trust agreement to be signed on the date of this prospectus. Of this amount, up to $195,500,000 may be used by us for the purpose of effecting a business combination, and up to $4,500,000 will be paid to Maxim Group LLC if a business combination is consummated, but will be forfeited by Maxim Group LLC if a business combination is not consummated. Except as set forth below, the funds in the trust account will not be released to us until the earlier of the completion of a business combination or our liquidation. Therefore, unless and until a business combination is consummated, any expenses that we incur may only be paid from the proceeds of the private placement not held in the trust account (initially $3,000,000). The funds held in the trust account will not be available to us for the payment of any expenses related to this offering, expenses we may incur related to the investigation and selection of a target business, the negotiation of an agreement to acquire a target business, or otherwise; provided, however, that we plan to draw up to an aggregate of $675,000 of the interest earned on proceeds in the trust account in the event the over-allotment option is exercised, to replace costs and expenses associated with the exercise of the over-allotment option, which will be paid from funds outside our trust account. This is in order to provide that there is a minimum of $10.00 per share held in the trust account. If less than the full over-allotment is exercised, the amount of interest income on the proceeds in the trust account that we draw to replace the associated costs and expenses will be calculated on a pro-rata basis.

The $4,500,000 of the funds attributable to Maxim Group LLC’s deferred underwriting compensation in connection with this offering and interest accrued thereon will be released to Maxim Group LLC, and any shareholders exercising their redemption rights, upon completion of a business combination on the terms described in this prospectus, or to our public shareholders upon liquidation of the trust account as part of our plan of liquidation, but will in no event be available for use by us in a business combination.

Distribution of interest earned on our trust account to public shareholders:	Although we are formed as a corporation under the laws of the Republic of the Marshall Islands, for United States federal income tax purposes, we elected to be classified as a partnership, and not as a corporation. Because we have elected to be treated as a partnership for U.S. federal income tax purposes, U.S. investors may be subject to U.S. federal income tax on their distributive shares of our taxable income or gain (whether or not distributed). As a means to pass down to our public shareholders the benefit of the interest that is earned on the trust account, our Second Amended and Restated Articles of Incorporation requires that we distribute the interest earned on the trust account to our public shareholders, and that we make quarterly distributions (which are intended to be at least equal to any such tax liability) in US dollars of interest income earned on the trust account (less any taxes payable by us and exclusive of (i) up to $420,000 of interest earned on Maxim Group LLC’s deferred underwriting compensation and (ii) up to an aggregate of $675,000 of interest income on the proceeds in the trust account that we may draw in the event the over-allotment option is exercised in full) on a pro-rata basis to our public shareholders until the earlier of the consummation of a business combination or our liquidation. This is atypical of other offerings of this type, where a significant portion, if not all, of the interest earned on the trust account pending the consummation of a business combination is added to the funds held in the trust account and either disbursed as payment for part of the purchase price for a business combination, or maintained for working capital purposes to be used following the consummation of a business combination.

Pursuant to our Second Amended and Restated Articles of Incorporation, distributions will be made on a quarterly basis within 15 days of the end of the prior quarter to shareholders of record on a date to be determined by our Board of Directors which we expect to be on or shortly following the fifth business day following the end of the prior quarter.

The first distribution will be made following the end of the December 31, 2007 quarter and will include interest which accrues during the period commencing on the closing of the offering through December 31, 2007. We expect that within three business days following the end of each fiscal quarter (commencing with the quarter ending December 31, 2007), our accounting consultants will have sufficient opportunity to review our monthly investment account statements and to calculate the amount to be distributed to each of our public shareholders, our board of directors will meet to officially fix the record date with respect to the distribution of dividends earned during the immediately preceding quarter (or, in the case of the first distribution, the period commencing on the closing of the offering through December 31, 2007) and we will announce the record date and distribution to the public by means of a press release and/or a Current Report on Form 8-K. We expect the record date to be on or shortly following the fifth business day following the end of the prior quarter and, as provided in our Second Amended and Restated Articles of Incorporation, to make the distributions to record date public shareholders within 15 days of the end of the prior quarter, which in any event will be in accordance with our bylaws and the Marshall Islands Business Corporations Act, which requires that a record date not be more than sixty days prior to the date we make such distribution. In accordance with our instructions, our transfer agent, Continental Stock Transfer & Trust Company, will identify the shareholders of record on the designated record date and act as paying agent in delivering quarterly interest payments to the then shareholders of record. We expect the costs incurred in connection with the above-described quarterly interest distributions to be in the range of $10,000 to $15,000 per year. Such expenses will be paid from funds available to us outside the trust account for working capital purposes. Our board of directors will make a quarterly distribution of all interest income available to be distributed (less taxes payable and exclusive of (i) up to $420,000 of interest earned on Maxim Group LLC’s deferred underwriting compensation and (ii) up to an aggregate of $675,000 of interest income on the proceeds in the trust account that we may draw in the event the over-allotment option is exercised in full) with no discretion to reduce or modify the distributions. The distributions on a quarterly basis in the amounts and as further described above is mandated by our Second Amended and Restated Articles of Incorporation. This provision may be amended or removed only by a vote of our Board of Directors and the approval by the holders of a majority of our outstanding common stock. Accordingly without such Board of Directors and shareholder approval, under no circumstance will we determine to reduce (other than reductions described above) or not make a quarterly distribution.

Our shareholders prior to this offering have agreed to waive any rights to such distributions. In the event of the exercise of the over-allotment option, the first interest distribution to our public shareholders will be reduced by up to $675,000 (in proportion to the portion of the over-allotment option exercised) in the aggregate reflecting interest income on the trust account we will be permitted to draw to replace up to $675,000 of the costs and expenses associated with the exercise of the over-allotment option, which will be paid from funds outside our trust account on the consummation of the over-allotment option. These costs and expenses will be paid from funds held outside the trust account because there will not be sufficient gross proceeds from exercise of the over-allotment option to cover all attendant costs. This is to ensure that at all times there will be a minimum of $10.00 per unit held in the trust account. If less than the full over-allotment is exercised, the amount of additional costs and expenses will be calculated on a pro-rata basis.

In accordance with applicable law we will provide each of our U.S. shareholders with sufficient tax information concerning our company to enable our U.S. shareholders to file their U.S. federal income tax returns. Related administrative costs with respect to the provision of such information will be paid for by us out of our working capital held outside the trust account.

Assuming a conservative interest rate assumption of 3.75% per annum, we expect that the trust fund will generate approximately an aggregate of in interest quarterly on the corpus of the trust account generating a quarterly distribution of approximately $ per share to our public shareholders for the first distribution period ending December 31, 2007, and then approximately $0.09 per share ($1,832,812 in the aggregate per quarter), for each subsequent full quarter (exclusive of the interest earned on Maxim Group LLC’s deferred underwriting compensation, up to $420,000, and not assuming the exercise of the over-allotment option, in both cases). We have assumed a 3.75% per annum interest rate because following this offering, the funds held in the trust account will be invested principally in United States tax exempt money market funds and to a lesser extent in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less. During the six month period ended August 31, 2007, the average annual return on several tax exempt money market funds meeting our investment criteria was approximately 3.5% and U.S. Treasury Bills with six month maturities were yielding approximately 4.8% per annum. The 3.75% assumed interest rate has been applied for the purpose of the above calculation because we believe it represents a conservative estimate calculated based on the above described yields. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account.

The interest that we intend to distribute to our shareholders until the earlier of the consummation of our business combination or our liquidation would have otherwise been allocated towards the purchase price associated with a business acquisition, or otherwise used for working capital purposes.

Limited payments to insiders:	There will be no fees, reimbursements or cash payments made to our existing shareholders and/or officers and directors other than:

• repayment of loans aggregating $450,986 made to us by our executive officers, together with interest thereon at the rate of 4.0% per annum, out of the proceeds of this offering, which loans were made to fund expenses associated with this offering and the reimbursement of approximately $80,000 to our officers and directors for expenses incurred in connection with this offering;

• payment of $7,500 per month to Balthellas Chartering S.A., a company controlled by Panagiotis Zafet and Simon Zafet, our Chief Executive Officer and Chief Operating Officer, respectively, and each a director of the Company, for office space and related services; and

• reimbursement for any expenses incident to the finding and completing a suitable business combination. Given the amount of time it may take to identify a prospective target and take all the steps necessary to consummate a business combination, and the fact that a prospective target is not limited to any particular geographic region, we cannot predict at this time with any degree of certainty the amount of expenses to be incurred by our officers and directors in connection with a business combination that we will ultimately reimburse.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Second Amended and Restated Articles of Incorporation:	As discussed below, there are specific provisions in Article Sixth of our Second Amended and Restated Articles of Incorporation that may not be amended prior to our consummation of a business combination without the prior consent of holders of 95.0% of our outstanding common stock, including our requirements to seek shareholder approval of such a business combination and to allow our shareholders to seek redemption of their shares if they do not approve of such a business combination. Although these provisions make it difficult for us to amend our Second Amended and Restated Articles of Incorporation, they are intended to protect our shareholders by requiring a supermajority of our shareholders to vote in favor of such a change in order for it to become effective. However, the Republic of the Marshall Islands, the country in which we are incorporated, does not have a well-developed body of corporate law, so its is not as certain how effective these protective provisions will be as compared to Delaware corporate law. Although they are alterable, neither we nor our board of directors will propose, or seek shareholder approval of, any amendment of these provisions. We view these provisions as obligations to our shareholders and will not take any action to amend or waive these provisions.

In addition, Article Eighth of our Second Amended and Restated Articles of Incorporation provides that we will continue in existence only until , 2009 [twenty four months from the consummation of this offering]. This provision may only be amended in connection with, and upon the consummation of, a business combination. In connection with any proposed business combination we submit to our shareholders for approval, we may also submit to shareholders a proposal to amend our Second Amended and Restated Articles of Incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. However, we may elect to form a foreign subsidiary in connection with a proposed business combination, which may be used to make the acquisition. In the event we choose to complete our initial business combination using a foreign subsidiary, we may choose not to amend our Second Amended and Restated Articles of Incorporation to provide for perpetual existence. In that event, we would either merge into such foreign subsidiary (with the foreign subsidiary being the surviving entity) or we would dissolve and liquidate our assets to our shareholders, which would include the equity securities we own in the foreign subsidiary. In the event that we do choose to merge into such a foreign subsidiary or dissolve and liquidate and distribute our ownership of such foreign subsidiary to our shareholders, the agreement relating to the transaction would provide (i) for each issued and outstanding share of our common stock to be converted into a similar right to receive shares of common stock in the subsidiary and (ii) that each of our outstanding warrants will be assumed by the subsidiary with the same terms and restrictions, except that they will be exercisable for common stock of the subsidiary. This alternative is discussed in greater detail in the section “Taxation — United States Income Taxation — U.S. Holders — Tax and Reporting Issues as to Formation of Foreign Subsidiary.” If we do submit a proposal to shareholders to provide for our perpetual existence, we will only consummate a business combination if shareholders vote both in favor of the proposed business combination and our amendment to provide for our perpetual existence. This will require the affirmative vote of a majority of the shares of common stock voted at the meeting by our public shareholders. If we have not completed a business combination by the date specified above, our corporate existence will cease except for the purpose of winding up our affairs and liquidating, pursuant to Section 105 of the Marshall Islands Business Corporations Act. As a result, no vote would be required from our Board of Directors or shareholders to commence a dissolution and liquidation. We view this provision terminating our corporate life by , 2009 [twenty four months from the consummation of this offering] as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

Shareholders must approve business combination:	We will seek shareholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require shareholder approval under applicable law of the Marshall Islands. In connection with the vote required for any business combination, all of our existing shareholders have agreed to vote the shares of common stock owned by them prior to this offering in accordance with the vote of the majority of the public shareholders. We are not aware of any intention on the part of our officers and directors, including all of our existing shareholders, to make any purchases in this offering or in the aftermarket, although they are not prohibited from doing so. Although we do not know for certain the factors that would cause our existing stockholders to purchase our securities, we believe that some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears that a substantial number of public stockholders are voting against a proposed business combination, and (iv) their interest in the target business once the target business has been identified. Any shares acquired by such individuals in this offering or in the aftermarket will be voted in favor of the business combination. Accordingly, any purchase of our shares by our officers and directors, including all of our existing shareholders, in this offering or in the aftermarket could influence the result of a vote submitted to our shareholders in connection with a business combination by making it more likely that a business combination would be approved. In addition, given the interest that our existing stockholders have in a business combination being consummated, it is possible that our existing stockholders will acquire securities from public stockholders who have elected to redeem their shares of our common stock (as described below) in order to change their vote and insure that the business combination will be approved (which could result in a business combination being approved even if, after the announcement of the business combination, 35% or more of our public stockholders would have elected their redemption rights, or 51% of our public stockholders would have voted against the business combination, but for the purchases made by our existing stockholders). We will proceed with a business combination only if a majority of the shares of common stock voted by the holders in this offering are voted in favor of the business combination and public shareholders owning less than 35.0% of the total number of shares sold in this offering exercise their redemption rights described below. Our threshold for redemption rights has been established at 35.0% to reduce the risk of a small group of shareholders exercising undue influence on the approval process. However, a 20.0% threshold is more typical in offerings of this type and such lower threshold permits the holders of a smaller number of shares to prevent a transaction they deem to be undesirable from being consummated (and therefore makes it easier for a proposed business combination to be approved as compared to other offerings of this type with a lower threshold). In addition, permitting redemption above the typical 20.0% threshold may require us to secure additional financing to fund a proposed business combination. The 35.0% threshold entails certain risks described under the headings, “Risk Factors — Unlike most other blank check offerings, we allow our public shareholders holding up to one share less than 35.0% of our shares of common stock sold in this offering to exercise their redemption rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree” and “ — Unlike most other blank check offerings, we allow our public shareholders holding up to one share less than 35.0% of our shares of common stock sold in this offering to exercise their redemption rights. The ability of a larger number of our shareholders to exercise their redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.” Our officers and directors do not currently intend to purchase any of our securities in this offering or in the after-market.

Even if less than 35.0% of the public shareholders exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds less than a fair market value at least equal to 80.0% of the amount in the trust account (exclusive of Maxim Group LLC’s deferred underwriting compensation plus interest thereon held in the trust account) at the time of such acquisition which amount is required as a condition to the consummation of our initial business combination. In such event, we may be forced to find additional financing to consummate such a business combination, consummate a different business combination or liquidate. The shares sold prior to this offering do not have redemption rights.

Redemption rights for shareholders voting to reject a business combination:	Public shareholders voting against a business combination that is approved will be entitled to redeem their common stock for $10.00 per share. However, the ability of shareholders to receive $10.00 per share is subject to any valid claims by our creditors that are not covered by amounts held in the trust account or the indemnities provided by our executive officers. Public shareholders who redeem their common stock for a share of the trust account will continue to have the right to exercise any warrants they may hold. These redemption provisions, which are contained in our Second Amended and Restated Articles of Incorporation, cannot be amended without the affirmative vote of 95.0% of our outstanding common stock. In order to exercise this redemption right, the shareholders must make an affirmative election. Voting against the business combination alone will not result in redemption of a shareholder’s shares for a pro rata share of the trust account. Such shareholder must have also exercised his, her or its redemption rights by affirmatively requesting redemption in accordance with the instructions provided in the proxy statement. Shareholders will not be requested to tender their shares of common stock before the business combination is consummated. If the business combination is consummated, redeeming shareholders will be sent instructions on how to tender their share of common stock and when they should expect to receive the redemption amount.

As our existing shareholders have agreed to vote all shares owned by them in favor of the business combination and the only way for a shareholder to exercise redemption rights is to vote against a business combination that is subsequently consummated, our existing shareholders will not have any redemption rights in connection with our consummation of business combination.

Dissolution and liquidation if no business combination:	As described above, if we have not consummated a business combination by , 2009 [twenty four months from the consummation of this offering], our corporate existence will cease by operation of law and we will promptly distribute only to our public shareholders the full purchase price of $10.00 per share (plus a portion of the interest income on the trust account not previously distributed to our public shareholders (less any taxes payable by us), and a pro rata share of any remaining net assets (subject to our provision for creditors)).

Under Marshall Islands law, shareholders might, in certain circumstances, be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with the procedures set forth in Section 106 of the Marshall Islands Business Corporations Act, which are intended to ensure that we make reasonable provision for all claims against us, including a six month notice period during which any third-party claims can be brought against us before any liquidating distributions are made to shareholders, any liability of a shareholder with respect to a liquidating distribution should be limited to the lesser of such shareholder’s pro rata share of the claim or the amount distributed to the shareholder, and any liability of the shareholder should be barred after the period set forth in such notice. However, it is our intention to make liquidating distributions to our shareholders as soon as reasonably possible after dissolution. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our shareholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us.

Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Each of our executive officers has agreed that he will be personally liable to the extent of his pro rata beneficial interest in our company immediately prior to this offering to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that our executive officers will be able to satisfy those obligations, if they are required to do so. As a result, we cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $10.00 plus interest then held in the trust fund.

We anticipate the distribution of the funds in the trust account to our public shareholders will occur within 10 business days from the date our corporate existence ceases. Our existing shareholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by them prior to this offering. In addition, if we liquidate, Maxim Group LLC has agreed to waive its right to the $4,500,000 ($5,625,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting compensation plus up to $420,000 of interest earned thereon held in the trust account for their benefit. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, each of our executive officers have agreed to advance us the entire amount of the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

Escrow of existing shareholders’ shares and lock-up of private placement warrants:	On the consummation of this offering, all of our existing shareholders, including all of our officers will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, while remaining subject to the escrow agreement, these shares will not be transferable during the escrow period and will not be released from escrow until 12 months after the consummation of a business combination, unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the shareholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. Although the insider warrants are not subject to a formal escrow agreement, they will be subject to a lock-up agreement that will expire upon the consummation of a business combination and will be held in an account established by each of our executive officers with Maxim Group LLC until such time as we consummate a business combination. Our executive officers will not ask for, and Maxim Group LLC will not grant, any waiver of the lock-up agreement. If we are forced to liquidate, all of the existing shareholders’ shares will be cancelled. Any shares purchased by our existing shareholders in the open market will not be placed in escrow. Although they are not prohibited from purchasing shares in the open market after our initial public offering, we are not aware of any intention on the part of our current shareholders or officers to make any such purchases.

Determination of offering amount:	The size of this offering was based on our belief as to the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity and determined through negotiations between us and the representative of the underwriters. Factors used in such determination included: (1) our management’s assessment of the amount of funds necessary to complete an acquisition; (2) the history and prospects of companies whose principal business is the acquisition of other companies; (3) the actual and proposed offerings of those companies, including the structure and size of the offerings; (4) our capital structure; (5) an assessment by our management team of the maritime shipping industry and other industries and their experience in identifying acquisition targets and structuring acquisitions; (6) general conditions of the capital markets at the time of the offering; (7) the likely competition for acquisition targets; and (8) the likely number of potential targets. We believe that raising the amount described in this offering will offer us a variety of potential target businesses possessing the scale of operations and developed infrastructure that will allow us to execute a business plan that will leverage our skills and resources. We believe that possessing an equity base equivalent to the net proceeds of this offering will provide us the capital to combine with viable target businesses with established platforms and demonstrated business plans. The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities for or valuation of, operating companies in or related to the maritime shipping industry.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 16 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	December 31, 2006
	Actual	As Adjusted(1)

Balance Sheet Data:
Working capital/(deficiency)	$(235,625)	$198,520,728
Total assets	632,191	203,020,728
Total liabilities	611,563	4,500,000
Value of common stock which may be redeemed for cash(2)	—	68,424,990

(1)	The “as adjusted” information gives effect to (i) the sale of the units in this offering and the sale of the insider warrants in the private placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from such transactions, and (ii) the repayment of loans in the aggregate principal amount of $450,986, plus accrued interest of $824 made by all of our executive officers prior to the consummation of this offering.

(2)	If the business combination is approved and completed, public shareholders who voted against the business combination will be entitled to redeem their shares of common stock for $10.00 per share, which includes $0.225 per share of deferred underwriting compensation. However, the ability of shareholders to receive $10.00 per share is subject to any valid claims by our creditors which are not covered by amounts held in the trust account or the indemnities provided by our executive officers. See “Risk Factors — Risks associated with our business — If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by shareholders could be less than $10.00 per share” and “Proposed Business — Effecting a business combination — Liquidation if no business combination.”

The total asset amount includes $195,500,000 being held in the trust account for our benefit, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, all of the funds held in the trust account (including Maxim Group LLC’s deferred underwriting compensation plus up to $420,000 of interest earned thereon held in the trust account), plus all other accrued interest not previously distributed (less any taxes payable by us), will be distributed solely to our public shareholders, subject to any valid claims by our creditors that are not covered by amounts in the trust account or indemnities provided by our executive officers.

We will not proceed with a business combination if public shareholders owning 35.0% or more of the shares sold in this offering vote against the business combination and exercise their redemption rights. Accordingly, we may effect a business combination if public shareholders owning up to one share less than 35.0% of the aggregate shares sold in this offering exercise their redemption rights. If this occurs, we would be required to redeem for cash up to 6,999,999 of the 20,000,000 shares of common stock included in the units at an expected initial per-share redemption price of $10.00. However, the ability of shareholders to receive $10.00 per unit is subject to any valid claims by our creditors which are not covered by amounts held outside the trust account or the indemnities provided by our officers. The expected redemption price per share is greater than each shareholder’s initial pro rata share of the trust account of $9.775. Of the excess redemption price, $0.225 per share represents a portion of the contingent fee of Maxim Group LLC, which it has agreed to forego for each share that is redeemed. Accordingly, the total deferred underwriting compensation payable to Maxim Group LLC in the event of a business combination will be reduced by $0.225 for each share that is redeemed. The balance will be paid from proceeds held in the trust account which are payable to us upon consummation of the business combination. Even if less than 35.0% of the shareholders exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds less than a fair market value at least equal to 80.0% of the amount in the trust account (exclusive of Maxim Group LLC’s deferred underwriting compensation plus up to $420,000 of interest earned thereon held in the trust account) at the time of such acquisition which amount is required as a condition to the consummation of our initial business combination, and we may be forced to find additional financing to consummate such a business combination, consummate a different business combination or liquidate.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Seanergy Maritime Corp.

Risks Associated With Our Current Business

We are a development-stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development-stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than would typically be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the results of a negotiation between the underwriters and us. The factors that were considered in making these determinations included:

•	the history and prospects of similarly structured “blank check” companies;

•	our management and their experience in the industry;

•	the actual and proposed offerings of those companies, including the structure and size of the offerings;

•	our capital structure;

•	the general conditions of the securities markets at the time of the offering;

•	an assessment by management of the funds necessary to complete an acquisition in the shipping or shipping related industries; and

•	other factors deemed relevant.

Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete a business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate a business combination and we would be forced to either find additional financing or liquidate, or we may have too great an amount in the trust account to identify a prospect having a fair market value of at least 80.0% of the amount held in our trust account.

If we are forced to liquidate before a business combination, our warrants will expire worthless.

If we are unable to complete a business combination and are forced to liquidate the trust account, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless. For a more complete discussion of the effects on our shareholders if we are unable to complete a business combination, see the section below entitled “Effecting a business combination — Liquidation if no business combination.”

Unlike many other blank check offerings, we allow our public shareholders holding up to one share less than 35.0% of shares of common stock sold in this offering to exercise their redemption rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree.

When we seek shareholder approval of a business combination, we will offer each public shareholder the right to have his, her or its shares of common stock redeemed for cash if the shareholder votes against the business combination and the business combination is approved and consummated. We will consummate the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by our public shareholders vote in favor of the business combination and (ii) public shareholders owning 35.0% or more of the shares sold in this offering do not vote against the business combination and exercise their redemption rights. Most other blank check companies have a redemption threshold of 20.0%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of shareholders to exercise their redemption rights, it will be easier for us to consummate an initial business combination with a target business which you may believe is not suitable for us.

Unlike many other blank check offerings, we allow our public shareholders holding up to one share less than 35.0% of our shares of common stock sold in this offering to exercise their redemption rights. The ability of a larger number of our shareholders to exercise their redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

Unlike most other blank check offerings which have a 20.0% threshold, we allow shareholders holding up to one share less than 35.0% of the shares of common stock sold in this offering to exercise their redemption rights and the business combination to go forward, however, we still must acquire a business or assets with a fair market value equal to at least 80.0% of the amount held in the trust account (exclusive of Maxim Group LLC’s deferred underwriting compensation plus interest thereon held in the trust account) at the time of such initial business combination. Accordingly, if our business combination requires us to use 80.0% or more of the funds available to us to pay the purchase price, because we will not know how many shareholders may exercise such redemption rights, we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

Some potential investors may choose to not invest in us because of the 35.0% threshold.

Traditionally, blank check offerings have permitted a business combination to be consummated only if less than 20.0% of the shares of common stock issued in the offering exercise their redemption rights. Since our redemption threshold is 35.0%, some potential investors may choose to not invest in us because of the greater potential amount that may be redeemed by shareholders in the event of a business combination. Therefore, our stock price and trading volume may be lower than similar companies with a lower threshold percentage.

If we are unable to consummate a business combination, our public shareholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto. Only after the expiration of this full time period will public shareholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC, including an audited balance sheet demonstrating this fact, upon consummation of this offering, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited into the trust account. Because we are not subject to Rule 419, a certain portion of the interest earned on the funds deposited in the trust account will be released to us to fund our working capital, our units will be immediately tradable and we have a longer period of time to complete a business combination. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to offerings of blank check companies” below.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation value receivable by our public shareholders from the trust account as part of our plan of dissolution and liquidation may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all significant vendors and service providers and all prospective target businesses waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, they would not be prevented from bringing claims against the trust account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public shareholders and due to claims of such creditors, the per share liquidation price could be less than $10.00 per share. If we are unable to complete a business combination and are forced to liquidate, each of our executive officers has agreed that he will be personally liable to the extent of his pro rata beneficial interest in our company immediately prior to this offering, if we did not obtain a valid and enforceable waiver from any prospective target business, vendor or other service provider of any rights or claims to the trust account and only the extent necessary to ensure that the proceeds in the trust account are not reduced by the claims of such parties. Prior to this offering, all five of our executive officers collectively own on a beneficial basis all of our outstanding shares of common stock. We have not independently verified whether such persons have sufficient funds to satisfy their indemnity obligations and, therefore, we cannot assure you that our executive officers will be able to satisfy those obligations. We believe the likelihood of our executive officers having to indemnify the trust account is minimal, because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. If any of such executive officers refused to satisfy their indemnification obligations, we would be required to bring a claim against them to enforce our indemnification rights.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts due them. An involuntary bankruptcy proceeding can be filed in the United States as long as the trust funds are maintained within the United States. Otherwise, because the Company has no other assets in the United States and is formed off-shore, any bankruptcy claim would have to be initiated elsewhere. The Marshall Islands has no bankruptcy act. It does have a little-used device pursuant to which, at the request of a judgment creditor, a court can appoint a receiver to either run or wind up the affairs of a corporation. A court can also appoint a trustee if the corporation files for dissolution to wind up the affairs. Finally, it would be possible for a Marshall Islands court to apply the law of any jurisdiction with laws similar to that of the Marshall Islands, such as those of the United States.

We will dissolve and liquidate if we do not consummate a business combination and our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our Second Amended and Restated Articles of Incorporation provides that we will continue in existence only until 24 months from the consummation of this offering. If we have not completed a business combination by such date, and amended this provision in connection thereto, pursuant to the Marshall Islands Business Corporations Act, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Marshall Islands law, shareholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with the procedures set forth in Section 106 of the Business Corporations Act, which are intended to ensure that we make reasonable provision for all claims against us, including a six month notice period during which any third-party claims can be brought against us before any liquidating distributions are made to shareholders, any liability of a shareholder with respect to a liquidating distribution is limited to the lesser of such shareholder’s pro rata share of the claim or the amount distributed to the shareholder, and any liability of the shareholder would be barred after the period set forth in such notice. However, it is our intention to make liquidating distributions to our shareholders as soon as reasonably possible after dissolution and we do not intend to comply with the six month notice period (which would result in our executive officers being liable for claims for which we did not provide). As such, to the extent our executive officers cannot cover such liabilities, our shareholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our shareholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us, which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after          , 2009 [twenty four months from the consummation of this offering], this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets, Furthermore, our board of directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors and/or complying with certain provisions of the Marshall Islands Business Corporations Act with respect to our dissolution and liquidation. We cannot assure you that claims will not be brought against us for these reasons.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

We may redeem the warrants issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, provided, however, a current registration statement under the Securities Act of 1933 relating to the shares of our common stock underlying the warrants is then effective. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefore at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants, rendering them practically worthless.

Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken and intend to use our best efforts to maintain a current registration statement covering the shares underlying the warrants following completion of this offering to the extent required by federal securities laws, we cannot assure that we will be able to do so. If we are not able to do so, holders will be unable to exercise their warrants and we will not be required to net-cash settle any such warrant exercise. Further, if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless and unredeemed, as described in the risk factor above. Holders of warrants who reside in jurisdictions in which the shares underlying the warrant are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. In the event the warrants expire worthless or we choose to redeem the warrants at a time when the holders of such warrants are unable to exercise the warrants, the purchasers of units will have effectively paid the full purchase price of the units solely for the common stock underlying such units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Because the warrants sold in the private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of such warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As a result, the holders of the warrants purchased in the private placement will not have any restrictions with respect to the exercise of their warrants. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares issuable upon their exercise.

We may consummate a business combination with a company in the maritime shipping industry, but will not be limited to pursuing acquisition opportunities only within that industry. As we have not currently selected any target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the industry or target business’ operations.

We may consummate a business combination with a company in the maritime shipping industry, but will not be limited to pursuing acquisition opportunities only within that industry. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately consummate a business combination. As we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’ operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a business combination — We have not identified a target business.”

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Based upon publicly available information, we have identified 113 blank check companies which have gone public in the United States since August 2003, of which 28 have completed a business combination, while five have liquidated or will be liquidating. The remaining 80 blank check companies have more than $7.5 billion in trust and are seeking to complete business combinations. Of these companies, only 25 companies have announced that they have entered into either a definitive agreement or a letter of intent for a business combination but not yet consummated them. Furthermore, we have identified approximately 35 additional offerings for blank check companies in the United States, that are still in the registration process but have not completed initial public offerings, and there are likely to be more blank check companies filing registration statements for initial public offerings after the consummation of this offering and prior to our completion of a business combination. We have identified 1 blank check company that is seeking to compete a business combination in the maritime shipping industry. In addition, a number of blank check companies may consummate their business combinations in any industry they choose. This, compounded with the fact that we consider business combinations in other sectors, will subject us to competition from a considerable number of other companies seeking to consummate a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our Second Amended and Restated Articles of Incorporation authorizes the issuance of up to 89,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 27,038,889 authorized but unissued shares of our common stock available for issuance (after giving effect to the appropriate reservation for the issuance of shares issuable upon full exercise of our outstanding warrants (including warrants sold in the private placement) or the representative’s option to purchase 1,000,000 units). Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Additionally, the maritime shipping industry is capital intensive, traditionally using substantial amounts of indebtedness to finance acquisitions, capital expenditures and working capital needs. If we finance any acquisitions through the issuance of debt securities, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a business combination — Selection of a target business and structuring of a business combination.”

Our existing shareholders control a substantial interest in us and thus may influence certain actions requiring shareholder vote following the consummation of our initial business combination.

Upon consummation of our offering, our existing shareholders (a group made up of all of our executive officers) will collectively own approximately 20.0% of our issued and outstanding shares of common stock (not including the 14,961,111 shares of common stock underlying the insider warrants purchased in a private placement by such executive officers), which could permit them to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination. Furthermore, our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing shareholders will continue to exert control at least until the consummation of a business combination.

Our ability to effect a business combination and to be successful afterward will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate. It is also possible that our current officers and directors will resign upon the consummation of a business combination.

Our ability to effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect several of our management and other key personnel, particularly, Georgios Koutsolioutsos, our President and Co-Chairman of the Board of Directors, and Panagiotis Zafet, our Chief Executive Officer and Co-Chairman of the Board of Directors, to remain associated with us following a business combination, we may employ other personnel following the business combination. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms as part of any such combination, which terms would be disclosed to shareholders in any proxy statement relating to such transaction. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with the combined company if they chose to do so. If a business combination were structured as a merger whereby the shareholders of the target company were to control the combined company following a business combination, it may be less likely that our current management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. If management negotiates such retention as a condition to any potential business combination, management may look unfavorably upon or reject a business combination with a potential target business whose owners refuse to retain members of our management post-business combination, thereby resulting in a conflict of interest. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as United States securities laws which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

None of our officers or directors has ever been associated with a blank check company, which could adversely affect our ability to consummate a business combination.

None of our officers or directors has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering and the private placement. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and force us to liquidate.

Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled, “Management — Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our officers, directors or their affiliates has been or currently is a principal of, or affiliated or associated with, a “blank check” company. However, Panagiotis Zafet, Simon Zafet, Roland Beberniss and Ioannis Tsigkounakis are affiliated with entities in the maritime shipping industry. They and our other officers and directors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Even though these entities have however entered into Right of First Refusal and Business Opportunity Agreements granting us a right of first refusal, which we believe ensures that we will be presented with all business combinations first, there can be no assurance that they will be complied with. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.” We cannot assure you that any of the described conflicts will be resolved in our favor.

All of our existing shareholders beneficially own shares of our common stock which will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Our existing shareholders (a group made up of all of our executive officers) have waived their right to receive distributions with respect to those shares upon our liquidation if we fail to complete a business combination. The shares and insider warrants owned by such officers and directors will be worthless if we do not consummate a business combination. Accordingly, the personal and financial interests of our executive officers who own our shares may influence their motivation in identifying and selecting a target business and completing a business combination timely. Consequently, the discretion of those executive officers in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

Since our existing shareholder will lose their entire investment in us if a business combination is not consummated and may be required to pay costs associated with our liquidation, our existing shareholders may purchase shares of our common stock from shareholders who would otherwise choose to vote against a proposed business combination or exercise their redemption rights in connection with such business combination.

Each of our existing shareholders owns shares of our common stock (which were purchased for an aggregate of $25,000) which will be worthless if we do not consummate a business combination. In addition, each of our existing shareholders will purchase warrants exercisable for our common stock (for an aggregate of $13,465,000), which will also be worthless if we do not consummate a business combination. We believe the current equity value for the shares owned by our existing shareholders is significantly lower than the $50,000,000 total value calculated at the $10.00 per unit offering price because the unit offering includes a warrant which the officers and directors did not receive, the offering may not succeed and even if it does succeed, the holders of these shares will not be able to sell or transfer them while such shares remain in escrow, except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes) and these shares are not entitled to any proceeds in case we liquidate if we do not consummate a business combination. In addition, in the event we are forced to liquidate, each of our executive officers have agreed to advance us the entire amount of the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

Given the interest that our existing shareholders have in a business combination being consummated, it is possible that our existing shareholders will acquire securities from public shareholders who have elected to redeem their shares of our common stock in order to change their vote and insure that the business combination will be approved (which could result in a business combination being approved even if, after the announcement of the business combination, 35% or more of our public shareholders would have elected their redemption rights, or 51% of our public shareholders would have voted against the business combination, but for the purchases made by our existing shareholders).

Our existing shareholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount outside of the trust account unless the business combination is consummated and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public shareholders’ best interest.

Our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the available proceeds not deposited in the trust account and the portion of the interest on the trust account released to us (which, because interest rates are unknown, may be insufficient to fund all of our working capital requirements) unless the business combination is consummated. The financial interest of our officers and directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest. For instance, our officers and directors may, as part of any such combination, negotiate the repayment of some or all of their out-of-pocket expenses in excess of the amount not placed in the trust account, which if not agreed to by the target business’ owners, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

Because all our directors and officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets may be located outside of the United States, it may be difficult for investors to enforce their legal rights against such individuals.

All of our directors and officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets may be located outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of such directors and officers under federal securities laws.

It is probable that our initial business combination will be with a single target business, which may cause us to be solely dependent on a single business and a limited number of services.

Our initial business combination must be with a business or businesses with a collective fair market value of at least 80.0% of the amount held in the trust account (exclusive of Maxim Group LLC’s deferred underwriting compensation plus up to $420,000 of interest earned thereon held in the trust account) at the time of such acquisition. We may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied, bringing the fair market value of the initial business combination below the required fair market value of 80.0% of the amount in the trust account threshold. Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if deciding between one target business meeting such 80.0% threshold and comparable multiple target business candidates collectively meeting the 80.0% threshold. Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to complete only the initial business combination with the proceeds of this offering and the private placement. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, the obligation we have to seek shareholder approval of a business combination may delay the consummation of a transaction, and our obligation to redeem for cash up to one share less than 35.0% of the total number of shares of common stock sold in this offering in certain instances will limit the manner in which we can structure a business combination (i.e. we will not be able to undertake an all cash acquisition) and may reduce the resources available to us for such purpose, as well as for funding a target company’s business. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

As we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds not held in trust (including interest earned on the trust account released to us) in search of a target business, or because we become obligated to redeem for cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not in the trust account (including amounts we borrowed, if any) to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds, if such payment was large enough and we had already used up the funds allocated to due diligence and related expenses in connection with the aborted transaction, we could be left with insufficient funds to continue searching for, or conduct due diligence with respect to, other potential target businesses. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would dissolve and liquidate the trust account as part of our plan of dissolution and liquidation. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or existing shareholders is required to provide any financing to us in connection with or after a business combination.

Risks Associated With Our Acquisition of a Target Business in the Maritime Shipping Industry

If charter rates fluctuate and the maritime shipping industry continues to undergo cyclical turns, it may have a negative impact on our profitability and operations.

The maritime shipping business, including the dry cargo market, has been cyclical in varying degrees, experiencing fluctuations in charter rates, profitability and, consequently, vessel values.

A significant contraction in demand for imported commodities, such as iron ore or coal, as a result of economic downturns or changes in government policies in certain regional markets could have a material adverse impact on dry cargo freight rates, as well as the demand, in general for vessels. For instance, a downturn in the economy of countries such as China, which has experienced substantial global economic growth during the past few years, could negatively affect the shipping industry. The demand for dry cargo vessels is also greatly affected by the demand for consumer goods and perishable foods, dry bulk commodities and bagged and finished products, as well as commodity prices, environmental concerns and competition. The supply of maritime shipping capacity is also a function of the delivery of new vessels and the number of older vessels scrapped, in lay-up, converted to other uses, reactivated or removed from active service. Supply may also be affected by maritime transportation and other types of governmental regulation, including that of international authorities. These and other factors may cause a decrease in the demand for the services we may ultimately provide. As a result, the operations of any prospective target business we may ultimately complete a business combination with may be adversely affected.

Changes in the maritime shipping industry may reduce the demand for the types of vessels we seek to acquire or the services we may ultimately provide and thereby reduce our profitability.

The future demand for vessels in the markets in which we may ultimately operate will be dependent, in large part, upon economic growth in the global economy, seasonal and regional changes in demand and changes to the capacity of the world fleet. Adverse economic, political, social or other negative developments could have a material adverse effect on the business that we may ultimately complete a business combination with. Many of the markets in which dry cargo vessels operate have been characterized by oversupply. This is frequently the result of an overestimated growth in demand for these vessels in the applicable shipping markets. For example, an oversupply of vessels carrying bulk cargo may be due to, among other factors, an overestimation in the demand for imports of bulk commodities like grain, sugar, iron ore or coal. While it is our intention to complete a business combination with a target business that operates in a market that will afford the greatest value for the vessels that we ultimately own and operate, we cannot assure you that we will be able to successfully acquire a business that provides the valuable market that we seek, or that the value of the vessels that we ultimately acquire will maintain their value in any of these markets. Operating results may be subject to seasonal fluctuations.

The maritime shipping industry has historically exhibited seasonal variations in demand and, as a result, in charter hire rates. This seasonality may result in quarter-to-quarter volatility in our operating results. The dry bulk carrier market is typically stronger in the fall and winter months in anticipation of increased consumption of coal and other raw materials in the northern hemisphere during the winter months. In addition, unpredictable weather patterns in these months tend to disrupt vessel scheduling and supplies of certain commodities. As a result, revenues are typically weaker during the fiscal quarters ended June 30 and September 30, and, conversely, typically stronger in fiscal quarters ended December 31 and March 31.

If we were to acquire vessels or a company with agreements to purchase individual vessels, it is highly unlikely that proxy materials provided to our shareholders would include historical financial statements and, accordingly, investors will not have historical financial statements on which to rely in making their decision whether to vote for the acquisition.

If we were to acquire vessels or a company with agreements to purchase individual vessels, it is possible that the proxy statement we would send to shareholders would, unless otherwise required by applicable law and regulations, not contain audited or unaudited historical financial statements with respect to the such vessels. Although we would provide such audited or unaudited historical financial statement if required by applicable law or regulations, such historical financial statements are not often required, and, therefore, shareholders voting on a proposed transaction would not have the benefit of financial statements of past operations. The reason that we may not be required to provide audited historical information is because the business combination would be viewed as an acquisition of assets instead of an acquisition of a business. It is consistent with shipping industry precedent in that audited historical financials would not be required, because typically the acquiring company would not have access to such information. However, whether an acquisition is actually deemed to be that of assets (instead of a business) is based on an analysis of the facts and circumstances involved, taking to consideration a number of variables that generally would reflect upon whether there is sufficient continuity of the acquired entity’s operations prior to and after the acquisition so that the disclosure of the historical information is material to the understanding of future operations. Some of these factors would include whether new charter agreements will be entered into, if the vessel’s flag will change, or whether existing crew will continue and if so under pre-existing or new contracts. We are unable to predict the facts and circumstances surrounding any possible future acquisition of vessels (whether the acquisition will be structured as an acquisition of assets or an operating business), and accordingly cannot provide assurances with respect to the provision of audited historical financial information. If however, we determined that such audited historical financial information was not required, in the proxy statement, we would send to our shareholders would contain the same information that would typically be provided in the prospectus for an initial public offering of a start-up shipping company, such as: (i) historical and prevailing market rates for vessels on the basis of type, age and proposed employment; (ii) our expectations of future market trends and proposed strategy for employment of the vessels; (iii) our anticipated operational (overhead) expenses; and (iv) the valuation of the vessels as assets generally (i.e., whether they are new buildings or second-hand and the type of vessel), all of which, in turn, depend on the sector of the shipping industry in which we consummate such a business combination. Thus, you would not necessarily be able to rely on historical financial statements when deciding whether to approve a business combination involving the acquisition of vessels or a company with agreements to purchase individual vessels.

To the extent that our business combination consists of the acquisition of assets that do not have historical financial information, and they are ocean-going motor vessels, we will determine whether such business combination has a fair market value of at least 80.0% of the amount in our trust account (exclusive of Maxim Group LLC’s deferred underwriting compensation plus interest thereon held in the trust account) based on the value of the assets, as determined by the advice of our ship broker and financial advisors consistent with industry practice. Such valuation will factor in, among other things, the revenue stream generated from ongoing charter arrangements, to the extent that the vessels have any charter arrangements that will continue after the business combination, and future forward rates, as quoted on the International Maritime Exchange (Imarex).

If a business combination involves the ownership of vessels, such vessels could be arrested by maritime claimants, which could result in the interruption of business and have an adverse effect on revenue and profitability.

Crew members, tort claimants, claimants for breach of certain maritime contracts, vessel mortgagees, suppliers of goods and services to a vessel, shippers of cargo and other persons may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages, and in many circumstances a maritime lien holder may enforce its lien by “arresting” a vessel through court processes. Additionally, in certain jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest not only the vessel with respect to which the claimant’s lien has arisen, but also any “associated” vessel owned or controlled by the legal or beneficial owner of that vessel. If any vessel ultimately owned and operated by us is “arrested”, this could result in a material loss of revenues, or require us to pay substantial amounts to have the “arrest” lifted.

The ownership and operation of vessels in international trade is susceptible to world events, which could be detrimental to our financial condition and operating performance.

Terrorist attacks such as the attacks on the United States on September 11, 2001 and the continuing response of the United States to these attacks, as well the threat of future terrorist attacks in the United States or elsewhere, continue to cause uncertainty in the world financial markets and may affect our business, operating results and financial condition. The continuing conflict in Iraq may lead to additional acts of terrorism and armed conflict around the world, which may contribute to further economic instability in the global financial markets. In the past, political conflicts have also resulted in attacks on vessels, mining of waterways and other efforts to disrupt international shipping, particularly in the Persian Gulf region. Acts of terrorism and piracy have also affected vessels trading in regions such as the South China Sea and the Indian Ocean off the Somalian Coast. Any of theses occurrences could impair our operating results.

Governments could requisition vessels of a target company during a period of war or emergency, resulting in a loss of earnings.

If we consummate a business combination with a target company in the transportation business, a government could requisition our vessels for title or hire. Requisition for title occurs when a government takes control of a vessel and becomes her owner, while requisition for hire occurs when a government takes control of a vessel and effectively becomes her charter at dictated charter rates. Generally, requisitions occur during periods of war or emergency, although governments may elect to requisition vessels in other circumstances. Although a target company would be entitled to compensation in the event of a requisition of any of its vessels, the amount and timing of payment would be uncertain.

If we experience a catastrophic loss and our insurance is not adequate to cover such loss, it could have a material adverse affect on our operations.

If we consummate a business combination in the shipping related industry and acquire ownership and operation of vessels, storage facilities and refineries our business could be affected by a number of risks, including mechanical failure, personal injury, loss or damage, business interruption due to political conditions in foreign countries, hostilities, labor strikes, adverse weather conditions and catastrophic disasters, including environmental accidents. All of these risks could result in liability, loss of revenues, increased costs and loss of reputation. We intend to maintain insurance, consistent with industry standards, against these risks on business assets we may acquire upon completion of a business combination. However, we cannot assure you that we will be able to adequately insure against all risks, that any particular claim will be paid out of our insurance, or that we will be able to procure adequate insurance coverage at commercially reasonable rates in the future. Our insurers will also require us to pay certain deductible amounts, before they will pay claims, and insurance policies may contain limitations and exclusions, which, although we believe will be standard for the shipping industry, may nevertheless increase our costs and lower our profitability. Additionally, any increase in environmental and other regulations may also result in increased costs for, or the lack of availability of, insurance against the risks of environmental damage, pollution and other claims for damages that may be asserted against us. Our inability to obtain insurance sufficient to cover potential claims or the failure of insurers to pay any significant claims, could have a material adverse effect on our profitability and operations.

We may incur significant costs in complying with environmental, safety and other governmental or European Union regulations and our failure to comply with these regulations could result in the imposition of penalties, fines and restrictions on our operations.

The shipping industry is subject to extensive and changing environmental protection, safety and other federal, state and local laws, rules, regulations and treaties, and other regulations imposed by the European Union, compliance with which may entail significant expense, including expenses associated with changes in operating procedures. We cannot assure you that we will be able to comply with all laws, rules, regulations and treaties following a business combination. If we are unable to adhere to these requirements, it could result in the imposition of penalties and fines against us, and could also result in the imposition of restrictions on our business and operations. Furthermore, the costs of compliance also could have a material adverse effect on our profitability and operations.

Inherent in our operations are hazards which require continual oversight and control.

If we consummate a business combination, we may be engaged in transporting and refining materials with potential toxicity in the course of our business. There is a risk of loss of containment of hydrocarbons and other hazardous material at operating sites and during transportation. If operational risks materialized it could result in loss of life, damage to the environment or loss of production.

Political instability could harm our business.

We may target businesses that have operations in developing countries where political, economic and social transition is taking place. Some countries have experienced political instability, expropriation or nationalization of property, civil strife, strikes, acts of war and insurrections. Any of these conditions occurring could disrupt or terminate our operations, causing our operations to be curtailed or terminated in these areas or our production to decline and could cause us to incur additional costs.

Our business is subject to foreign currency risks.

If we consummate a business combination with a target business with operations outside of the United States, our business will be subject to foreign currency risks. These risks include

•	difficulty in converting local currencies to U.S. dollars; and

•	the market for conversion of local currency into other currencies may deteriorate or cease to exist.

Fluctuation in exchange rates can therefore give rise to foreign exchange exposures.

A foreign subsidiary that we may form may become subject to United States federal income taxation on its United States source shipping income.

Prior to the announcement of a potential business combination, we may form a foreign (non-U.S.) subsidiary (the “Foreign Subsidiary”), which will be treated as a corporation for U.S. federal income tax purposes, to negotiate, and if shareholder approval is obtained, ultimately complete, the acquisition of a target business. In such event, we will attempt to have the Foreign Subsidiary qualify under Section 883 of the U.S. Internal Revenue Code of 1986, as amended, for an exemption from United States federal income tax on substantially all of its United States source shipping income. We can give no assurance that the Foreign Subsidiary will qualify for the Section 883 exemption. If the Foreign Subsidiary does not qualify for an exemption pursuant to Section 883, it will be subject to United States federal income tax, likely imposed on a gross basis at 4.0%, on its United States source shipping income, which should constitute not more than 50.0% of its gross shipping income, and its net income and cash flow will be reduced by the amount of such tax.

If we acquire a business that charters vessels on the spot market, it may increase our risk of doing business following the business combination.

We may complete a business combination with a business that involves the chartering of vessels on a spot charter basis, either on voyage charters or short-term time charters of less than 12 months’ duration. Although dependence on spot charters is not unusual in the shipping industry, the spot charter market is highly competitive and spot charter rates are subject to significant fluctuations based upon available charters and the supply of and demand for seaborne shipping capacity. Although our focus on the spot charter market may enable us to benefit from strengthening industry conditions should they occur, to do so we may be required to consistently procure spot charter business. We cannot assure you that spot charters will be available at rates that will be sufficient to enable us to operate our business profitably.

If a target company has or obtains a vessel that is of second-hand or older nature, it could increase our costs and decrease our profitability.

We believe that competition for employment of second-hand vessels may be intense in the dry cargo market. Additionally, second-hand vessels may carry no warranties from sellers with respect to their condition as compared to warranties from shipyards available for newly-constructed vessels, and may be subject to problems created by the use of their original owners. If we purchase any second-hand vessels, we may incur additional expenditures as a result of these risks, which may reduce our profitability.

While it will be our intention if we acquire a target business in this area to sell or retire our vessels before they are considered older vessels, under shipping standards, in the rare case where we continue to own and operate a vessel for a longer period, we could be faced with the additional expenditures necessary to maintain a vessel in good operating condition as the age of a vessel increases. Moreover, port-state authorities in certain jurisdictions may demand that repairs be made to this type of vessel before allowing it to berth at or depart a particular port, even though that vessel may be in class and in compliance with all relevant international maritime conventions. Should any of these types of problems or changes develop, income may be lost if a vessel goes off-hire and additional unforeseen and unbudgeted expenses may be incurred. If we choose to maintain any vessels past the age that we have planned, we cannot assure you that market conditions will justify expenditures with respect to any of the foregoing or enable us to operate these vessels profitably.

Management services relating to a target company’s vessels may be performed by management companies that are affiliates of our officers and directors which could result in potential conflicts of interest.

Panagiotis Zafet is the managing director of Balthellas Chartering S.A., a private company engaged in ship management and ship broking. Simon Zafet is the Chief Executive Officer of Hellasco Shipping Ltd., a private shipping company. Elias M. Culucundis is the President, Chief Executive Officer and Director of Equity Shipping Company Ltd., a company specializing in the startup, management and operation of commercial and technical shipping projects. Roland Beberniss is the founder and managing director of RBB Shipping GmbH.

If we complete a business combination that involves the acquisition of vessels, we may consider engaging the services of one or more management companies to provide technical and management services, relating to the operation of such vessels. Whether or not members of existing management remain our officers or directors post business combination, it is possible that these management services will be performed by management companies that are controlled by one or more of our existing shareholders, officers or directors (for example, by acting as our fleet’s technical managers and performing all commercial management functions). The management companies may receive fees and commissions on gross revenue received by us in respect of each vessel managed, a commission on the gross sale or purchase price of vessels which we purchase or sell, and a commission on all insurance placed. If members of our existing management remain as members of management following a business combination, the relationships between our officers and directors and the applicable management companies may give rise to conflicts of interest between us on the one hand and the management companies on the other. In addition, as some of our officers and directors hold senior management positions with the management companies described above, these individuals may experience conflicts of interest in selecting between our interests and those of the applicable management companies.

Because certain financial information will be required to be provided to our shareholders in connection with a proposed business combination, prospective target businesses may be limited.

In order to seek shareholder approval of a business combination with an operating business in the shipping industry, the proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with the standards of the United States Public Company Accounting Oversight Board. Some of the businesses in the shipping industry may not keep financial statements in accordance with, or that can be reconciled with, U.S. generally accepted accounting principles. To the extent that the required financial statements or information cannot be prepared or obtained, we will not be able to complete a business combination with such entities. Accordingly, these financial information requirements may limit the pool of potential target businesses which we may acquire.

Risks Associated With This Offering

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than would typically be the case if we were an operating company rather than an acquisition vehicle.

Before this offering there has been no public market for any of our securities. The public offering price of the units, the terms of the public warrants and the aggregate proceeds we are raising and the amount to be placed in the trust account were negotiated between us and the representative of the underwriters. Among the factors considered in making these determinations were:

•	our management’s assessment of the amount of funds necessary to complete an acquisition in the maritime shipping industry;

•	the history and prospects of other blank check companies whose principal business is the acquisition of other companies;

•	the actual and proposed offerings of those companies, including the structure and size of the offerings;

•	an assessment of our management team and its experience in identifying acquisition targets and structuring acquisitions;

•	our capital structure;

•	the general conditions of the capital markets that we expect to prevail at the time of the offering;

•	the likely competition for acquisition targets; and

•	the likely number of potential targets.

Furthermore, since we do not have an operating history or financial results and we have not begun to investigate potential target businesses whose operations could be evaluated, the underwriters were unable to compare our financial results and prospects with those of public companies operating in the same maritime shipping industry, nor could they determine the accuracy of our estimate of the amount needed to fund our operations for the next 24 months.

In addition, because we have not identified any potential target businesses, our assessment of the financial resources necessary to complete a business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate a business combination and we would be forced to either seek additional financing or liquidate.

Our founding shareholders paid an aggregate of $25,000, or approximately $0.0038 per share for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to you in this offering. (Pro forma net tangible book value is computed by subtracting our total liabilities (including the value of common stock which may be redeemed for cash) from our total tangible assets and dividing that amount by the number of outstanding shares of our common stock.) After giving effect to the offering and the private placement, you will incur an immediate and substantial dilution of approximately 27.7% or $2.77 per share. This means that although the initial offering price was $10.00 per unit, the pro forma net tangible book value per share following this offering will be only $7.23. The fact that our founding shareholders acquired their initial shares of common stock at a price of approximately $0.0038 per share will contribute significantly to this dilution.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

Following the offering we will have issued warrants to purchase 34,961,111 shares of common stock (which includes the warrants sold in the private placement). We will also sell upon the consummation of this offering an option for $100, to purchase 1,000,000 units to Maxim Group LLC, the representative of the underwriters, which, if exercised, will result in the issuance of 1,000,000 shares of common stock and additional warrants to purchase 1,000,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise or conversion of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised or converted, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our existing shareholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing shareholders are entitled to demand that we register the resale of the shares of common stock they acquired prior to this offering at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will not be before 12 months after the date of our business combination. Furthermore, we have agreed to grant demand registration rights with respect to the 14,961,111 insider warrants purchased in the private placement and the 14,961,111 shares of common stock underlying the insider warrants at any time after we have completed a business combination. If our existing shareholders exercise their registration rights with respect to all of their shares of common stock, then there will be up to an additional 5,000,000 shares of common stock and 14,961,111 warrants and/or up to 14,961,111 shares of common stock issued on exercise of the insider warrants eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect the exercise may have on the trading market for our common stock.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

As of the consummation of this offering there is no market for our securities. Therefore, shareholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to apply to have our securities listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to, or following, a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

U.S. tax authorities could treat the Foreign Subsidiary as a “passive foreign investment company,” which could have adverse U.S. federal income tax consequences to U.S. investors.

In the event we form the Foreign Subsidiary, and such subsidiary were determined to be a passive foreign investment company, known as a “PFIC”, U.S. Holders (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — General” ) could be subject to adverse United States federal income tax consequences. Specifically, if the Foreign Subsidiary were determined to be a PFIC for any taxable year, each U.S. Holder may be subject to increased U.S. federal tax income tax liability and may be subject to additional reporting requirements. In general, the Foreign Subsidiary will be classified as a PFIC for any taxable year in which either (1) at least 75.0% of its gross income is passive income or (2) at least 50.0% of the value (determined on the basis of a quarterly average) of its assets is attributable to assets that produce or are held for the production of passive income. For purposes of these tests, cash, including working capital, and investments are considered assets that produce or are held for the production of passive income. We cannot assure you that the Foreign Subsidiary will not be a PFIC. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules.”

A U.S. Holder of a warrant may have adverse U.S. federal income tax consequences if its warrant becomes exercisable into shares of the Foreign Subsidiary and the Foreign Subsidiary were to be classified as a PFIC.

As discussed in the section of this prospectus captioned “Taxation — United States Federal Income Taxation— U.S. Holders — Passive Foreign Investment Company Rules,” if a warrant held by a U.S. Holder becomes exercisable into shares of the Foreign Subsidiary, and the Foreign Subsidiary were to be classified as a PFIC, the U.S. Holder of the warrant generally will be subject to adverse U.S. federal income tax consequences. Unlike a U.S. Holder of our common stock (who will be deemed to own a portion of the shares of the Foreign Subsidiary), a U.S. Holder of a warrant generally will not be able to mitigate these adverse tax consequences by making a qualified electing fund (“QEF”) election with respect to its warrants. A U.S. Holder of a warrant is urged to consult its own tax advisor concerning the adverse tax consequences that may result to such holder by reason of the application of the PFIC rules to a warrant under such holder’s particular circumstances.

An investment in this offering may involve adverse U.S. federal income tax consequences because the redemption or liquidation price per share is greater than an investor’s initial tax basis in our common stock.

There is a risk that an investor’s entitlement to receive payments in excess of the investor’s initial tax basis in our common stock (see “Taxation — United States Federal Income Taxation — Allocation of Purchase Price Between Common Stock and Warrants”) upon exercise of the investor’s redemption right or upon our liquidation will result in constructive income to the investor, which could affect the timing and character of income recognition and result in an immediate U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of purchasing, holding or disposing of our units.

As we have made an election to be classified as a partnership for U.S. federal income tax purposes, U.S. investors may have taxable income in advance of their receipt of cash.

We have made an election to be classified as a partnership, and not as an association taxable as a corporation, for U.S. federal income tax purposes. As a result of such election, and subject to our meeting the qualifying income test described below, a U.S. Holder of an Interest (as such term is defined in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — Allocation of Purchase Price Between Common Stock and Warrants”) generally will be subject to U.S. federal income tax on such holder’s distributive share of our taxable income or gain (which, however, in general, will not include the income from any tax-exempt money market accounts in which we invest), regardless of whether such U.S. Holder receives any distribution from us. Thus, in any year, such U.S. Holder’s distributive share of taxable income from us (and, possibly, the taxes imposed on that income) could exceed the amount, if any, that such holder receives as a distribution from us.

U.S. investors may be subject to adverse tax consequences if we fail to be treated as a partnership for U.S. federal income tax purposes

As discussed in “Taxation — United States Federal Income Taxation — Classification as a Partnership,” even though we may constitute a publicly traded partnership, we expect that we will continue to be treated as a partnership for U.S. federal income tax purposes for each taxable year that we meet a qualifying income test (i.e., at least 90.0% of our gross income consists of qualifying income, such as interest, dividends, and gains from the sale or other taxable disposition of capital assets held for the production of such income). If we fail to meet the qualifying income test in any taxable year, then from and after the beginning of that tax year, we will be treated as a foreign corporation, and not a partnership, for U.S. federal income tax purposes. In such case, U.S. Holders may be subject to certain adverse tax and reporting issues. In particular, if we are treated as a foreign corporation, and not a partnership, for U.S. federal income tax purposes, we may be classified as a PFIC, as defined above, in which case a U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. In addition, as a corporation for U.S. federal income tax purposes, our income, gain, loss, deduction, credit and tax preference items would not be passed through to U.S. Holders (as described under “Taxation — United States Federal Income Taxation — U.S. Holders — Taxation of Operations and Distributions”), and subject to the PFIC rules, distributions to U.S. Holders generally would be taxable as dividends for U.S. federal income tax purposes.

U.S. investors may recognize gain for U.S. federal income tax purposes on the actual or deemed transfer of our assets to a foreign corporation.

In the event we form the Foreign Subsidiary and transfer all or substantially all of our assets to it, or we otherwise are deemed to have been converted to a foreign corporation for U.S. federal income tax purposes, U.S. Holders may recognize gain (but not loss) to the extent of their share of any appreciation in the value of our assets at the time of such deemed or actual transfers and may also be subject to certain reporting obligations. U.S. Holders are urged to consult their own tax advisors concerning the tax consequences of such transactions, including any reporting requirements with respect thereto.

A U.S. Holder of a warrant may have adverse U.S. federal income tax consequences if we were to liquidate pursuant to a shareholder vote following the formation of and the transfer of our assets to the Foreign Subsidiary.

As discussed in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Tax and Reporting Issues as to Formation of Foreign Subsidiary,” in the event we form and transfer all or substantially all of our assets to the Foreign Subsidiary in connection with a proposed business combination, under certain circumstances (particularly if we were to then liquidate our company or merge our company into the Foreign Subsidiary pursuant to a separate shareholder vote in which the warrant holders would not participate), the Foreign Subsidiary will assume our obligations under the warrants, and a U.S. Holder of a warrant will have the right, under certain conditions, to exercise the warrant for shares in the Foreign Subsidiary (and not for an Interest in us). While we expect that this assumption and right (which is provided for under the original terms of the warrant) should not result in a taxable event to a U.S. Holder of a warrant, such U.S. Holder should nevertheless consult its own tax advisor concerning the tax consequences of such transaction under such holder’s particular circumstances.

An investor may be subject to adverse U.S. federal income tax consequences in the event the Internal Revenue Service (“IRS”) were to disagree with the U.S. federal income tax consequences described herein.

As described in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — General,” we have not sought a ruling from the IRS as to any U.S. federal income tax consequences described herein. The IRS may disagree with the descriptions of U.S. federal income tax consequences contained herein, and its determination may be upheld by a court. Any such determination could subject an investor or our company to adverse U.S. federal income tax consequences that would be different than those described herein. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of our common stock and warrants, including the applicability and effect of state, local or non-U.S. tax laws, as well as U.S. federal tax laws.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

We may be deemed to be an investment company, as defined under Sections 3(a)(1)(A) and (C) of the Investment Company Act of 1940 because, following the offering and prior to the consummation of a business combination, we may be viewed as engaging in the business of investing in securities and we will own investment securities having a value exceeding forty percent of our total assets. If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities;

which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

However, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trustee in Treasury Bills issued by the United States with maturity dates of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment

Company Act of 1940. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in this trust account to our public shareholders as part of our plan of dissolution and liquidation. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors owns shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out- of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination, in which event this reimbursement obligation would in all likelihood be negotiated with the owners of a target business. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent” under the policies of the North American Securities Administrator Association, we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public shareholders.

Because we may acquire a company located outside of the United States, we may be subject to various risks of the foreign jurisdiction in which we ultimately operate.

If we acquire a company that has sales or operations outside the United States, we could be exposed to risks that negatively impact our future sales or profitability following a business combination, especially if the acquired company is in a developing country or a country that is not fully market-oriented. If we were to acquire a business that operates in such a country, our operations might not develop in the same way or at the same rate as might be expected in the United States or another country with an economy similar to the market-oriented economies of member countries which are members of the Organization for Economic Cooperation and Development, or the OECD (an international organization helping governments through the economic, social and governance challenges of a globalized economy).

We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law, causing our public shareholders to have more difficulty in protecting their interests.

Our corporate affairs are governed by our Second Amended and Restated Articles of Incorporation and By-laws and by the Marshall Islands Business Corporations Act, or BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain United States jurisdictions. Shareholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, our public shareholders may have more difficulty in protecting their interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a

United States jurisdiction. For more information with respect to how shareholder rights under Marshall Islands law compares with shareholder rights under Delaware law, please see the section entitled “Marshall Islands Company Considerations.”

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities might be depressed, and you might find it more difficult to sell our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete a combination with one or more target businesses;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination;

•	executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements and their shares of common stock would become eligible for later release from escrow;

•	potential inability to obtain additional financing to complete a business combination;

•	limited pool of prospective target businesses;

•	securities’ ownership being concentrated;

•	potential change in control if we acquire one or more target businesses for stock;

•	risks associated with operating in the shipping industry;

•	public securities’ limited liquidity and trading, as well as the current lack of a trading market;

•	delisting of our securities from the American Stock Exchange or an inability to have our securities quoted on the American Stock Exchange following a business combination; or

•	use of proceeds not in trust or available to us from interest income, net of income taxes, on the trust account balance, and our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/ or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without	Over-Allotment
	Over-Allotment	Option
	Option	Exercised

Gross proceeds(1)
Private placement	$13,465,000	$13,465,000
Offering	200,000,000	230,000,000

Total	$213,465,000	$243,465,000

Offering and private placement expenses(2)
Underwriting discount(3)	7,500,000	8,175,000
Underwriting non-accountable expense allowance (1.0% of gross proceeds)	2,000,000	2,000,000
Deferred underwriting compensation(4)	4,500,000	5,625,000
Legal fees and expenses	650,000	650,000
Amex listing fees and expenses	80,000	80,000
Miscellaneous expenses	17,415	17,415
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	65,000	65,000
SEC registration fee	12,235	12,235
NASD registration fee	40,350	40,350

Total offering expenses	$14,965,000	$16,765,000

Net proceeds
Not held in trust(5)	$3,000,000	$2,325,000
Held in trust for our benefit	195,500,000	224,375,000

Total net proceeds	$198,500,000	$226,700,000

Adjustments
Deferred underwriting compensation to be held in trust(3)(4)	4,500,000	5,625,000

Total held in trust — $10.00 per unit (100.0%)	$200,000,000	$230,000,000

(1)	Excludes the payment of $100 from Maxim Group LLC for its purchase option, proceeds from the sale of units under the unit purchase option and proceeds from the exercise of any warrants.

(2)	A portion of the offering expenses, including SEC registration fees, NASD filing fees, AMEX filing fees and legal and accounting fees, have been paid from the loans aggregating $450,986 from five of our officers and directors, which loans shall be repaid upon the consummation of this offering out of the proceeds of this offering not placed in trust.

(3)	Represents 3.75% of the gross proceeds from the sale of the 20,000,000 units in this offering ($7,500,000) and 2.25% of the gross proceeds from the sale of the 3,000,000 units subject to the underwriters’ over-allotment option (an additional $675,000 for a total of $8,175,000).

(4)	Represents 2.25% of the gross proceeds from the sale of the 20,000,000 units in this offering ($4,500,000) and 3.75% of the gross proceeds from the sale of the 3,000,000 units subject to the underwriters’ over-allotment option (an additional $1,125,000 for a total of $5,625,000) that will be deposited into the trust account and paid to Maxim Group LLC only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been redeemed. If a business combination is not consummated and we are liquidated, such amounts will be distributed among our public shareholders. In addition, in the event of a business combination the amount of deferred underwriting compensation payable to Maxim Group LLC will have priority over other claims to the trust account.

(5)	Not held in trust for over-allotment exercise. Gives effect to payment of up to $675,000 of the costs and expenses associated with the exercise of the over-allotment option from funds outside the trust account upon closing of the exercise of the over-allotment option. We are permitted to draw up to $675,000 of interest earned on the trust account to replace $675,000 used to pay certain of the costs and expenses associated with the over-allotment option.

	Amount	Percentage

Estimated expenses related to a business combination — to be paid from $3,000,000 outside of the trust account allocated for working capital purposes)
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination	$600,000	20.0%
Due Diligence, identification and research of prospective target business and reimbursement of out of pocket due diligence expenses to management	700,000	23.33%
Working capital and reserves (including finders’ fees, consulting fees or other similar compensation, potential deposits, down payments, franchise taxes (if any), funding of a “no-shop” provision with respect to a particular business combination and dissolution obligations and reserves, if any)	670,000	22.33%
Expenses incurred in connection with quarterly interest distributions to our public stockholders and related administrative and professional costs in connection with election to be classified as a partnership for United States Federal income tax purposes	630,000	21.0%
Payment for office space and administrative and support services ($7,500 per month for up to 2 years)	180,000	6.00%
Legal and accounting fees relating to SEC reporting obligations	70,000	2.33%
Directors’ and Officers’ Liability Insurance	150,000	5.00%

Total estimated expenses related to a business combination(6)	$3,000,000	100.0%

(6)	Does not reflect $675,000 additional costs and expenses associated with the exercise of the over-allotment option, to be paid from funds held outside of the trust account and replaced with interest earned on the trust account. Such amount shall be adjusted ratably, to the extent the over-allotment option is not exercised in full.

On the closing date of this offering, $200,000,000, or $230,000,000 if the underwriters’ over-allotment option is exercised in full, will be placed in a trust account at Deutsche Bank Trust Company Americas maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. This amount includes the net proceeds of this offering and a portion of the proceeds from the private placement, and $4,500,000 ($5,625,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting compensation to be paid to Maxim Group LLC if and only if, a business combination is consummated.

The proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or the liquidation of the trust account in the event we do not consummate a business combination. The proceeds held in the trust account (exclusive of Maxim Group LLC’s deferred underwriting compensation plus up to $420,000 of interest earned thereon held in the trust account) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business (other than amounts paid for finders’ or professional fees or amounts paid for any fees or costs incurred in connection with any debt or equity financing made in connection with the business combination) may be used to finance operations of the target business.

We expect to allocate the $3,000,000 funds identified for working capital as follows:

Allocation of Working Capital(1)	Amount

Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination	$600,000
Due diligence, identification and research of prospective target business and reimbursement of out of pocket due diligence expenses to management	700,000
Working capital and reserves (including finders’ fees, consulting fees or other similar compensation, potential deposits, down payments, franchise taxes (if any), funding of a “no-shop” provision with respect to a particular business combination and dissolution obligations and reserves, if necessary(2))	670,000
Expenses incurred in connection with quarterly interest distributions to our public stockholders and related administrative and professional costs in connection with election to be classified as a partnership for United States Federal income tax purposes(3)	630,000
Payment for office space and administrative and support services ($7,500 per month for up to 2 years)	180,000
Legal and accounting fees relating to SEC reporting obligations	70,000
Directors’ and Officers’ Liability Insurance	150,000

Total	$3,000,000

(1)	The allocation below is an estimate and may not prove to be accurate.

(2)	We currently estimate that we would require approximately $15,000 to implement our plan of dissolution in the event we do not consummate a business combination.

(3)	Consists of two years of fees in connection with the quarterly payment of interest earned on the trust account (approximately $10,000 to $15,000 annually) and administrative costs associated with our election to be treated as a partnership for United States Federal income tax purposes (approximately $250,000 to $300,000 annually).

We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors, but is expected to include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities.

It is also possible that we could use a portion of our working capital to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), if such payment was large enough and we had already used up the funds available for due diligence and related expenses in connection with the aborted transaction, we could be left with insufficient funds to continue searching for, or conduct due diligence with respect to, other potential target businesses. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. It is possible that our existing shareholders could advance us the additional required funds, thereby increasing the amount of excess out-of-pocket expenses to be reimbursed following a business combination.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

We believe that the amount allocated to working capital will be sufficient to cover the costs related to the acquisition of a target business and reimbursement costs, even if the costs of due diligence, legal, accounting and other expenses of structuring and negotiating a business combination exceed our estimates.

As of the consummation of this offering, our executive officers have advanced to us a total of $450,986, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee, AMEX Listing fees, legal fees and expenses and an advance on Maxim’s non accountable expense allowance. Such loan will be payable with 4.0% annual interest on the closing of this offering. The loan will be repaid out of the proceeds of this offering not being placed in trust.

The funds held in the trust account will be invested only in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. By restricting the investment of the proceeds of this offering to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

No compensation of any kind (including finder’s and consulting fees) will be paid to any of our existing shareholders, officers or directors, or any of their affiliates, from us or from any other party for any services rendered to us prior to or in connection with the consummation of the business combination. Our existing shareholders, officers and directors, will only be entitled to receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf. To the extent that such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination, in which event this reimbursement obligation would in all likelihood be negotiated with the owners of a target business. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Although we are formed as a corporation under the laws of the Republic of the Marshall Islands, for United States federal income tax purposes, we elected to be classified as a partnership, and not as a corporation. Because we have elected to be treated as a partnership for U.S. federal income tax purposes, U.S. investors may be subject to U.S. federal income tax on their distributive shares of our taxable income or gain (whether or not distributed). As a means to pass down to our public shareholders the benefit of the interest that is earned on the trust account, our Second Amended and Restated Articles of Incorporation requires that we distribute the interest earned on the trust account to our public shareholders, and that we make quarterly distributions (which are intended to be at least equal to any such tax liability) in US dollars of interest income earned on the trust account (less any taxes payable by us and exclusive of (i) up to $420,000 of interest earned on Maxim Group LLC’s deferred underwriting compensation held in the trust account and (ii) up to an aggregate of $675,000 of interest income on the proceeds in the trust account that we may draw in the event the over-allotment option is exercised in full) on a pro-rata basis to our public shareholders until the earlier of the consummation of a business combination or our liquidation. This is atypical of other offerings of this type, where a significant portion, if not all, of the interest earned on the trust account pending the consummation of a business combination is added to the funds held in the trust account and either disbursed as payment for part of the purchase price for a business combination, or maintained for working capital purposes to be used following the consummation of a business combination.

Pursuant to our Second Amended and Restated Articles of Incorporation, distributions will be made on a quarterly basis within 15 days of the end of the prior quarter to shareholders of record on a date to be determined by our Board of Directors which we expect to be on or shortly following the fifth business day following the end of the prior quarter.

The first distribution will be made following the end of the December 31, 2007 quarter and will include interest which accrues during the period commencing on the close of the offering through December 31, 2007. We expect that within three business days following the end of each fiscal quarter (commencing with the quarter ending December 31, 2007), our accounting consultants will have sufficient opportunity to review our monthly investment account statements and to calculate the amount to be distributed to each of our public shareholders, our board of directors will meet to officially fix the record date with respect to the distribution of dividends earned during the immediately preceding quarter (or, in the case of the first distribution, the period commencing on the closing of the offering through December 31, 2007) and we will announce the record date and distribution to the public by means of a press release and/or a Current Report on Form 8-K. We expect the record date to be on or shortly following the fifth business day following the end of the prior quarter and, as provided in our Second Amended and Restated Articles of Incorporation, to make the distributions to record date public shareholders within 15 days of the end of the prior quarter, which in any event will be in accordance with our bylaws and the Marshall Islands Business Corporations Act, which requires that a record date not be more than sixty days prior to the date we make such distribution. In accordance with our instructions, our transfer agent, Continental Stock Transfer & Trust Company, will identify the shareholders of record on the designated record date and act as paying agent in delivering quarterly interest payments to the then shareholders of record. We expect the costs incurred in connection with the above-described quarterly interest distributions to be in the range of $10,000 to $15,000 per year. Such expenses will be paid from funds available to us outside the trust account for working capital purposes. Our board of directors will make a quarterly distribution of all interest income available to be distributed (less taxes payable and exclusive of (i) up to $420,000 of interest earned on Maxim Group LLC’s deferred underwriting compensation and (ii) up to an aggregate of $675,000, as described above) with no discretion to reduce or modify the distributions. Our shareholders prior to this offering have agreed to waive any rights to such distributions. In the event of the exercise of the over-allotment option, the first interest distribution to our public shareholders will be reduced by up to $675,000 (in proportion to the portion of the over-allotment option exercised) in the aggregate reflecting interest income on the trust account we will be permitted to draw to replace certain of the costs and expenses associated with the exercise of the over-allotment option, which will be paid from funds outside our trust account on the consummation of the over-allotment option. These costs and expenses will be paid from funds held outside the trust account because there will not be sufficient gross proceeds from exercise of the over-allotment option to cover all attendant costs. This is to ensure that at all times there will be a minimum of $10.00 per unit held in the trust account. If less than the full over-allotment is exercised, the amount of additional costs and expenses will be calculated on a pro-rata basis. The cost for the administration of the quarterly distributions will be paid for by us out of our working capital held outside the trust account.

Other than the quarterly distribution of interest, as described above, a public shareholder will be entitled to receive funds from the trust account only (i) in the event of the liquidation upon our failure to complete a business combination within the allotted time, in such case, including interest earned on his, her or its portion of the trust account which has not been previously distributed and net of taxes payable, subject to any valid claim by our creditors that are not covered by amounts in the trust account or indemnities provided by our executive officers, or (ii) if that public shareholder were to seek to redeem such shares for cash in connection with a business combination which the public shareholder voted against and which we actually consummate, in such case not including interest earned on his, her or its portion of the trust account. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to investors in this offering and the private placement. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At December 31, 2006, our net tangible book value was a deficiency of $235,625, or approximately $0.05 per share of common stock. After giving effect to the sale of 20,000,000 shares of common stock included in the units to be sold in this offering and the 14,961,111 warrants to be sold in the private placement, and the deduction of underwriting discounts and estimated expenses of this offering and the private placement, our pro forma net tangible book value (as decreased by the value of 6,999,999 shares of common stock which may be redeemed for cash) at December 31, 2006 would have been $130,095,738 or approximately $7.23 per share, representing an immediate increase in net tangible book value of $7.28 per share to the existing shareholders and an immediate dilution of $2.77 per share, or 27.7% to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $68,424,990 less than it otherwise would have been because if we effect a business combination, the redemption rights to the public shareholders may result in the redemption for cash of up to one share less than 35.0% of the aggregate number of the shares sold in this offering at a per-share redemption price equal to $9.775, plus $0.225 per share of deferred underwriting compensation that Maxim Group LLC has agreed to forfeit for the benefit of redeeming shareholders.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$10.00
Net tangible book value before this offering(2)	$(0.05)
Increase attributable to new investor	7.28

Pro forma net tangible book value after this offering		7.23

Dilution to new investors		$2.77

The following table sets forth information with respect to our existing shareholders prior to and after the private placement and the new investors:

					Average
	Shares Purchased(1)		Total Consideration		Price
	Number	Percentage	Amount	Percentage	Per Share

Existing shareholders	5,000,000	20.00%	$25,000	.01%	$.005
New investors	20,000,000	80.00%	$200,000,000	99.99%	$10.000

	25,000,000	100.00%	$200,025,000	100.00%

(1)	Does not include shares issuable upon exercise of the warrants included as a part of the units sold in this offering or the insider warrants.

(2)	Reflects the surrender for cancellation of an aggregate 1,604,448 shares of common stock by our shareholders on February 20, 2007, as adjusted for a one and one-half-for-one stock split in the form of a stock dividend on July 6, 2007, and a one and one-third-for-one stock split in the form of a stock dividend on August 6, 2007.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and private placement	$(235,625)
Net Proceeds from this offering and the private placement	198,500,000
Offering costs accrued for or paid in advance and excluded from tangible book value before this offering	256,253
Proceeds from option sold to underwriter	100
Deferred underwriting compensation included in proceeds held in trust subject to redemption for cash (6,999,999 × $0.225)	1,575,000
Less: Proceeds held in trust subject to redemption for cash (6,999,999 × $10.00)(1)	(69,999,990)

$130,095,738

Denominator:
Shares of common stock outstanding prior to the offering and the private placement(2)	5,000,000
Shares of common stock included in the units offered	20,000,000
Less: Shares subject to redemption (20,000,000 × 34.99999%)	(6,999,999)

18,000,001

(1)	Includes deferred underwriting compensation held in trust for redemption of shares for cash at $0.225 per share, or $1,575,000.

(2)	Reflects the surrender for cancellation of an aggregate 1,604,448 shares of common stock by our shareholders on February 20, 2007, as adjusted for a one and one-half-for-one stock split in the form of a stock dividend on July 6, 2007, and a one and one-third-for-one stock split in the form of a stock dividend on August 6, 2007.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2006 and as adjusted to give effect to the sale of our units in this offering and the insider warrants in the private placement and the application of the estimated net proceeds derived from the sale of our units:

	December 31,
	2006
		As
	Actual	Adjusted(1)(2)(3)

Note payable to and advances from shareholders	$425,986	-0-

Value of common stock which may be redeemed for an interest in the trust fund, as adjusted ($9.775 per share)(1)	$—	$68,424,990

Shareholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—

Common stock, $0.0001 par value, 89,000,000 shares authorized; 6,604,448 shares issued and outstanding; 25,000,000 shares issued and outstanding (including 6,999,999 shares subject to possible redemption), as adjusted	660	2,500
Additional paid-in capital	24,340	130,097,610
Deficit accumulated during the development stage	(4,372)	(4,372)

Total shareholders’ equity	$20,628	130,095,738

Total capitalization	$446,614	$198,520,728

(1)	If we consummate a business combination, the redemption rights afforded to our public shareholders may result in the redemption for cash of up to one share less than 35.0% of the aggregate number of shares sold in this offering at a per-share redemption price equal to $9.775 plus $0.225 per share of deferred underwriting compensation.

(2)	Reflects the surrender for cancellation of an aggregate of 1,604,448 shares of common stock by our existing shareholders on February 20, 2007, as adjusted for a one and one-half-for-one stock split in the form of a stock dividend on July 6, 2007, and a one and one-third-for-one stock split in the form of a stock dividend on August 6, 2007.

(3)	Gives effect to the repayment of loans in the aggregate principal amount of $350,000, plus accrued interest in the amount of $824 made to us by our founding shareholders in December 2006, and an advance from shareholders of $75,986 as of December 31, 2006.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on August 15, 2006, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination in the maritime shipping, but will not be limited to pursuing acquisition opportunities only within that industry. We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our shareholders;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units in this offering and the insider warrants in the private placement will be $198,500,000 (or $226,700,000 if the underwriters’ over-allotment option is exercised in full), after deducting offering expenses of $14,965,000 ($16,765,000 if the over-allotment option is exercised in full). See “Use of Proceeds” for a detailed breakdown of the offering expenses. Of this amount, $195,500,000 (or $224,375,000 if the underwriters’ over-allotment option is exercised in full), will be held in trust for our benefit, and the remaining approximately $3,000,000 will not be held in trust. In addition to the net proceeds from the sale of the units in this offering and the insider warrants in private placement, on the closing date of this offering, the trust account will include $4,500,000 ($5,625,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting compensation, plus up to $420,000 of interest thereon, to be paid to Maxim Group LLC, if and only if, a business combination is consummated. Accordingly, on the closing date of this offering, a total of $200,000,000, plus interest thereon, or $230,000,000 plus interest thereon, if the underwriters’ over-allotment option is exercised in full, will be in the trust account.

We will use substantially all of the net proceeds of this offering available for our use to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. As of the date of this prospectus, all of our executive officers have provided loans to us in the aggregate principal amount of $450,986. Such loans bear interest at 4.0% per annum and are due on the closing date of this offering.

Following the consummation of the offering, we will have an aggregate of $3,000,000 available to us outside of the trust account for working capital purposes. In the event of the exercise of the over-allotment option, up to $675,000 of such amount will be used to pay certain costs and expenses associated with the exercise of the over-

allotment option. Such $675,000 will be replaced by $675,000 of interest earned on the proceeds being held in trust account that we will be permitted to draw from the trust account.

We believe that the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time, we have estimated that the $3,000,000 of working capital and reserves shall be allocated as follows: finders’ fees, consulting fees or other similar compensation, potential deposits, down payments, franchise taxes or funding of a “no-shop” provision with respect to a particular business combination and the costs of dissolution, if any (which we currently estimate to be approximately $15,000), of $670,000; $180,000 for administrative services and support payable to an affiliated third party (up to $7,500 per month for 24 months); $600,000 for legal, accounting and other expenses attendant to the structuring and negotiation of a business combination; $70,000 of expenses in legal and accounting fees relating to our SEC reporting obligations; $700,000 for due diligence, $670,000 for expenses incurred in connection with quarterly interest distributions to our public stockholders and related administrative and professional costs, identification and research of prospective target business and reimbursement of out of pocket due diligence expenses to management; and approximately $150,000 for director and officer liability insurance premiums. We currently estimate that, assuming we use the maximum allowable time under our articles of incorporation, it will cost between $1,500,000 and $1,700,000 to identify and negotiate a business combination (which includes between $400,000 and $600,000 for the payment of an investment advisor, between $200,000 and $300,000 for due diligence, and between $200,000 and $250,000 for consultants we will hire to assist us in evaluating potential business combinations).

Although we are formed as a corporation under the laws of the Republic of the Marshall Islands, for United States federal income tax purposes, we elected to be classified as a partnership, and not as a corporation. Because we have elected to be treated as a partnership for U.S. federal income tax purposes, U.S. investors may be subject to U.S. federal income tax on their distributive shares of our taxable income or gain (whether or not distributed). As a means to pass down to our public shareholders the benefit of the interest that is earned on the trust account, our Second Amended and Restated Articles of Incorporation requires that we distribute the interest earned on the trust account to our public shareholders, and that we make quarterly distributions (which are intended to be at least equal to any such tax liability) in US dollars of interest income earned on the trust account (less any taxes payable by us and exclusive of (i)  up to $420,000 of interest earned on the $4,500,000 of the funds attributable to Maxim Group LLC’s deferred underwriting compensation and (ii) up to an aggregate of $675,000 of interest income on the proceeds in the trust account that we may draw in the event the overallotment option is exercised in full) on a pro-rata basis to our public shareholders until the earlier of the consummation of a business combination or our liquidation.

Pursuant to our Second Amended and Restated Articles of Incorporation, distributions will be made on a quarterly basis within 15 days of the end of the prior quarter to shareholders of record on a date to be determined by our Board of Directors which we expect to be on or shortly following the fifth business day following the end of the prior quarter.

The first distribution will be made following the end of the December 31, 2007 quarter and will include interest which accrues during the period commencing on the closing of the offering through December 31, 2007. We expect that within three business days following the end of each fiscal quarter (commencing with the quarter ending December 31, 2007), our accounting consultants will have sufficient opportunity to review our monthly investment account statements and to calculate the amount to be distributed to each of our public shareholders, our board of directors will meet to officially fix the record date with respect to the distribution of dividends earned during the immediately preceding quarter (or, in the case of the first distribution, the period commencing on the closing of the offering through December 31, 2007) and we will announce the record date and distribution to the public by means of a press release and/or a Current Report on Form 8-K. We expect the record date to be on or shortly following the fifth business day following the end of the prior quarter and, as provided in our Second Amended and Restated Articles of Incorporation, to make the distributions to record date public shareholders within 15 days of the end of the prior quarter, which in any event will be in accordance with our bylaws and the Marshall Islands Business Corporations Act, which requires that a record date not be more than sixty days prior to the date we make such distribution. In accordance with our instructions, our transfer agent, Continental Stock Transfer & Trust Company, will identify the shareholders of record on the designated record date and act as paying agent in delivering quarterly interest payments to the then shareholders of record. We expect the costs incurred in connection with the above-described quarterly interest distributions to be in the range of $10,000 to $15,000 per year. Such expenses will be paid from funds available to us outside the trust account for working capital purposes. Our board of directors will make a quarterly distribution of all interest income available to be distributed (less taxes payable and exclusive of (i) up to $420,000 of interest earned on Maxim Group LLC’s deferred underwriting compensation and (ii) up to an aggregate of $675,000 of interest income on the proceeds in the trust account that we may draw in the event the over-allotment option is exercised in full) with no discretion to reduce or modify the distributions. Our shareholders prior to this offering have agreed to waive any rights to such distributions. In the event of the exercise of the over-allotment option, the first distribution to our public shareholders will be reduced by up to $675,000 (in proportion to the portion of the over-allotment option exercised) in the aggregate reflecting interest income on the trust account we will be permitted to draw to replace up to $675,000 of the costs and expenses associated with the exercise of the over-allotment option, which will be paid from funds outside our trust account on the consummation of the over-allotment option. These costs and expenses will be paid from funds held outside the trust account because there will not be sufficient gross proceeds from exercise of the over-allotment option to cover all attendant costs. This is to ensure that at all times there will be a minimum of $10.00 per unit held in the trust account. If less than the full over-allotment is exercised, the amount of additional costs and expenses will be calculated on a pro-rata basis. The cost for the administration of the quarterly distributions will be paid for by us out of our working capital held outside the trust account.

The distributions on a quarterly basis as described above is mandated by our Second Amended and Restated Articles of Incorporation. This provision may be amended or removed by a vote of our Board of Directors and the approval by the holders of a majority of our outstanding common stock.

Upon the consummation of this offering, we have agreed to sell to Maxim Group LLC, the representative of the underwriters, for $100, an option to purchase up to a total of 1,000,000 units at an exercise price of $12.50 per unit. The units issuable upon exercise of this option are identical to those underlying the units offered by this prospectus except with respect to the exercise price. This option will also contain a cashless exercise feature that allows the holders of the option to convert the value in the option (the fair market value of our common stock minus the exercise price of the option) into shares of common stock. The fair market value of our common stock will be determined using the average reported last sales price of the common stock for the 10 trading days ending on the third day prior to exercise of the option. use the appreciated value of the option to exercise the option without paying cash. This option will be valued at the date of issuance; however, for illustrative purposes, at August 7, 2007, we estimate that the fair value of this option is approximately $7,390,000 ($7.39 per unit underlying such option) using a Black Scholes option pricing model. The fair value of the option granted is estimated as of the date of grant using the following assumptions: (1) expected volatility of 100.0%; (2) risk free interest rate of 5.0% and (3) expected life of five years. For additional information on this purchase option, see the section entitled “Underwriting — Purchase Option.’’

Prior to the effective date of this offering, all of our executive officers will purchase from us an aggregate of 14,961,111 warrants at $0.90 per warrant in a private placement in accordance with Regulation S under the Securities Act of 1933.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and will liquidate, dissolve and wind up.

PROPOSED BUSINESS

Introduction

We are a BCCtm incorporated under the laws of the Marshall Islands on August 15, 2006. We were formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses or assets in the maritime shipping industry, but will not be limited to pursuing acquisition opportunities only within that industry. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination. In addition, our officers, directors and shareholders have not had discussions among themselves relating to a possible transaction with any entity affiliated with any of our officers, directors or shareholders.

The maritime shipping industry provides a practical and cost-effective means of transporting large volumes of cargoes. This is accomplished predominantly by the dry bulk and tanker sectors, while other related sectors tend to be specialized. The dry bulk sector involves the transportation of dry bulk and general cargoes, including, among other products, coal, minerals, ore, steel products, forest products, agricultural products, construction materials and heavy equipment, machinery and spare parts via dry bulk cargo vessels. The tanker sector involves the transportation of wet products such as crude oil, refined petroleum cargoes and liquid chemicals via different types of tankers. Related sectors comprise, but are not limited to, the operation of vessels such as containerships, feeder vessels, liquefied gas carriers, offshore supply and anchor-handling vessels or other specialized carriers.

We may seek to acquire vessels, a company that has entered into agreements to purchase individual vessels that were not yet owned by such target company (in such a case, our shareholders would only vote on the proposed business combination with such target company, and not on the individual agreements the target company entered into), a company with a fleet of vessels, a number of such companies as a group, or an entity, which provides commercial management, operational and technical management or other services to one or more segments of the shipping industry, including port, storage and terminal operation.

We believe that acquisition or investment in more than one sector of the shipping industry may provide a hedge against cyclical risks associated with a company that only owns vessels. A target company might be a holding company, the sole assets of which are one or more agreements to acquire individual vessels or other assets. If a company we acquire is a holding company, rather than an operating company, we will need to retain current management, seek to retain new management or outsource the commercial and technical management of the vessels by contracting with a shipping company engaged in this business. Prices for individual vessels vary widely depending on the type, quality, age and discounted future earnings.

While we intend to focus on potential acquisition targets in the maritime shipping industry, we may also pursue opportunities in other industries. If an attractive acquisition opportunity is identified in another industry prior to the time we identify an acquisition opportunity in the maritime shipping industry, we may pursue such other opportunity. There is no time or date certain or monetary milestone associated with when we may begin looking for acquisition opportunities outside of the maritime shipping industry.

Dry Bulk Sector Overview

Dry bulk vessels are used to transport commodities such as iron ore, minerals, grains, forest products, fertilizers, coking and steam coal. The dry bulk sector can be divided into four major vessel categories with reference to size. We may explore acquisitions of either one or more vessels and/or operating companies that are focused on these segments of the dry bulk sector, including:

•	Capesize and Post Panamax. The largest of the dry bulk carrier vessels, with typical cargo capacity over 80,000 dead weight tons, or dwt. Capesize vessels are used primarily for one-way voyages with cargoes consisting of iron ore and coal. Due to the size of the vessels, there are only a few ports around the world that have the infrastructure to accommodate them. Capesize vessels cannot traverse through the Panama Canal due to their size.

•	Panamax. The second largest of the dry bulk vessels, with cargo capacity typically between 60,000 and 80,000 dwt. Panamax vessels are used for various long distance trade routes, including those that traverse through the Panama Canal. These vessels typically carry cargoes consisting of coal, grains, fertilizers, steel and forest products.

•	Handymax. Versatile vessels that are dispersed in various geographic locations throughout the world. Handymax vessels typically have cargo capacity of 35,000 to 60,000 dwt, and are primarily used to transport grains, forest products and fertilizers. These vessels are equipped with onboard cranes which allow for the loading and unloading of cargo.

•	Handysize. The smallest of the dry bulk carrier vessels with cargo capacity up to 35,000 dwt. These vessels are used mainly for regional voyages, are extremely versatile and can be used in smaller ports that lack infrastructure. Like Handymax vessels, Handysize vessels are also equipped with onboard cranes.

Prices for individual vessels vary widely depending on the type, quality, age and discounted future earnings.

Tanker Sector Overview

The world tanker fleet is divided into two primary categories, crude oil and product tankers. Tanker charterers of wet cargoes will typically charter the appropriate sized tanker based on the length of journey, cargo size and port and canal restrictions. Crude oil tankers are typically larger than product tankers. The four major tanker categories with reference to size are:

•	Very Large Crude Carriers, or VLCCs. Tanker vessels that are used to transport crude oil with cargo capacity typically 200,000 to 320,000 dwt that are more than 300 meters in length. VLCCs are highly automated and their advanced computer systems allow for a minimal crew. The majority of the world’s crude oil is transported via VLCCs.

•	Suezmax. Tanker vessels with cargo capacity typically 120,000 to 200,000 dwt. These vessels are used in some of the fastest growing oil producing regions of the world, including oil emanating from the Caspian Sea and West Africa. Suezmax tankers are the largest ships able to transit the Suez Canal with a full payload and are capable of both long and short haul voyages.

•	Aframax. Tanker vessels with cargo capacity typically 80,000 to 120,000 dwt. These tankers carry crude oil and serve various trade routes from short to medium distances mainly in the North Sea and Venezuela. These vessels are able to enter a larger number of ports throughout the world as compare to the larger crude oil tankers.

•	Product. Tanker vessels with cargo capacity typically less than 60,000 dwt. Product tankers are capable of carrying refined petroleum products, such as fuel oils, gasoline and jet fuel, as well as various edible oils, such as vegetable and palm oil. Chemicals, including ethanol and biofuels are carried in the smaller sizes of these vessels.

Prices for individual vessels vary widely depending on the type, quality, age and discounted future earnings.

Container Sector Overview

Container vessels transport finished goods that are shipped in large containers and sized according to the number of containers that they can carry and whether the vessels can traverse the Panama Canal. We may explore acquisitions of vessels and/or operating companies that operate container vessels that can ship products regionally and/or globally. We intend to seek opportunities in feeder vessels, which are ships that cater to the needs of larger container vessels and liner services’ main hubs and service smaller ports and volumes where larger container vessels cannot enter due to port restrictions, as well as economical reasons and/or the absence of infrastructure.

There is a general increase in the number and capacity of the larger container vessels. However, there is not a corresponding increase in the number of feeder vessels (smaller container ships) that service the larger Container Vessel and Liner Services. Because of this, we believe the demand for feeder vessels will increase, if only to service the larger container vessels now on order by the large operators.

Between January 2000 and January 2006, the TEU capacity deployed by the liner trades has increased by 77.4% according to the BRS Alpha Liner Service, which is attributed to Liner Companies increasing capacity with larger vessels. We believe the demand for feeders will rise since the operators will require more feeders to support the larger vessels and to service destinations with limited port infrastructure and small volumes.

Furthermore, the availability of ships for charter indicate that a shortage of ships of 800-1200 TEU, noticeably the ones with heavy gear, is projected. Demand is high for this size and range of vessels and several regional services have been launched, and are now being launched in Asia and the West Coast of the Americas for such type of ships. We believe such new services will continue to increase the demand for feeders in the traditionally strong Mediterranean and South-East Asia routes, including the Inter-China feeder business, which already absorbs a large number of feeder vessels. This assessment is further supported by the fact that a considerable number of multi-purpose vessels of the same size, which usually service non-containerized cargo, are now deployed in the container sector.

Specialized Carriers

We might seek a business combination with a company with agreements to purchase timber carriers or a fleet of timber carriers with the highest ice class features for trading with forest products. Certain forest products can be processed to produce biofuels, which are becoming extremely popular in Northern Europe as an alternative to gas and oil produced energy sources.

Climate change is potentially the greatest and most important environmental challenge of our time. There is a growing consensus among climate researchers that the emissions of greenhouse gases need to be reduced in an effort to protect the earth’s climate system.

Biofuel is any fuel that derives from biomass, recently living organisms, or their metabolic by-products. It is a renewable source of energy which unlike fossil fuels, limits the amount of carbon dioxide released into the atmosphere. Governments are therefore eager to use Biofuel to replace non-renewable sources of energy. For example, according to an E.U. Energy Tax Directive, biofuels should amount to 5.75 percent of petrol and diesel by the year 2010, and Sweden has set its target even higher by adopting a policy by which Sweden is to be the first country which will be 100 percent non-dependant on fuel oil by the year 2020.

Agricultural products are also specifically grown for use as biofuels. Waste from industry, agriculture, forestry, including straw, lumber, manure, sewage and garbage can all be used for the production of bioenergy. Furthermore, research into more efficient methods of converting biofuels and other fuels into electricity utilizing fuel cells is now a field of high activity. According to the Swedish Forest Industries Association, bioenergy currently covers about 15 percent of the world’s energy consumption.

The demand for biofuel has in turn developed an upsurge in the requirement for transportation of woodchips and residues from the forest product plants to energy producing plants. This is further emphasized by the increased need for transportation of residues from forest industry plants world-wide and the need of sophisticated, ice classed tonnage able to meet the needs of the growing industry.

We may also consider supply vessels, service vessels and anchor handlers that perform various functions related to the supply and maintenance of offshore oil rigs. Additionally, we will also be looking at multipurpose vessels with heavy gear capacity to service containers and specialty cargoes such as for shipyards, oil refineries, modification requirements and the full range of steel products.

Port, Storage and Terminal Operation

We may also seek to acquire service businesses engaged in, among other activities, the development of the infrastructure of ports and specialized private berths, ware-housing and logistic services and regulatory matters, including compliance with customs formalities.

We believe that the rapidly growing markets in China and other countries in the Far East and Asia, such as Vietnam, the Philippines, Indonesia, Cambodia and India require investment in ports’ and facilities’ infrastructure with a high degree of specialization and sophistication. New ports and terminals are being developed in an effort to keep pace with the ongoing trade growth and in this respect local governmental agencies and municipal authorities are seeking foreign investments and fresh injection of capital and know-how.

The Management Sector

Other related sectors include operational management, brokerage, maintenance and technical support. A service business we may seek to acquire would typically be engaged in:

•	Commercial management services, such as finding employment for vessels, vessel acquisition and disposition, freight and charter hire collection, accounts control, appointment of agents, bunkering and cargo claims handling and settlements;

•	Technical management services, such as crew retention and training, maintenance, repair, capital expenditures, drydocking, payment of vessel tonnage tax, maintaining insurance and other vessel operating activities; or

•	Port, storage and terminal operation management services.

Experience of Management

Certain of our officers and directors have significant experience in the maritime shipping industry, including management, financing, acquisition, and operation of multi-purpose and tanker vessels and bulk carriers. Panagiotis Zafet, our Chief Executive Officer and Co-Chairman of the Board and Simon Zafet, our Chief Operating Officer and a director, are owners and officers of Balthellas Chartering S.A., Hellasco Shipping Ltd., and Hellasco Transport Ltd., each of which is involved in the shipping or related industries. Each of Panagiotis Zafet and Simon Zafet has significant experience in the purchase, sale and chartering of vessels and in management and operations of maritime shipping companies. Additionally, Roland Beberniss, one of our directors, is the founder and managing director of RBB Shipping GmbH, a private shipping company. Mr. Beberniss has extensive experience in maritime shipping acquisitions and operations.

While we intend to focus on potential acquisition targets in the maritime shipping industry, we may also pursue opportunities in other industries. In addition to their experience in the maritime shipping industry, certain of our executive officers and directors have considerable experience in other sectors, such as general transportation, consumer goods and retail and commercial real estate. Set forth below are descriptions of types of business transactions and activities that certain of our officers and directors have been involved in within the general transportation, consumer goods and commercial real estate industries that we believe reflects their business experience in areas other than the maritime shipping industry.

•	Mr. Koutsolioutsos is the Vice President and an executive member of the Board of Directors of Folli Follie S.A., a retail company with over 280 points of sale in over 20 countries with a market capitalization on the Athens Stock Exchange of over €1 billion. Mr. Koutsolioutsos is involved in all aspects of Folli Follie’s real estate interests, including assisting in the determination of where to open retail locations and the negotiation of its leases for its retail locations.

•	Messrs. Koutsolioutsos, Tsigkounakis and Culucundis are each directors of Hellenic Duty Free Shops S.A., one of the top 15 duty-free operators worldwide with market capitalization of approximately $1 billion, which operates 82 retail stores in Greece.

•	Mr. Beberniss was the manager of Enso Nord, a subsidiary of Stora Enso, a company listed on the New York Stock Exchange with a market capitalization of $14 billion. Enso Nord provided for the world-wide transportation of raw materials for paper mills.

Certain of our officers and directors have also engaged in a number of transactions that provided them with the necessary experience to locate a suitable target business, negotiate the terms of the transaction and consummate the business combination and are transactions that, although may not in certain cases be within the intended industry of a business combination target, do represent the size and complexity of a potential business combination transaction.

Also, descriptions set forth below are intended to reflect types of transactions requiring business skills and experience that we believe would be applicable in the context of a business combination in any industry.

•	Mr. Koutsolioutsos led the team that identified, negotiated, performed due diligence and eventually acquired Hellenic Duty Free S.A. in 1999. The total transaction cost was $540 million.

•	Mr. Koutsolioutsos led the team that identified, negotiated, performed due diligence and eventually acquired Links of London in 2006. The total transaction cost was $81 million.

•	Mr. Panagiotis Zafet located, performed due diligence and acquired eighteen vessels between 1996 and 2006 for Balthellas Chartering S.A., with an approximate average value for each vessel of $13 million. Mr. Zafet was more specifically involved with the acquisition of a fleet of three vessels in 2000 with a purchase price of $16 million and has also been involved in a series of transactions consisting of the purchase of two vessels with the purchase price ranging at the time of purchase between $7 and $10 million. Taking into account the appreciation of the market value of vessels since such acquisitions, management believes that such fleets would have a current market value of $40 million for the fleet of 3 vessels and be in the range of $10 million and $25 million for each of the purchases of two vessels. Balthellas Chartering S.A. currently owns a fleet of vessels having a market value of $82 million. Although Mr. Zafet has had experience identifying, negotiating and purchasing more than one vessel at one time, he has not had direct experience in purchasing a fleet of the size contemplated by this offering.

•	Mr. Culucundis, in positions from Technical Director to Chief Executive Officer located, performed due diligence and acquired 40 vessels between 1981 and 1995 for Kassos Maritime Enterprises Ltd., with an approximate average value for each vessel of €6 million. Specifically, Mr. Culucundis has been involved with transactions involving the acquisition of fleets of vessels. In 1988 in two such transactions, a fleet of 4 and a fleet of 3 bulk carriers were acquired with total acquisition costs of $60 million and $45 million, respectively. Taking into account the appreciation of the market value of vessels since such acquisitions, management believes that based on today’s market, such fleets would have a current market value of $152 million and $90 million, respectively. In addition, in 1999, Mr. Culucundis was involved in the acquisition of a fleet of four vessels with an acquisition cost $60 million. Based on today’s market, management believes that such fleet would have a market value of $160 million.

•	Mr. Tsigkounakis was co-leading counsel in the negotiation and structuring of the $140 million controlling interest in Proton Bank of Greece by IRF European Finance Investments Ltd. in May 2006. Mr. Tsigkounakis was also lead counsel in the negotiation and structuring of a $280 million bond loan to Folli Follie S.A. in June 2006.

The above-described experience of our officers and directors is not a full and complete list of all transactions that they have been involved with. They also have been involved in other transactions of lesser size and complexity, and, therefore there can be no assurance that management’s previous involvement in such representative large and complex transaction will be indicative of the consummation of a business combination or our future success of the company.

Information that may be Contained in the Proxy Statement

To the extent that we acquire one or more vessels, it is possible that the proxy statement that we would send to shareholders would not contain audited historical financial information with respect to the vessels and, therefore, shareholders voting on a proposed transaction would not contain audited or unaudited financial information with respect to the vessels. The reason that we may not be required to provide audited historical information is because the business combination would be viewed as an acquisition of assets instead of an acquisition of a business. It is consistent with shipping industry precedent in that audited historical financials would not be required, because typically the acquiring company would not have access to such information. However, whether an acquisition is actually deemed to be that of assets (instead of a business) is based on an analysis of the facts and circumstances involved, taking to consideration a number of variables that generally would reflect upon whether there is sufficient continuity of the acquired entity’s operations prior to and after the acquisition so that the disclosure of the historical information is material to the understanding of future operations. Some of these factors would include whether new charter agreements will be entered into, if the vessel’s flag will change, or whether existing crew will continue and if so under pre-existing or new contracts. We are unable to predict the facts and circumstances surrounding any possible future acquisition of vessels (whether the acquisition will be structured as an acquisition of assets or an operating business), and accordingly cannot provide assurances with respect to the provision of audited historical financial information. If however, we determined that such audited historical financial information was not required, instead of audited financial statements, the proxy statement we would send to our shareholders would contain the same information that would typically be provided in the prospectus for an initial public offering of a start-up shipping company, such as: (i) historical and prevailing market rates for vessels on the basis of type, age and proposed employment; (ii) our expectations of future market trends and proposed strategy for employment of the vessels; (iii) our anticipated operational (overhead) expenses; and (iv) the valuation of the vessels as assets generally (i.e., whether they are new or second-hand and the type of vessel), all of which, in turn, depend on the sector of the shipping industry in which we consummate such a business combination. See “Risk Factors — Risks Associated With Our Acquisition of a Target Business in the Maritime Shipping Industry — If we were to acquire vessels or a company with agreements to purchase individual vessels, it is highly unlikely that proxy materials provided to our shareholders would include historical financial statements and, accordingly, investors will not have historical financial statements on which to rely in making their decision whether to vote for the acquisition.”

To the extent that financial information is not available with respect to vessels we may acquire, we expect to evaluate the fair value of the assets, based on the advice of our ship broker and financial advisors, consistent with industry practice. Such valuation would factor in, among other things, the revenue stream generated from ongoing charter arrangements, to the extent that the vessels have any charter arrangements that will continue after the business combination, and future forward rates, as quoted on the International Maritime Exchange (Imarex).

In the event it was determined that we are in fact acquiring a business (as opposed to assets) we anticipate that we would provide audited annual financial statements and unaudited interim statement as required in such circumstances.

Government Regulations

Government or European Union regulations significantly affect the ownership and operation of vessels including international conventions, national, state and local laws and regulations in force in the countries in which vessels may operate or are registered.

A variety of governmental and private entities subject vessels to both scheduled and unscheduled inspections. These entities include the local port authorities (V.S. Coast Guard, harbor master or equivalent), classification societies, flag state administration (country of registry) and charterers, particularly terminal operators. Certain of these entities require vessel owners to obtain permits, licenses and certificates for the operation of their vessels. Failure to maintain necessary permits or approvals could require a vessel owner to incur substantial costs or temporarily suspend operation of one or more of its vessels.

We believe that the heightened level of environmental and quality concerns among insurance underwriters, regulators and charterers is leading to greater inspection and safety requirements on all vessels and may accelerate the scrapping of older vessels throughout the industry. Increasing environmental concerns have created a demand for vessels that conform to the stricter environmental standards. Vessel owners are required to maintain operating standards for all vessels that will emphasize operational safety, quality maintenance, continuous training of officers and crews and compliance with United States and international regulations. Because these laws and regulations are frequently changed and may impose increasingly stricter requirements, we cannot predict the ultimate cost of complying with these requirements, or the impact of these requirements on our proposed business.

Environmental Regulation

The International Maritime Organization or “IMO”, has negotiated international conventions that impose liability for oil pollution in international waters and a signatory’s territorial waters. In September 1997, the IMO adopted Annex VI to the International Convention for the Prevention of Pollution from Ships, which was ratified on May 18, 2005, and became effective on May 19, 2005. Annex VI sets limits on sulfur oxide and nitrogen oxide emissions from ship exhausts and prohibits deliberate emissions of ozone depleting substances, such as chlorofluorocarbons. Annex VI also includes a global cap on the sulfur content of fuel oil and allows for special areas to be established with more stringent controls on sulfur emissions. Annex VI and new conventions, laws and regulations that may be adopted, in the future, could adversely affect our ability to manage vessels we acquire or operate.

Under the International Safety Management Code or “ISM Code”, promulgated by the IMO, the party with operational control of a vessel is required to develop an extensive safety management system that includes, among other things, the adoption of a safety and environmental protection policy setting forth instructions and procedures for operating its vessels safely and describing procedures for responding to emergencies.

The ISM Code requires that vessel operators obtain a safety management certificate for each vessel they operate. This certificate evidences compliance by a vessel’s management with code requirements for a safety management system. No vessel can obtain a certificate unless its manager has been awarded a document of compliance, issued by the respective flag state for the vessel, under the ISM Code.

Non compliance with the ISM Code and other IMO regulations may subject a ship owner to increased liability, may lead to decreases in available insurance coverage for affected vessels and may result in the denial of access to, or detention in, some ports. For example, the United States Coast Guard and European Union authorities have indicated that vessels not in compliance with the ISM Code will be prohibited from trading in ports in the United States and European Union.

The United States Oil Pollution Act of 1990

The United States Oil Pollution Act of 1990, or OPA, established an extensive regulatory and liability regime for the protection and cleanup of the environment from oil spills. OPA affects all owners and operators whose vessels trade in the United States, its territories and possessions or whose vessels operate in United States waters, which includes the United States’ territorial sea and its two hundred nautical mile exclusive economic zone.

Under OPA, vessel owners, operators and bareboat charterers are “responsible parties” and are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges or threatened discharges of oil from their vessels. OPA defines these other damages broadly to include:

•	Natural resources damages and the costs of assessment thereof;

•	Real and personal property damages;

•	Net loss of taxes, royalties, rents fees and other lost revenues;

•	Lost profits or impairment of earning capacity due to property or natural resources damage; and

•	Net cost of public services necessitated by a spill response, such as protection from fire, safety or health hazards and loss of subsistence use of natural resources.

OPA limits the liability of responsible parties to the greater of $600 per gross ton or $500,000 per dry bulk vessel that is over 300 gross tons (subject to possible adjustment for inflation). These limits of liability do not apply if an incident was directly caused by violation of applicable United States federal safety, construction or operating regulations or by a responsible party’s gross negligence or willful misconduct, or if the responsible party fails or refuses to report the incident or to cooperate and assist in connection with oil removal activities.

OPA requires owners and operators of vessels to establish and maintain with the U.S. Coast Guard evidence of financial responsibility sufficient to meet their potential liabilities under OP A. In December 1994, the U .S. Coast Guard implemented regulations requiring evidence of financial responsibility in the amount of $1,500 per gross ton, which includes the OPA limitation on liability of $1,200 per gross ton and the United States Comprehensive Environmental Response, Compensation, and Liability Act liability limit of $300 per gross ton. Under the regulations, vessel owners and operators may evidence their financial responsibility by showing proof of insurance, surety bond, self-insurance or guaranty. Under OPA, an owner or operator of a fleet of vessels is required only to demonstrate evidence of financial responsibility in an amount sufficient to cover the vessels in the fleet having the greatest maximum liability under OPA.

The United States Coast Guard’s regulations concerning certificates of financial responsibility provide, in accordance with OPA, that claimants may bring suit directly against an insurer or guarantor that furnishes certificates of financial responsibility. In the event that such insurer or guarantor is sued directly, it is prohibited from asserting any contractual defense that it may have had against the responsible party and is limited to asserting those defenses available to the responsible party and the defense that the incident was caused by the willful misconduct of the responsible party. Certain organizations, which had typically provided certificates of financial responsibility under pre-OPA laws, including the major protection and indemnity organizations, have declined to furnish evidence of insurance for vessel owners and operators if they are subject to direct actions or required to waive insurance policy defenses.

The United States Coast Guard’s financial responsibility regulations may also be satisfied by evidence of surety bond, guaranty or by self-insurance. Under the self-insurance provisions, the vessel owner or operator must have a net worth and working capital, measured in assets located in the United States against liabilities located anywhere in the world, that exceeds the applicable amount of financial responsibility.

OPA specifically permits individual states to impose their own liability regimes with regard to oil pollution incidents occurring within their boundaries, and some states have enacted legislation providing for unlimited liability for oil spills. Some states, which have enacted such legislation, have not yet issued implementing regulations defining vessels owners’ responsibilities under these laws.

Other Environmental Initiatives

The European Union is considering legislation that will affect the operation of vessels and the liability of owners for oil pollution. It is difficult to predict what legislation, if any, may be promulgated by the European Union or any other country or authority.

Although the United States is not a party thereto, many countries have ratified and follow the liability scheme adopted by the IMO and set out in the International Convention on Civil Liability for Oil Pollution Damage, 1969, as amended, or the CLC, and the Convention for the Establishment of an International Fund for Oil Pollution of 1971, as amended. Under these conventions, a vessel’s registered owner is strictly liable for pollution damage caused on the territorial waters of a contracting state by discharge of persistent oil, subject to certain complete defenses. Many of the countries that have ratified the CLC have increased the liability limits through a 1992 Protocol to the CLC. The liability limits in the countries that have ratified this Protocol are currently approximately $4 million plus approximately $566 per gross registered ton above 5,000 gross tons with an approximate maximum of$80.5 million per vessel, with the exact amount tied to a unit of account which varies according to a basket of currencies. The right to limit liability is forfeited under the CLC where the spill is caused by the owner’s actual fault or privity and, under the 1992 Protocol, where the spill is caused by the owner’s intentional or reckless conduct. Vessels trading to contracting states must provide evidence of insurance covering the limited liability of the owner. In jurisdictions where the CLC has not been adopted, various legislative schemes or common law govern, and liability is imposed either on the basis of fault or in a manner similar to the CLC.

Security Regulation

Since the terrorist attacks of September 11, 2001, there have been a variety of initiatives intended to enhance vessel security. On November 25, 2002, the Maritime Transportation Security Act of 2002, or MTSA; came into effect. To implement certain portions of the MTSA, in July 2003, the United States Coast Guard issued regulations requiring the implementation of certain security requirements aboard vessels operating in waters subject to the jurisdiction of the United States. Similarly, in December 2002, amendments to the International Convention for the Safety of Life at Sea or SOLAS, created a new chapter of the convention dealing specifically with maritime security. The new chapter went into effect on July 1,2004 and imposes various detailed security obligations on vessels and port authorities, most of which are contained in the newly created International Ship and Port Facilities Security, or ISPS Code. Among the various requirements are:

•	on-board installation of automatic information systems, or AIS, to enhance vessel-to-vessel and vessel-to-shore communications;

•	on-board installation of ship security alert systems;

•	the development of vessel security plans; and

•	compliance with flag state security certification requirements.

The United States Coast Guard regulations, which are intended to align with international maritime security standards, exempt non-U.S. vessels from MTSA vessel security measures provided such vessels have on board, by July 1, 2004, a valid International Ship Security Certificate, or ISSC, that attests to the vessel’s compliance with SOLAS security requirements and the ISPS Code.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, the private placement (excluding any funds held for the benefit of Maxim Group LLC or redeeming shareholders), our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the private placement are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, it is likely that we will have the ability to initially complete only a single business combination, although this may entail the simultaneous acquisitions of several operating businesses and/or assets in the shipping industry at the same time. Notwithstanding a business combination with of one or more operating businesses, or assets in the shipping industry, or a combination thereof, our initial business combination will be with a target business or businesses with a collective fair market value that is at least 80.0% of the amount in the trust account (exclusive of Maxim Group LLC’s deferred compensation being held in the trust account) at the time of such acquisition.

We have not identified a target business

To date, we have not taken any action to select any target industry or business with which to seek a business combination. None of our officers, directors, promoters or other affiliates has taken any action to identify or contact a potential business combination candidate or is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us nor have we, nor any of our agents of affiliates, been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitation that a target business have a fair market value of at least 80.0% of the amount in the trust account (exclusive of Maxim Group LLC’s deferred compensation plus interest thereon held in the trust account) at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. Furthermore, there is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses. However, we have no current plans or agreements to enter into any such financing arrangements. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although we believe that our management has the appropriate experience in the shipping industry to identify appropriate target businesses and also has operational experience applicable post business combination, we cannot assure you that we will adequately ascertain or assess all significant risks attendant to a business combination.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community who are aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts, who may present solicited or unsolicited proposals. Any finder or broker would only be paid a fee upon the consummation of a business combination. The fee to be paid to such persons would be a percentage of the fair market value of the transaction with the percentage to be determined in an arm’s length negotiation between the finder or broker and us based on market conditions at the time we enter into an agreement with such finder or broker. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions on any formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis, in which event their compensation (which would be equal to a percentage of the fair market value of the transaction as agreed upon at the time of such engagement or agreement with a party that brings us an unsolicited proposal, as the case may be) may be paid from the offering proceeds not held in trust. Our officers and directors as well as their affiliates may also bring to our attention target business candidates that they become aware of through their business contacts. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry, will generate a number of potential target businesses that will warrant further investigation. In no event will we pay any of our existing officers, directors or shareholders or any entity with which they are affiliated any finder’s fee or other compensation in any form for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors or existing shareholders will receive any finder’s fee, consulting fees or any similar fees in any form from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is at least 80.0% of the amount in the trust account (exclusive of Maxim Group LLC’s deferred compensation plus interest thereon held in the trust account) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not conducted any specific research on the shipping or shipping related industries to date nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business combination. Since we have not yet analyzed the businesses available for acquisition and have not identified a target business, we have not established any specific attributes or criteria (financial or otherwise) for the evaluation of prospective target businesses. In evaluating a prospective target business, our management will conduct the necessary business, legal and accounting due diligence on such target business and will consider, among other factors, the following:

•	earnings and growth potential;

•	experience and skill of management and availability of additional personnel;

•	growth potential;

•	capital requirements;

•	competitive position;

•	financial condition and results of operation;

•	barriers to entry into the shipping and related industries;

•	stage of development of the products, processes or services;

•	breadth of services offered;

•	degree of current or potential market acceptance of the services;

•	regulatory environment of the shipping industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us.

In structuring the transaction, we may elect to form a foreign subsidiary in connection with a proposed business combination, which may be used to make the acquisition. In that event, we would either merge into such foreign subsidiary (with the foreign subsidiary being the surviving entity) or we would dissolve and liquidate our assets to our shareholders, which would include the equity securities we own in the foreign subsidiary. In the event that we do choose to merge into such a foreign subsidiary or dissolve and liquidate and distribute our ownership of such foreign subsidiary to our shareholders, the agreement relating to the transaction would provide (i) for each issued and outstanding share of our common stock to be converted into a similar right to receive shares of common stock in the subsidiary and (ii) that each of our outstanding warrants will be assumed by the subsidiary with the same terms and restrictions, except that they will be exercisable for common stock of the subsidiary. This alternative is discussed in greater detail in the section “Taxation — Tax and Reporting Issues as to Formation of Foreign Subsidiary.”

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finders or consulting fees to our existing shareholders, or any of their respective affiliates, for services rendered to us or in connection with a business combination. In addition, we will not make any other payment to them out of the proceeds of this offering (or the funds held in trust) other than reimbursement for out-of-pocket expenses they may incur in conducting due diligence.

Fair market value of target business

The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80.0% of the amount in the trust account (exclusive of Maxim Group LLC’s deferred underwriting compensation plus interest thereon held in the trust account), at the time of such acquisition. Furthermore, there is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses. However, we have no current plans or agreements to enter into any such financing arrangements. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value.

To the extent that our business combination consists of the acquisition of assets that do not have historical financial information, and they are ocean-going motor vessels, we will determine whether such business combination has a fair market value of at least 80.0% of the amount in our trust account based on the value of the assets, as determined by the advice of our ship broking and financial advisors consistent with industry practice. Such valuation will factor in, among other things, the revenue stream generated from ongoing charter arrangements, to the extent that the vessels have any charter arrangements that will continue after the business combination, and future forward rates, as quoted on the International Maritime Exchange (Imarex).

If our board is not able to independently determine that the target business has a sufficient fair market value (for example, if one of the members of our board of directors is affiliated with the target business or if the financial analysis is too complicated for our board of directors to perform on their own), we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80.0% of the amount in the trust account threshold, it is not anticipated that copies of such opinion would be distributed to our shareholders, although copies will be provided to shareholders who request it. If we do obtain the opinion of an investment banking firm, a summary of the opinion will be contained in the proxy statement that will be mailed to shareholders in connection with obtaining approval of the business combination, and the investment banking firm will consent to the inclusion of their report in our proxy statement. In addition, information about how shareholders will be able to obtain a copy of the opinion from us will be contained in the proxy statement. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

Possible lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is likely that we will have the ability to effect only one, or perhaps, two business combinations, although this may entail simultaneous acquisitions of several entities at the same time. We may not be able to acquire more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and other legal issues and closings with multiple target businesses. In addition, we would also be exposed to the risks that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80.0% of the amount in the trust account (exclusive of Maxim Group LLC’s deferred underwriting compensation plus interest thereon held in the trust account). Accordingly, for an indefinite period of time, the prospects for our future viability may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Additionally, since our business combination may entail the simultaneous acquisitions of several entities at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their entities is contingent upon the simultaneous closings of the other acquisitions.

Limited ability to evaluate the target business’ management

Although we expect certain of our management, particularly Georgios Koutsolioutsos, our President and Co-Chairman of board of directors, and Panagiotis Zafet, our Chief Executive Officer and Co-Chairman of board of directors to remain associated with us following a business combination, it is likely that the management of the target business at the time of the business combination will remain in place, and we may employ other personnel following the business combination. Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company.

Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms in connection with any such combination, which terms would be disclosed to shareholders in any proxy statement relating to such transaction. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for shareholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our shareholders for approval, even if the nature of the acquisition is such as would not ordinarily require shareholder approval under applicable state law. In connection with seeking shareholder approval of a business combination, we will also submit to our shareholders for approval a proposal to amend our Second Amended and Restated Articles of Incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend the corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if shareholders vote both in favor of such business combination and our amendment to extend our corporate life.

In connection with seeking shareholder approval of a business combination we will furnish our shareholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business. We expect that the proxy statement that we would send to shareholders would not contain historical financial information with respect to the vessels and, therefore, shareholders voting on a proposed transaction would not have the benefit of financial statements of past operations. Rather, instead of financial statements, the proxy statement we would send to our shareholders would contain the same information that would typically be provided in the prospectus for an initial public offering of a start-up shipping company, such as: (i) historical and prevailing market rates for vessels on the basis of type, age and proposed deployment; (ii) our expectations of future market trends and proposed strategy for employment of the vessels; (iii) our anticipated operational (overhead) expenses; and (iv) the valuation of the vessels as assets generally (i.e., whether they are new or second-hand and the type of vessel), all of which, in turn, depend on the sector of the shipping industry in which we consummate such a business combination. See “Risk Factors — Risks Associated With Our Acquisition of a Target Business in the Maritime Shipping Industry — If we were to acquire vessels or a company with agreements to purchase individual vessels, it is highly unlikely that proxy materials provided to our shareholders would include historical financial statements and, accordingly, investors will not have historical financial statements on which to rely in making their decision whether to vote for the acquisition.”

In connection with the vote required for any business combination, all of our existing shareholders have agreed to vote the shares of common stock owned by them prior to this offering in accordance with the vote of the majority of the public shareholders. We are not aware of any intention on the part of our officers and directors, including all of our existing shareholders, to make any purchases in this offering or in the aftermarket, although they are not prohibited from doing so. Although we do not know for certain the factors that would cause our existing stockholders to purchase our securities, we believe that some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears that a substantial number of public stockholders are voting against a proposed business combination, and (iv) their interest in the target business once the target business has been identified. Any shares acquired by such individuals in this offering or in the aftermarket will be voted in favor of the business combination. Accordingly, any purchase of our shares by our officers and directors, including all of our existing shareholders, in this offering or in the aftermarket could influence the result of a vote submitted to our shareholders in connection with a business combination by making it more likely that a business combination would be approved. In addition, given the interest that our existing stockholders have in a business combination being consummated, it is possible that our existing stockholders will acquire securities from public stockholders who have elected to redeem their shares of our common stock (as described below) in order to change their vote and insure that the business combination will be approved (which could result in a business combination being approved even if, after the announcement of the business combination, 35% or more of our public stockholders would have elected their redemption rights, or 51% of our public stockholders would have voted against the business combination, but for the purchases made by our existing stockholders). We will proceed with the business combination only if a majority of the shares of common stock voted by the holders of the common stock included in the units offered by this prospectus are voted in favor of the business combination and public shareholders owning less than 35.0% of the shares sold in this offering exercise their redemption rights. Our threshold for redemption has been established at 35.0% to reduce the risk of a small group of shareholders exercising undue influence on the approval process. However, a 20.0% threshold is more typical in offerings of this type and such lower threshold permits the holders of a smaller number of shares to prevent a transaction they deem to be undesirable from being consummated (and therefore makes it easier for a proposed business combination to be approved as compared to other offerings of this type with a lower threshold). In addition, permitting redemption above the typical 20.0% threshold may require us to secure additional financing to fund a proposed business combination. Voting against the business combination alone will not result in redemption of a shareholder’s shares into a pro rata share of the trust account. To do so, a shareholder must have also exercised the redemption rights described below. As a result of our higher redemption threshold, we may have less cash available to complete a business combination. Because we will not know how many shareholders may exercise such redemption rights, we will need to structure a business combination that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a larger percentage of shareholders exercise their redemption rights than we expect. Alternatively, to compensate for the potential shortfall in cash, we may be required to structure the business combination, in whole or in part, using the issuance of our stock as consideration. Accordingly, this increase in the customary redemption threshold may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.

Redemption rights

At the time we seek shareholder approval of any business combination, we will offer each public shareholder the right to have such shareholder’s shares of common stock redeemed for cash if the shareholder votes against the business combination and the business combination is approved and completed. The actual redemption price will be equal to $10.00 per share. An eligible shareholder may request redemption at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the shareholder votes against the business combination and the business combination is approved and completed. If a shareholder votes against the business combination but fails to properly exercise its redemption rights, such shareholder will not have its shares of common stock redeemed. Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to shareholders entitled to redeem their shares who elect redemption will be distributed promptly after completion of a business combination. Public shareholders who redeem their common stock for their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public shareholders owning 35.0% or more of the total number of shares sold in this offering exercise their redemption rights. Shareholders who exercise their redemption rights will no longer be able to bring a derivative action against us.

Even if less than 35.0% of the shareholders exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds less than a fair market value equal to 80.0% of the amount in the trust account (exclusive of Maxim Group LLC’s deferred underwriting compensation held in the trust account and up to $420,000 of interest earned thereon) at the time of such acquisition which amount is required as a condition to the consummation of our initial business combination, and we may be forced to find additional financing to consummate such a business combination, consummate a different business combination or liquidate.

Investors who choose to remain as shareholders and do not exercise their redemption rights will be effectively diluted as the number of public shares decreases (thereby decreasing the total number of share outstanding) and the number of shares held by our existing shareholders remains the same.

The shares sold prior to this offering do not have redemption rights. However, our existing shareholders have significant influence over matters requiring shareholder approval. See the section entitled, “Risk Factors — Risks Associated With Our Current Business — Our existing shareholders control a substantial interest in us and thus may influence certain actions requiring shareholder vote.”

Dissolution and liquidation if no business combination

Our Second Amended and Restated Articles of Incorporation provide that we will continue in existence only until          , 2009 [twenty four months from the consummation of this offering]. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 106 of the Marshall Islands Business Corporations Act. This has the same effect as if our board of directors and shareholders had formally voted to approve our dissolution. As a result, no vote would be required from our board of directors or shareholders to commence such a dissolution and liquidation. We view this provision terminating our corporate life by          , 2009 [twenty four months from the consummation of this offering] as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination. Once we are dissolved, shareholders will no longer be able to bring derivative actions against us.

If we are unable to complete a business combination by          , 2009 [twenty four months from the consummation of this offering], we will distribute to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest not previously distributed. We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effect such distribution. Our existing shareholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them prior to this offering. In addition Maxim Group LLC has agreed to waive its rights to the $4,500,000 ($5,625,000 if the over-allotment option is exercised in full) of deferred underwriting compensation (including up to $420,000 of interest earned thereon) held in the trust account for its benefit. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust fund. If such funds are insufficient, our officers have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of the private placement held outside the trust account (initially $3,000,000), and without taking into account interest, if any, earned on the trust account not previously distributed (less any taxes payable by us), we expect the initial per-share liquidation price to holders of the 20,000,000 shares (23,000,000 if the underwriters’ over-allotment option is exercised in full) entitled to participate in liquidation distributions to be equal to the $10.00 per share. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, which could be prior to the claims of our public shareholders. In such event, we cannot assure you that the actual per-share liquidation price will not be less than $10.00 due to claims of creditors. Although we will seek to have all prospective target businesses, vendors or other service providers execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not enforceable. Accordingly, the proceeds held in the trust account could be subject to claims, which could take priority over those of our public shareholders. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In order to protect the amounts held in trust each of our officers has agreed that he will be personally liable to the extent of his pro rata beneficial ownership in our company immediately prior to this offering, if we did not obtain valid and enforceable waivers from such prospective target businesses, vendors or other entities. We have not independently verified whether such persons have sufficient funds to satisfy their indemnity obligations and, therefore, we cannot assure you that they would be able to satisfy those obligations.

We believe the likelihood of our officers having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. We also will have access to any funds available outside the trust account or released to us to fund working capital requirements with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation currently estimated at approximately $15,000). The indemnification provisions are set forth in the insider letters, executed by each of our officers. The insider letters provide that, in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our shareholders from a vendor, prospective target business or other entity, the indemnification will not be available. The insider letters executed by each of our officers are exhibits to the registration statement of which this prospectus forms a part.

Under the Business Corporations Act of the Republic of the Marshall Islands, shareholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with certain procedures set forth in Section 106 of the Business Corporations Act of the Marshall Islands intended to ensure that we make reasonable provision for all claims against us, including a minimum 6-month notice period during which any third-party claims can be brought against us, any liability of shareholders with respect to a liquidating distribution is limited to the lesser of such shareholder’s pro rata share of the claim or the amount distributed to the shareholder, and any liability of the shareholder would be barred after the expiration of the period specified in the notice. However, it is our intention to make liquidating distributions to our public shareholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, to the extent not covered by the indemnities provided by our executive officers, our shareholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our shareholders may extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts due them. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after          , 2009 [twenty four months from the consummation of this offering], this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors and/or complying with certain provisions of the Business Corporations Act of the Marshall Islands with respect to our dissolution and liquidation. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders shall be entitled to receive funds from the trust account only in the event of liquidation or if the shareholders seek to redeem their respective shares for cash upon a business combination which the shareholder voted against and which is actually completed by us. In no other circumstances shall a shareholder have any right or interest of any kind to or in the trust account.

Investment Management Trust Agreement

On the date of this prospectus we will enter into an Investment Management Trust Agreement with Continental Stock Transfer & Trust Company, which will serve as the trustee of the trust account. Our shareholders will be third party beneficiaries of this agreement. You should review a copy of the Investment Management Trust Agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of its terms and conditions.

Except for the release of the funds in the trust account, in the event of a consummation of a business combination or liquidation, the limited distribution of the funds in the trust account shall include: (i) disbursing to the Company or the Internal Revenue Service the amount required to pay income taxes for any income tax obligation related to the offering proceeds held in the trust account; (ii) disbursing to the Company an aggregate of $675,000 of the interest earned on proceeds in the trust account to pay costs and expenses associated with the exercise of the underwriters’ over-allotment option; (iii) quarterly distributions to the public shareholders of interest earned on proceeds in the trust account until the earlier of the consummation of a business combination or the Company’s liquidation; and (iv) disbursing to the Company the amount of actual expenses incurred or imminently to be incurred by the Company in connection with its dissolution and distribution and any amounts due to pay creditors or required to reserve for payment to creditors.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Since August 2003, based upon publicly available information, approximately 113 similarly structured blank check companies have completed initial public offerings and 35 others have filed registration statements with the SEC seeking to go public. (We have identified 1 blank check company that is seeking to compete a business combination in the maritime shipping industry.) Of these companies, only 28 companies have consummated a business combination, while 25 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination and five companies have liquidated or are in liquidation. Accordingly, there are approximately 55 blank check companies with more than $5.0 billion in trust that are seeking to carry out a business plan similar to our business plan. Like us, some of those companies have specific industries that they must complete a business combination in, a number of them may consummate a business combination in any industry they choose. We also expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. In addition to possessing greater technical, human and other resources than us, many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. As compared to these established companies, our financial resources will be relatively limited, which may limit our ability to compete in acquiring certain sizable target businesses. We may, therefore, be subject to competition from both established companies and other companies seeking to consummate a business plan similar to ours, which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Accordingly, such competition may have a negative impact upon our negotiating position and the total consideration we may be required to pay in order to consummate a business combination. Further, the fact that only 28 of such companies have completed a business combination and 25 of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. Further:

•	our obligation to seek shareholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to shareholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to redeem for cash up to one share less than 35.0% of the shares of common stock held by our public shareholders in certain instances will limit the manner in which we may structure a business combination (i.e., we will not be able to undertake an all cash acquisition transaction) and may reduce the resources available to us for this purpose, as well as for funding a target company’s business;

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire either an operating business or assets, or a combination thereof, that has a fair market value equal to at least 80.0% of the trust account (exclusive of Maxim Group LLC’s deferred underwriting compensation plus interest thereon held in the trust account) at the time of the acquisition could require us to acquire several companies, or closely related operating businesses and/or assets from different parties at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms. See the section entitled “Risk Factors — Risks Associated With Our Current Business — Because there are numerous companies with a business plan similar to ours seeking to effect a business combination, it may be more difficult for us to do so.”

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at 10, Amfitheas Avenue, 175 64 P. Faliro, Athens, Greece provided by Balthellas Chartering S.A., a company controlled by Panagiotis Zafet and Simon Zafet, our Chief Executive Officer and Chief Operating Officer, respectively, and each a director of the Company. Such company has agreed to provide us with certain administrative, technological and secretarial services, as well as the use of certain limited office space at this location, at a cost of $7,500 per month pursuant to a letter agreement. We believe, based on rents and fees for similar services in Athens, that the $7,500 fee is at least as favorable as we could have obtained from an unaffiliated party. We consider our current office space adequate for our current needs.

Employees

We have five officers, all of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect Mr. Georgios Koutsolioutsos, our President and Co-Chairman of the Board and Mr. Panagiotis Zafet, Chief Executive Officer and Co-Chairman of the Board, to devote a certain amount of time per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic reporting and financial information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Additionally, our management will provide shareholders with the foregoing financial information as part of the proxy solicitation materials sent to shareholders to assist them in assessing each specific target business we seek to acquire. Our management believes that the requirement of having available financial information for the target business may limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2008. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$200,000,000 of the proceeds of this offering and the private placement (including up to $4,500,000 payable to Maxim Group LLC upon consummation of a business combination) will be deposited into a trust account at Deutsche Bank Trust Company, maintained by Continental Stock Transfer & Trust Company.	Approximately $167,400,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $200,000,000 held in trust will only be invested in U.S. ‘‘government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or money market funds meeting certain criteria.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80.0% of the amount in the trust account (exclusive of Maxim Group LLC’s deferred underwriting compensation plus up to $420,000 of interest earned thereon held in the trust account) at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80.0% of the maximum offering proceeds.

Trading of securities issued	The units will begin trading on or promptly after the date of this	No trading of the units or the underlying common stock and

	Terms of Our Offering	Terms Under a Rule 419 Offering

	prospectus. Each of the common stock and warrants may trade separately beginning on the 10th business day following the earlier to occur of: (i) the expiration of the underwriters’ over- allotment option or (ii) its exercise in full. In no event will Maxim Group LLC allow separate trading of common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the consummation of this offering. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over- allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment is exercised following the initial filing of the Form 8-K, an amended Form 8-K will be filed to provide updated financial information reflecting the exercise of the over-allotment option.	warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will give our shareholders the opportunity to vote on the business combination. In connection with seeking shareholder approval, we will send each shareholder a proxy statement containing information required by the SEC. A shareholder following the procedures described in this	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company,

	Terms of Our Offering	Terms Under a Rule 419 Offering

	prospectus is given the right to redeem his or her shares for $10.00 per share. However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds.	in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	Pursuant to our Second Amended and Restated Articles of Incorporation, our corporate existence will cease 24 months from the consummation of this offering except for the purposes of winding up our affairs and liquidating. However, in connection with the shareholder vote to approve a business combination, we will submit to shareholders a proposal amending our Second Amended and Restated Articles of Incorporation to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or as part of any plan of dissolution and liquidation of our company upon our failure to effect a business combination within the allotted time except that, to the extent the trust account earns interest, we are permitted to receive disbursements	The proceeds held in the escrow account, including all of the interest earned thereon (net of taxes payable), would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See “Risk Factors — Risks associated with our business — You will not be

	Terms of Our Offering	Terms Under a Rule 419 Offering

	(i) to pay tax obligations and (ii) of up to $675,000 of such interest income in the event of the exercise of the over- allotment option.	entitled to protections normally afforded to investors of blank check companies.”

Distributions	Interest earned on the trust account in excess of the amount necessary to allow for a $10.00 per share liquidation distribution, subject to any valid claims by our creditors that are not covered by amounts in the trust account or indemnities provided by our executive officers, will be distributed to our public shareholders on a quarterly basis, net of any taxes payable by us and up to $675,000 of such interest in the event of exercise of the over-allotment option and up to $420,000 of interest earned on Maxim Group LLC’s deferred underwriting compensation held in the trust account.	Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the shareholders and would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

Second Amended and Restated Articles of Incorporation

Our Second Amended and Restated Articles of Incorporation requires that we obtain the vote of holders of 95.0% of our outstanding common stock to amend Article Sixth of our Second Amended and Restated Articles of Incorporation. However, the validity of such supermajority voting provisions under Marshall Islands law, which follows Delaware law, has not been settled. A court could conclude that such supermajority voting consent requirement constitutes a practical prohibition on amendment in violation of the shareholders’ implicit rights to amend the corporate charter. In that case, certain provisions of the articles would be amendable without such supermajority consent and any such amendment could reduce or eliminate the protection afforded to our shareholders. However, we view the foregoing provisions as obligations to our shareholders, and we will not take any action to waive or amend any of these provisions.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers, none of which reside in the United States, are as follows:

Name	Age	Position

Georgios Koutsolioutsos	37	President and Co-Chairman of the Board of Directors
Panagiotis Zafet	41	Chief Executive Officer and Co-Chairman of the Board of Directors
Simon Zafet	44	Chief Operating Officer and Director
Alexios Komninos	41	Chief Financial Officer, Treasurer and Director
Ioannis Tsigkounakis	41	Secretary and Director
Elias M. Culucundis	64	Director
Roland Beberniss	65	Director
George Hamawi	67	Director

Georgios Koutsolioutsos has been our President and Co-Chairman of the Board of Directors since inception. Mr. Koutsolioutsos has significant experience in the management and operations of public companies. He began his career at Folli Follie S.A. (ATSE: FOLLI), in 1992. Folli Follie is an international company with a multinational luxury goods brand and over three hundred points of sale (POS). Mr. Koutsolioutsos, who is currently the Vice-President and an executive member of the Board of Directors, has assisted with the growth of Folli Follie S.A. to a market capitalization of over $1.1 billion with revenues of over $500 million in 2006. Additionally, in 1997, Folli Follie SA was listed on the Athens Stock Exchange following an initial public offering conducted under his management. Mr. Koutsolioutsos also has extensive knowledge of business operations in the Asian markets where, for more than a decade, Folli Follie has had a presence. Furthermore, since 2002, Folli Follie was among the first companies in mainland China to obtain a full retail license. In 1999, Mr. Koutsolioutsos became a member of the Board of Directors of Hellenic Duty Free Shops S.A. (“HDFS” (ATSE: HDF)) and subsequently, as of May 2006, became the Chairman of the Board of Directors. HDFS is the exclusive duty free operator in Greece, one of the top fifteen duty free operators worldwide and has a market capitalization of approximately $1 billion. In 2003, Mr. Koutsolioutsos was awarded Manager of the Year in Greece. Mr. Georgios Koutsolioutsos received his B.Sc. in business and marketing from the University of Hartford, Connecticut, USA. He is fluent in five languages.

Panagiotis Zafet has been our Chief Executive Officer and Co-Chairman of the Board of Directors since inception. Mr. Zafet has extensive experience in the management of operations in the maritime shipping industry, as well as the purchase, sale and charter of vessels. Mr. Zafet started in the liner shipping industry in 1986 at Hellasco Shipping Ltd., of which he is a co-owner. Hellasco Shipping Ltd. is active in the trade of timber products and the regular service of vessels trading between Scandinavia, Greece and Cyprus. In 1991, he founded Balthellas Chartering S.A., a ship management and shipbroking company with 2006 revenues of approximately $25 million, where he currently serves as managing director. Under his leadership, Balthellas Chartering expanded its business from the commercial management of vessels into the full-scale management of multipurpose vessels of the highest ice class, container ships, timber carriers and dry cargo ships. The fleet is trading worldwide with a strong presence in ice bound navigational waters such as the Baltic Sea, White Sea and the Sea of Azov. The Company also specializes in feeder container services offering mostly service in places with limited port infrastructures, such as in the East Mediterranean, North and West African ports, the Caribbean, Indian Ocean and the Far East. Mr. Zafet is also a co-owner and managing director of Hellasco Transport Ltd. Mr. Zafet has a law degree from the Aristotelio University of Thessaloniki and is fluent in three languages. He is a member of the Piraeus Marine Club and the Hellenic Shipbrokers Association.

Simon Zafet has been our Chief Operating Officer and a director since inception. Mr. Zafet has extensive experience in the management of operations in the maritime shipping industry, as well as the purchase, sale and charter of vessels. He worked at Adams and Porter New York Insurance Brokers from 1994 to 1995 and Harley Mullion shipping brokers in London from 1995 to 1996. In May 1996, he joined Hellasco Shipping Ltd. as Chief

Executive Officer, developing and creating an elaborate network of shipping contacts that included all of Scandinavia and the Eastern Mediterranean. Under his leadership, Hellasco Shipping Ltd. increased the transportation of its main forest products and expanded its liner business with the formation of a door-to-door shipping company, which runs high volumes and becoming the only and better alternative to a container for this part of the world. Mr. Zafet currently maintains the position of Chief Executive Officer at Hellasco Shipping Ltd. Mr. Zafet is also a co-owner of Hellasco Transport Ltd. He is an active member of the Greek-Finnish Commerce Association, the Swedish Commerce Association of Athens and the Baltic Exchange. Mr. Zafet received an undergraduate degree in Economics, Marketing and Computer Science from Boston University in Massachusetts in 1984 and a Master’s degree, with honors, in Shipping Trade and Finance from the London City University in 1998.

Alexios Komninos has been our Chief Financial Officer and a director since inception. Since 1991, he has been a major shareholder and chief operating officer of N. Komninos Securities SA, one of the oldest members of the Athens Stock Exchange and member of the Athens Derivatives Exchange, with total revenues of approximately $40 million in 2006. Mr. Komninos has extensive experience with respect to the review and assessment of companies’ financial positions as well as experience with respect to analysis of potential acquisitions. He has been involved in more than twenty successful initial public offerings and secondary offerings of companies listed on the Athens Stock Exchange, including Rokkas Energy S.A. (ATSE: ROKKA), a windmill parks company, Folli Follie S.A. (ATSE: FOLLI), a luxury goods company, Flexopack S.A. (ATSE: FLEXO), a packaging company, Eurobrokers S.A. (ATSE: EUBRK), an insurance broking company, and Edrasi S.A. (ATSE: EDRA), a specialized construction company. Mr. Komninos is primarily engaged in the business of securities portfolio management and currently manages a portfolio exceeding $450 million. Throughout 2004 and 2005, he was a financial adviser to Capital Maritime & Trading Corp., a holding company with revenues of approximately $188 million in 2004. Mr. Komninos also advises numerous other public companies in Greece on capital restructuring, mergers and acquisitions and buy-out projects. Mr. Komninos received his B.Sc. in economics from the University of Sussex in the United Kingdom and his M.Sc. in Shipping Trade and Finance from the City University Business School in London.

Ioannis Tsigkounakis has been our Secretary and a director since inception. Since 1992, he has been a practicing lawyer specializing in Shipping and Capital Markets law. In that capacity he has gained significant experience with respect to the negotiation of acquisitions and in all aspects of legal due diligence. In 1994 he joined the law firm of Vgenopoulos & Partners, one of the largest international practice firms in Greece. Mr. Tsigkounakis advises Greek issuers, brokers, investment firms and banking institutions on capital markets and investment banking matters. He has been involved in capital finance transactions, mergers and acquisitions, take-overs and buy-outs, both in Greece and abroad, including: (i) the acquisition through the Athens Exchange of a controlling interest in Proton Bank of Greece by IRF European Finance Investments Ltd., in May 2006, a company listed on the Alternative Investment Market of the London Stock Exchange (AIM), (ii) the public tender offer made by Laiki Bank Public Co. Ltd. of Cyprus to Egnatia Bank and Marfin Holdings of Greece, in September 2006, (iii) the acquisition of Links of London Ltd., in July 2006, and (iv) the issuance of a bond loan by HSBC, Alfa Bank, Piraeus Bank, BNP Paribas and National Bank of Greece, of $280 million for Folli Follie S.A., in June 2006. Since 2002, he has been a member of the Board of Directors of Aspropirgos Maritime Ltd., a company that owns a crude oil tanker owning and is a subsidiary of Paradise Tankers Corp., a large tanker carrier group with 2006 revenues of approximately $48M. Between 2003 and 2004, he was also a non-executive member of the Board of Directors of Marfin Bank Private Fund, a fund with $225 million under management. He is currently an executive member of the Board of Directors of Hellenic Duty Free Shops, a company listed on the Athens Exchange (ATSE: HDF). Mr. Tsigkounakis received his law degree from the National University of Athens and a master’s degree (DEA) in International and Banking Law from the University of Pantheon, Sorbonne I, France. Since 2005, he has been a member of the Greek Legal Society of Banking and Capital Markets Law.

Elias M. Culucundis has been a director of our company since inception. Mr. Culucundis has experience in the negotiation of acquisitions, as well as the oversight of due diligence. Since 2002, Mr. Culucundis has been a member of the Board of Directors of Folli Follie S.A. and since 2006 an executive member of the Board of Directors of Hellenic Duty Free Shops S.A. Since 1999, Mr. Culucundis has been President, Chief Executive Officer and Director of Equity Shipping Company Ltd., a company specializing in starting, managing and operating commercial and technical shipping projects the value of which exceeded 100 million as of the end of 2006. Additionally, from 1996 to 2000, he was a director of Kassian Maritime Shipping Agency Ltd., a ship management company operating a fleet of ten bulk carriers with revenues of approximately $180M, in 2006. During this time, Mr. Culucundis was also a director of Point Clear Navigation Agency Ltd, a marine project company instrumental in opening the Chinese shipbuilding market to Greek shipping. Point Clear Navigation Agency Ltd. aided in technically and commercially structuring the first panamax bulk carrier and the first panamax tanker to be built in Shanghai, China that subsequently became the prototype for over 50 subsequent orders for Greek shipping. From 1981 to 1995, Mr. Culucundis was a director of Kassos Maritime Enterprises Ltd., a company engaged in ship management. While at Kassos, he was initially a Technical Director and eventually ascended to the position of Chief Executive Officer, overseeing a large fleet of panamax, aframax and VLCC tankers, as well as overseeing new building contracts, specifications and the construction of new buildings. From 1971 to 1980, Mr. Culucundis was a director and the Chief Executive Officer of Off Shore Consultants Inc. and Naval Engineering Dynamics Ltd. Off Shore Consultants Inc. was a pioneer in FPSO (Floating Production, Storage and Offloading vessel, “FPSO”) design and construction and responsible for the technical and commercial supervision of a pentagon-type drilling rig utilized by Royal Dutch Shell plc. Seven FPSO’s were designed and constructed that were subsequently utilized by Pertamina, ARCO, Total and Elf-Aquitaine. Naval Engineering Dynamics Ltd. was responsible for purchasing, re-building and operating vessels that had suffered major damage. From 1966 to 1971, Mr. Culucundis was employed as a Naval Architect for A.G. Pappadakis Co. Ltd., London, responsible for tanker and bulk carrier new buildings and supervising the technical operation of the company fleet. He is a graduate of Kings College, Durham University, Great Britain, with a degree in Naval Architecture and Shipbuilding. He is a member of several industry organizations, including the Council of the Union of Greek Shipowners and American Bureau of Shipping. Mr. Culucundis is a fellow of the Royal Institute of Naval Architects and a Chartered Engineer.

Roland Beberniss has been a director of our company since inception. Mr. Beberniss has extensive experience in maritime shipping acquisitions and operations. In 1976, he became manager of Lubisch Hanseatische Schiffahrtsgesellschaft, a cargo handling company in the ports of Hamburg, Jedda and Jubail in Saudi Arabia. From 1980 to 1986, he was employed by Hamburg Port Consultant, during which time he was involved in several studies concerning the working procedures and logistic processes for companies such as Daimler Benz, Hamburger Hafen und Lagerhaus Gesellschaft and the Ministry of Transport in Saudi Arabia. In 1991, he became manager of Lubecker Hafen Gesellschaft, a cargo handling company in the port of Lubeck, and under his leadership, the port capacity was increased by approximately 40.0% and new shipping lines were acquired. From 1994 to 2006, Mr. Beberniss served as manager of Enso Nord, a subsidiary of Stora Enso (NYSE: SEO), a company with a market cap of $14 billion, where he organized and optimized the transport of paper products from Finland, Sweden and Germany to various customers in Europe. In 2005, he founded RBB Shipping GmbH. Mr. Beberniss is a graduate of the Naval School of Hamburg, Germany and a graduate of the University of Hamburg with a degree in business administration.

George Hamawi has been a director of our company since inception. Mr. Hamawi has been a practicing lawyer for over 40 years, during which time he has gained extensive knowledge of the maritime shipping industry, particularly with respect to assessing legal issues related to potential acquisition opportunities. From 1964 to 1975, Mr. Hamawi practiced law in Ethiopia at the firm of Hamawi & Hamawi, specializing in commercial ventures, insurance, labor and taxation. In 1974, he also served as a legal consultant to the Andre Family of Lausanne, which had two farming projects in Ethiopia, and as a consultant to Continental Homes, an American Housing project to build and sell 1000 homes in the outskirts of the city of Addis Ababa. From 1975 to 1977, he served as Secretary of the Hellenic United Shipowners Mutual Defense Association (HUSMA). Additionally, in 1986, he founded the shipping consulting firm of Mercantile Marine Ltd., with clients’ fleets ranging from 2 ships to 40 ships. In 1992, through Mercantile Marine, Mr. Hamawi consulted on the shipbuilding contracts for 12 handy-sized vessels in Japan and for seven panamax vessels in Romania. He is a graduate of the University of Ethiopia with a BA in Political Science and a graduate of McGill University in Montreal, Canada with a Post Graduate Degree in Civil Law. Mr. Hamawi is presently working as a legal consultant.

Family Relationships

Panagiotis Zafet and Simon Zafet are brothers. No other family relationship exists between any of the directors and officers of the Company.

Director Independence

Our board of directors has determined that Elias M. Culucundis, George Hamawi and Roland Beberniss are “independent directors” within the meaning of Rule 121(A) of the American Stock Exchange Company Guide and Rule 10 promulgated under the Exchange Act of 1934. We intend to locate and appoint at least three additional independent directors to serve on the board of directors.

Board Committees

On completion of this offering, our board of directors will have an audit committee, a nominating committee and a compensation committee. Our board of directors has adopted a charter for the audit committee as well as a code of conduct and ethics that governs the conduct of our directors, officers and employees.

Upon completion of this offering, our audit committee will consist of Elias M. Culucundis and George Hamawi. Each member of our audit committee is financially literate under the current listing standards of the American Stock Exchange.

The audit committee will review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee will also select our independent registered public accounting firm, review and approve the scope of the annual audit, review and evaluate with the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting controls, evaluate problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors, and evaluate all of our public financial reporting documents.

Our nominating committee consists of Elias M. Culucundis and George Hamawi. The compensation of our chief executive officer and other officers will be determined by a majority of our independent directors in accordance with Section 805 of the American Stock Exchange Company Guide.

We have granted Maxim Group LLC, the representative of the underwriters, the right to have its designee present at all meetings of our board of directors for a period of two years from the consummation of this offering. The designee will be entitled to the same notices and communications sent by us to our directors and to attend directors’ meetings, but will not have voting rights. During such two-year period, we have further agreed to hold board meetings at least once every quarter and to notify the representative of any proposed acquisitions, mergers, reorganizations or other similar transactions. The representative has not named a designee as of the consummation of this offering.

Code of conduct and ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange.

Certain Reporting Obligations

As a foreign private issuer, we are exempt from the rules under the Securities Exchange Act of 1934, as amended, prescribing the furnishing and content of proxy statements. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we have agreed, as a condition to our listing on the American Stock Exchange, that for the period commencing with the date of this prospectus and ending on the consummation of a business combination, we will comply with the rules under the Exchange Act with respect to the furnishing and content of our proxy statement related to the business combination (a proxy statement with respect to a business combination is already required pursuant to our Second Amended and Restated Certificate of Incorporation). Consistent with the American Stock Exchange’s policy with respect to foreign formed blank check companies, we have been orally advised by the American Stock Exchange that, as a condition to our listing on the American Stock Exchange, for the period commencing with the date of this prospectus and ending on the consummation of a business combination, we must comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for current reports on Form 8-K and will file reports on Form 6-K complying with those rules and regulations. Any failure to comply with such undertakings could result in the

American Stock Exchange taking action to delist our securities from trading on its exchange. If the American Stock Exchange delists our securities from trading on its exchange, it could result in:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We expect to hold an annual meeting of stockholders within 12 months after this offering is consummated.

Executive compensation

No officer, director or shareholder has received any cash compensation for services rendered and no compensation of any kind, including finder’s and consulting fees, will be paid to any such individuals, or any of their respective affiliates, for services rendered to us prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In the event any of our officers and directors continue to serve us following a business combination, such individuals may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to the shareholders. There is no specified limit on the amount of these out-of-pocket expenses. Our board of directors has designated Mr. Komninos, our Chief Financial Officer, to pass upon the reasonableness of any reimbursable expenses incurred by members of our management that exceed $1,000. To the extent that Mr. Komninos seeks reimbursement of expenses he has incurred in excess of $1,000, such reimbursement will be reviewed by our board of directors with Mr. Komninos abstaining. Other than through this review process, there will be no other review of the reasonableness of these expenses.

Conflicts of interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Although certain of our officers and directors have entered into a business opportunity and right of first refusal agreement with respect to companies that they own and control, they may have other conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

In addition, certain of our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Their personal and financial interests may influence their motivation in identifying and selecting a target business, completing a business combination for the following reasons:

•	All of our executive officers own shares of our common stock which will be released from escrow only in certain limited situations and will own shares with respect to which they are waiving their redemption and liquidation distribution rights.

•	In addition, our executive officers will purchase warrants to purchase on aggregate of 14,961,111 shares of our common stock, which will be identical to the warrants in the units being offered by this prospectus, except that: (i) subject to certain limited exceptions, none of the insider warrants will be transferable or salable until after we complete a business combination; (ii) the warrants are not subject to redemption if held by the initial holders thereof and (iii) the warrants may be exercised on a cashless basis.

•	If management negotiates their retention as a condition to any potential business combination, management may look unfavourably upon or reject a business combination with a potential target business whose owners refuse to retain members of our management post-business combination.

•	In the event management were to make substantial loans to us in excess of the amount outside the trust account, they may look unfavourably upon or reject a business combination with a potential target whose owners refuse to pay such amounts.

In general, officers and directors of a corporation incorporated under the laws of the Marshall Islands are required to present business opportunities to a corporation if:

•	the opportunity is within the corporation’s line of business;

•	it would not be fair to the corporation and its shareholders for the opportunity not to be brought to the corporation; and

•	the corporation could financially undertake the opportunity.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity. We cannot assure you that any of the above mentioned conflicts will be resolved in our favour.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to the company for its consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Marshall Islands law, subject to any pre-existing fiduciary obligations they might have. As described on page 77, each of Balthellas Chartering SA, Hellasco Shipping Ltd., Hellasco Transport Ltd., RBB Shipping GmbH and Equity Shipping Ltd. which represent all of the privately held companies owned and or controlled by Messrs. Panagiotis Zafet, Simon Zafet, Roland Beberniss and Elias Culucundis, has entered into a Right of First Refusal and Corporate Opportunities Agreement which provides that, commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination, or our liquidation, we will have the first opportunity to consider any business opportunity within any industry, including the maritime shipping industry. Accordingly, the Right of First Refusal and Corporate Opportunity Agreements supersede the pre-existing fiduciary obligations that are excluded from the agreements in principle provided by the corresponding officers and directors.

Each of our directors has, or may come to have following the consummation of this offering, to a certain degree, other fiduciary obligations. Each of our directors may have fiduciary obligations to those companies on whose board of directors they currently sit or may sit in the future. To the extent that they identify business opportunities that may be suitable for any of these other companies, they may have competing fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless these other companies and any successors to such entities has declined to accept such opportunities. Based upon the information provided to us by our officers and directors, other than the persons or entities specified below, we are not aware of any pre-existing fiduciary duties owed by our officers and directors to any person or entity.

Georgios Koutsolioutsos, our President and Co-chairman of the Board, is a Vice President and one of four executive members of the Board of Directors of Folli Follie S.A., which is listed on the Athens Stock Exchange. Folli Follie sells under its brand name “affordable” priced jewelry, watches, leather goods and other fashionable or trendy accessories marketed to a target customer ranging in age from 20-40 years old in 20 countries with over 280 points of sale. Folli Follie owns Links of London which sells a mix of men’s and women’s jewelry in sterling silver and 18 karat gold. Mr. Koutsolioutsos is also the Chairman of the Board of Directors of Hellenic Duty Free Shops

(“Hellenic”), a company which has an exclusive license in Greece to operate a network of duty free shops. Hellenic is listed on the Athens Stock Exchange. In addition, Ioannis Tsigkounakis our Secretary, and a Director, is a member of the Board of Directors of Hellenic, and Elias Culucundis, a director, is a member of the Board of Directors of both Folli Follie and Hellenic. As these companies are involved in industries other than the maritime shipping industry, it is unlikely that there would be a conflict of interest between either Folli Follie, Links of London or Hellenic, on the one hand and our Company on the other hand. Moreover, in the event that we were to pursue a business combination in the retail industry, we have decided that, in order to avoid the possibility of any conflicts, we will not pursue a business combination in the jewelry and accessories market in which Folli Follie and Links of London compete, or the duty free industry within Greece. However, in the event a conflict did arise, because such individuals have a pre-existing relationship with both Folli Follie, Links of London and Hellenic, it is likely that such a conflict would be resolved in favor of those companies.

In addition, certain of our officers and directors have fiduciary obligations to companies in the maritime shipping and related industries. In particular, Panagiotis Zafet is the managing director of Balthellas Chartering S.A., a private company engaged in ship management and ship broking and co-owner of Hellasco Shipping Ltd., which is active in the trade of timber products and the regular service of vessels between Scandinavia, Greece and Cyprus and Hellasco Shipping. Simon Zafet is the Chief Executive Officer of Hellasco Shipping Ltd., and co-owner of Hellasco Transport. Furthermore, Roland Beberniss is the founder and managing director of RBB Shipping GmbH and Elias Culucundis is the President, Chief Executive Officer and Director of Equity Shipping Ltd., a company specializing in the startup, management and operation of commercial and technical shipping projects.

Each of Balthellas Chartering SA, Hellasco Shipping Ltd., Hellasco Transport Ltd., RBB Shipping GmbH and Equity Shipping Ltd. which represent all of the privately held companies owned and or controlled by Messrs. Panagiotis Zafet, Simon Zafet, Roland Beberniss and Elias Culucundis, has entered into a Right of First Refusal and Corporate Opportunities Agreement which provides that, commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination, or our liquidation, we will have the first opportunity to consider any business opportunity within any industry, including the maritime shipping industry. Each of the members of our Board of Directors has a fiduciary obligation to our shareholders to enforce the Company’s rights under each of the Right of First Refusal Agreements. As such they have no basis upon which to waive any of the Company’s rights under such agreements. In addition, any decision by the Company to release any entity to pursue any corporate opportunity would require the vote of a majority of the Company’s disinterested directors. As provided in such agreements none of such agreements can be amended to accelerate its termination or waived without the approval of holders of a majority of the Company’s outstanding Common Stock.

Ioannis Tsigkounakis is a member of the Board of Directors of Aspropirgos Maritime Ltd., a company that owns a crude oil tanker and is a subsidiary of Paradise Tankers Corp., a large tanker carrier group. Aspropirgos is a single-vessel owning company and, as such, is not in the business of purchasing other vessels, and it is therefore unlikely that there would be a conflict of interest between Aspropirgos and our Company. However, in the event a conflict did arise, because Mr. Tsigkounakis has a pre-existing relationship with Aspropirgos Maritime Ltd., it is likely that such a conflict would be resolved in favor of such company.

George Hamawi is an independent legal consultant and Alexios Komninos is involved in the securities portfolio management business. As neither Mr. Hamawi or Mr. Komninos are employed by entities involved in the maritime shipping industry or that may seek to make acquisitions in the maritime shipping industry or other industries, no conflicts of interest are expected to arise involving Hamawi or Mr. Komninos.

Set forth below is a table summarizing the business affiliations of our officers and directors and our analysis as to whether an actual conflict exists, as described in further detail above:

Name	Name of Affiliated Entity and Position/Relationship	Conflict Analysis

Georgios Koutsolioutsos, President and Co-Chairman of the Board of Directors	Folli Follie S.A., Vice-President and executive member of the Board of Directors	Jewelry and accessories business is outside the scope of Seanergy’s intended Business Combination, therefore presenting no conflict

Name	Name of Affiliated Entity and Position/Relationship	Conflict Analysis

	Links of London (owned by Folli Follie S.A.)	Jewelry and accessories business is outside the scope of Seanergy’s intended Business Combination, therefore presenting no conflict
	Hellenic Duty Free Shops S.A., Chairman of the Board of Directors	Exclusive license in Greece to operate a network of duty-free shops is outside the scope of Seanergy’s intended Business Combination, therefore presenting no conflict
Panagiotis Zafet, Chief Executive Officer and Co-Chairman of the Board of Directors	Hellasco Shipping Ltd., co-owner	Right of First Refusal in favor of Seanergy Granting Priority
	Balthellas Chartering, S.A., founder and managing director	Right of First Refusal in favor of Seanergy Granting Priority
	Hellasco Transport Ltd., co-owner and managing director	Right of First Refusal Granted to Seanergy Granting Priority
Simon Zafet, Chief Financial Officer and Director	Hellasco Shipping Ltd., Chief Executive Officer	Right of First Refusal Granted to Seanergy Granting Priority
	Hellasco Transport Ltd., co-owner	Right of First Refusal Granted to Seanergy Granting Priority
Alexios Komninos, Chief Operating Officer and Director	N. Komninos Securities SA, Chief Operating Officer	As a member of the Athens Stock Exchange and Athens Derivatives Exchange, its business is outside of scope of Seanergy’s intended Business Combination
Ioannis Tsigkounakis, Secretary and Director	Aspropirgos Maritime Ltd., member of the Board of Directors	A single vessel owning company not in the business of purchasing vessels and therefore presenting no conflict
	Hellenic Duty Free Shops S.A., executive member of the Board of Directors	Exclusive license in Greece to operate a network of duty free shops is outside of scope of Seanergy’s intended Business Combination
Elias M. Culucundis, Director	Folli Follie S.A., member of the Board of Directors	Jewelry or accessories business is outside of scope of Seanergy’s intended Business Combination
	Links of London (owned by Folli Follie S.A.)	Jewelry or accessories business is outside of scope of Seanergy’s intended Business Combination
	Hellenic Duty Free Shops S.A., executive member of the Board of Directors	Exclusive license in Greece to operate a network of duty-free shops is outside the scope of Seanergy’s intended Business Combination, therefore presenting no conflict
	Equity Shipping Company, Ltd., President, Chief Executive Officer and Director	Right of First Refusal Granted to Seanergy Granting Priority

Name	Name of Affiliated Entity and Position/Relationship	Conflict Analysis

Roland Beberniss, Director	RBB Shipping GmbH	Right of First Refusal Granted to Seanergy Granting Priority
George Hamawi, Director	Practicing Lawyer	None

Many of our officers and directors are currently or were previously involved with many of the same companies and therefore know each other well. In addition, the following relationships exist among our officers and directors:

•	Messrs. Koutsolioutsos, Tsigkounakis and Culucundis are each directors of Hellenic Duty Free Shops S.A.

•	Mr. Koutsolioutsos is the Vice President and General Manager of Folli Follie S.A. and Mr. Culucundis is a director of Folli Follie. In addition, Mr. Komninos was involved in an offering of securities by Folli Follie on the Athens Stock Exchange and Mr. Tsigkounakis was involved in a financing transaction for Folli Follie.

•	Mr. Simon Zafet is the Chief Executive Officer of Hellasco Shipping Ltd. and Mr. Panagiotas Zafet is a director of Hellasco Shipping. In addition, each of them is a co-owner of Hellasco Transport Ltd. Mr. Simon Zafet and Mr. Panagiotas Zafet are also brothers.

Although it may be beneficial to us that the members of our management team know each other and work together, these previous and/or existing relationships may influence the roles taken by our officers and directors with respect to us. For example, one of our directors or officers may be less likely to object to a course of action with respect o our activities because it may jeopardize their relationships in another enterprise. Therefore, such persons may not protect our interests as strenuously as would persons who had no pervious relationship with each other.

Neither we nor the members of our management team or Board of Directors have established any procedures or the criteria to evaluate contacts or discussions related to potential target businesses if such potential target businesses created a conflict of interest situation.

In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public shareholders owning a majority of the shares of our common stock sold in this offering. Our existing shareholders have also agreed to vote any shares of common stock acquired by them in this offering or in the after market in favor of any business combination presented to shareholders. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by them prior to this offering.

Each of our executive officers (all whom are also directors) owns shares of our common stock and, although no salary or other compensation will be paid to them for services rendered prior to or in connection with a business combination, they may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no specified limit on the amount of these out-of-pocket expenses. Our board of directors has designated Mr. Komninos, our Chief Financial Officer, to pass upon the reasonableness of any reimbursable expenses incurred by members of our management that exceed $1,000. To the extent that Mr. Komninos seeks reimbursement of expenses he has incurred in excess of $1,000, such reimbursement will be reviewed by our board of directors with Mr. Komninos abstaining. Other than through this review process, or the review of a court of competent jurisdiction if such reimbursement is challenged, there will be no other review of the reasonableness of these expenses. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing shareholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our shareholders from a financial point of view. As of the consummation of this offering, to our knowledge, none of our directors or officers are affiliated with any other blank check company. See the section entitled, “Risk Factors — Risks Associated With Our Current Business — None of our officers or directors has ever been associated with a blank check company which could adversely affect our ability to consummate a business combination.”

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus and the private placement (assuming no purchase of units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5.0% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate Percentage
		of Outstanding
	Amount and	Common Stock
	Nature of		After
	Beneficial	Before	Offering and
Name and Address of Beneficial Owner(1)	Ownership(2)	Offering	Placement

Georgios Koutsolioutsos	2,100,000	42.0%	8.4%
Panagiotis Zafet	1,250,000	25.0%	5.0%
Simon Zafet	1,250,000	25.0%	5.0%
Alexios Komninos	275,000	5.5%	1.1%
Ioannis Tsigkounakis	125,000	2.5%	.5%
George Hamawi	0	*	*
Roland Beberniss	0	*	*
Elias M. Culucundis	0	*	*
All directors and executive officers as a group (8 individuals)	5,000,000	100.0%	20.0%

*	less than one (1.0%) percent.

(1)	Unless otherwise indicated, the business address of each of the individuals is 10, Amfitheas Avenue, 175 64 P. Faliro, Athens, Greece.

(2)	Gives effect to the surrender for cancellation of an aggregate of 1,604,448 shares of common stock by our shareholders on February 20, 2007, as adjusted for a one and one-half-for-one stock split in the form of a stock dividend on July 6, 2007, and a one and one-third-for-one stock split in the form of a stock dividend on August 6, 2007.

Immediately after this offering, our existing shareholders and their nominees, collectively will beneficially own 20.0% of the then issued and outstanding shares of our common stock. In the event that our current shareholders acquire share in the aftermarket, as they are permitted to do, their percentage ownership interest in us will increase. Because any shares acquired by our existing shareholders in this offering or in the aftermarket will be voted in favor of a business combination, any such purchases would influence the result of a vote submitted to our shareholders in connection with a business combination and make it more likely that a business combination would be approved. We are not aware of any intention on the part of our current shareholders or officers to make any such purchases. Because of this ownership block, these shareholders may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing shareholders’ collective ownership at 20.0% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock in such amount to maintain the existing shareholders allocated ownership at 20.0% of our issued and outstanding common stock upon the consummation of this offering.

All of the shares of our common stock outstanding prior to the consummation of this offering (which does not include any of our securities purchased by our existing shareholders in this offering or in the open market, which our existing shareholders are permitted to do), will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	12 months after the date of a business combination;

•	our liquidation; or

•	the consummation of a merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (i) to their spouses and children or trusts established for their benefit, (ii) by virtue of the laws of descent and distribution upon a shareholder’s death, or (iii) pursuant to a qualified domestic relations order, but will retain all other rights as our shareholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing shareholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the consummation of this offering.

All of our executive officers have agreed to purchase 14,961,111 warrants from us at a purchase price of $0.90 per warrant in a private placement in accordance with Regulation S under the Securities Act of 1933. We will grant the holders of such warrants demand and “piggyback” registration rights with respect to the 14,961,111 warrants and the 14,961,111 shares underlying the warrants at any time commencing on the date the shares are released from escrow. The demand registration may be exercised by the holders of a majority of such warrants. We will bear the expenses incurred in connection with the filing of any such registration statements.

The insider warrants to be purchased by all of our executive officers in the private placement will contain restrictions prohibiting their transfer until the earlier of a business combination or our liquidation, subject to certain exceptions. Although the insider warrants are not subject to a formal escrow agreement, they will be subject to a lock-up agreement that will expire upon the consummation of a business combination and will be held in an account established by each of our executive officers with Maxim Group LLC until such time as we consummate a business combination. Our executive officers will not ask for, and Maxim Group LLC will not grant, any waiver of the lock-up agreement.

Messrs. Georgios Koutsolioutsos and Panagiotis Zafet are deemed to be our “parent” and “promoters” as these terms are defined under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 27, 2006, we issued an aggregate of 5,000,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at a purchase price of $0.005 per share, as follows:

	Number of
Name	Shares(1)	Relationship to Us

Georgios Koutsolioutsos	2,100,000	President and Co-Chairman of the Board
Panagiotis Zafet	1,250,000	Chief Executive Officer and Co-Chairman of the Board
Simon Zafet	1,250,000	Chief Operating Officer and Director
Alexios Komninos	275,000	Chief Financial Officer, Treasurer and Director
Ioannis Tsigkounakis	125,000	Secretary and Director

(1)	All such numbers give retroactive effect to the surrender for cancellation of an aggregate 1,604,448 shares of common stock by our shareholders on February 20, 2007, as adjusted for a one and one-half-for-one stock split in the form of a stock dividend on July 6, 2007, and a one and one-third-for-one stock split in the form of a stock dividend on August 6, 2007.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing shareholders’ collective ownership at 20.0% of our issued and outstanding shares of common stock upon consummation of the offering. If we reduce the size of the offering we may effect a reverse stock split of our common stock in order to maintain the existing shareholders allocated ownership at 20.0% of our issued and outstanding common stock upon the consummation of this offering.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the consummation of this offering. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before 12 months after the consummation of a business combination. In addition, these shareholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

All of our executive officers have agreed to purchase an aggregate of 14,961,111 warrants from us at a purchase price of $0.90 per warrant in a private placement in accordance with Regulation S under the Securities Act of 1933. We will grant the holders of such warrants demand and “piggyback” registration rights with respect to the 14,961,111 warrants and the 14,961,111 shares underlying the warrants at any time commencing on the date the shares are released from escrow. The demand registration may be exercised by the holders of a majority of such warrants. We will bear the expenses incurred in connection with the filing of any such registration statements.

Because the warrants sold in the private placement were originally issued pursuant to an exemption from the registration requirements under the federal securities laws, the holders of such warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. The warrants purchased in the private placement will contain restrictions prohibiting their transfer (except that holders of the insider warrants may transfer them to family members and trusts for estate planning purposes or, upon death, to an estate or beneficiaries) and will be non-redeemable so long as our officers and directors and/or their permitted transferees hold such warrants. Although the insider warrants are not subject to a formal escrow agreement, they will be subject to a lock-up agreement that will expire upon the consummation of a business combination and will be held in an account established by each of our executive officers with Maxim Group LLC until such time as we consummate a business combination. Our executive officers will not ask for, and Maxim Group LLC will not grant, any waiver of the lock-up agreement. With those exceptions, the insider warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Pursuant to promissory notes dated December 14, 2006, Messrs. Georgios Koutsolioutsos, Panagiotis Zafet, Simon Zafet, Alexios Komninos and Ioannis Tsigkounakis loaned a total of $350,000 and pursuant to promissory notes dated January 12, 2007, Messrs. Georgios Koutsolioutsos, Panagiotis Zafet and Simon Zafet loaned a total of $100,986 to us to cover expenses related to this offering, which loans, plus accrued interest, will be repaid from the proceeds of this offering.

We are obligated on the date of this prospectus to pay to Balthellas Chartering S.A., a company controlled by Panagiotis Zafet and Simon Zafet, our Chief Executive Officer and Chief Operating Officer, respectively, and each a director of the Company, a monthly fee of $7,500 for administrative, technology and secretarial services, as well as the use of limited office space in Athens, Greece. We believe that based on rents and fees for similar services in Athens, the fee charged by Balthellas Chartering S.A. is at least as favorable as we could have obtained from an unaffiliated party.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us. Our board of directors has designated Mr. Komninos, our Chief Financial Officer, to pass upon the reasonableness of any reimbursable expenses incurred by members of our management that exceed $1,000. To the extent that Mr. Komninos seeks reimbursement of expenses he has incurred in excess of $1,000, such reimbursement will be reviewed by our board of directors with Mr. Komninos abstaining. Other than through this review process, or the review of a court of competent jurisdiction if such reimbursement is challenged, there will be no other review of the reasonableness of these expenses. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case. Please see “Risk Factors — If we seek to effect a business combination with an entity that is directly or indirectly affiliated with one or more of our officers, directors or existing shareholders, conflicts of interest could arise,” “Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination” and “Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

Other than amounts paid to Balthellas Chartering S.A. and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing shareholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 89,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this prospectus, 5,000,000 shares of common stock are outstanding, held by five recordholders. In addition, as of the date of this prospectus, 14,961,111 warrants sold in the private placement in accordance with Regulation S are outstanding. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants comprising the units will begin to trade separately on the 10th business days following the earlier to occur of: (i) the expiration of the underwriters’ over-allotment option or (ii) its exercise in full. In no event will Maxim Group LLC allow separate trading of the common stock and warrants until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment is exercised following the initial filing of the Form 8-K, an amended Form 8-K will be filed to provide updated financial information reflecting the exercise of the over-allotment.

Common Stock

Our shareholders are entitled to one vote for each share held of record on all matters to be voted on by shareholders. In connection with the vote required for any business combination, all of our existing shareholders, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the vote of the public shareholders. Our directors and officers have agreed to vote all the shares of our common stock acquired in this offering, or in the aftermarket in favor of any transaction our officers negotiate and present for approval to our shareholders. Our existing shareholders have also agreed to waive their rights to participate in any liquidation occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering. However, our existing shareholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our shareholders.

We will proceed with the business combination only if a majority of the shares of common stock held by the public shareholders are voted in favor of the business combination and public shareholders owning less than 35.0% of the shares sold in this offering exercise their redemption rights discussed below. Our threshold for redemption has been established at 35.0% in order for our offering to be competitive with other blank check company offerings. However, to date a 20.0% threshold has been more typical for offerings of this type. We have selected the higher threshold to reduce the risk of a small group of shareholders exercising undue influence on the shareholder approval process. Even if less than 35.0% of the public shareholders exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds less than a fair market value at least equal to 80.0% of the amount in the trust account (exclusive of Maxim Group LLC’s deferred underwriting compensation plus up to $420,000 of interest earned thereon held in the trust account) at the time of such acquisition which amount is required as a condition to the consummation of our initial business combination, and we may be forced to find additional financing to consummate such a business combination, consummate a different business combination or liquidate.

Pursuant to our Second Amended and Restated Articles of Incorporation, if we do not consummate a business combination by          , 2009 [twenty four months from the consummation of this offering], our corporate existence will cease except for the purposes of winding-up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public shareholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes payable and any interest previously distributed), and any net assets remaining available for distribution to them after payment of liabilities. Our existing shareholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

Our shareholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public shareholders have the right to have their shares of common stock redeemed for cash equal to their pro rata share of the trust account if they vote against the business combination that is approved and they exercise their redemption rights. Public shareholders who redeem their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units, which they have not previously sold.

Preferred Stock

Our Second Amended and Restated Articles of Incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	one year from the date of this prospectus.

The warrants will expire on the fourth anniversary of the consummation of this offering at 5:00 p.m., New York City time.

The warrants may trade separately on the 10th business day following the earlier to occur of (i) the expiration of the underwriters’ over-allotment option or (ii) the exercise in full of the underwriters’ over-allotment option; provided, however, that no event may the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K.

We may call the warrants for redemption (including any warrants issued upon exercise of the unit purchase option to be granted to Maxim Group LLC):

•	in whole and not in part;

•	at a price of $0.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $14.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders; provided that a current registration statement under the Securities Act of 1933 relating to the shares of common stock issuable upon exercise of the warrants is then effective.

We have established this criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. The warrants issued in the private placement may not be redeemed if held by the initial holders or their permitted assigns.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore are unable to deliver registered shares, the warrants may become worthless and we will not be required to net-cash settle the warrants. In such a case, the purchasers of units will have paid the full purchase price of the units solely for the common stock underlying such units. Additionally, the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock.

In the event we elect to form a foreign subsidiary in connection with a proposed business combination, the foreign subsidiary will assume our obligations under the warrants in the event that we liquidate or merge into the foreign subsidiary, as provided in Section 4.4 of the Company’s warrant agreement, a form of which is filed as exhibit 4.5 to this Registration Statement and a holder of warrant will have the right, under certain conditions, to exercise the warrant for shares in the foreign subsidiary.

Because the warrants sold in the private placement were originally issued pursuant to an exemption from the registration requirements under the federal securities laws, the holders of such warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares issuable upon their exercise.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to Maxim Group LLC for $100 an option to purchase up to a total of 1,000,000 units at a per-unit price of $12.50. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option will contain a cashless exercise feature. For a more complete description of the purchase option, see the section entitled “Underwriting — Purchase Option.”

Dividends

We have not paid any cash dividends on our common stock to date and, other than our quarterly distributions, we do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. After a business combination, we expect to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Quarterly distribution of interest earned on the trust account

Although we are formed as a corporation under the laws of the Republic of the Marshall Islands, for United States federal income tax purposes, we elected to be classified as a partnership, and not as a corporation. Because we have elected to be treated as a partnership for U.S. federal income tax purposes, U.S. investors may be subject to U.S. federal income tax on their distributive shares of our taxable income or gain (whether or not distributed). As a means to pass down to our public shareholders the benefit of the interest that is earned on the trust account, our Second Amended and Restated Articles of Incorporation requires that we distribute the interest earned on the trust account to our public shareholders, and that we make quarterly distributions (which are intended to be at least equal to any such tax liability) in US dollars of interest income earned on the trust account (less any taxes payable by us and exclusive of (i) up to $420,000 of interest earned on Maxim Group LLC’s deferred underwriting compensation and (ii) up to an aggregate of $675,000 of interest income on the proceeds in the trust account that we may draw in the event the over-allotment option is exercised in full) on a pro-rata basis to our public shareholders until the earlier of the consummation of a business combination or our liquidation. The first distribution will be made following the end of the December 31, 2007 quarter and will include interest which accrues during the period commencing on the closing of the offering through December 31, 2007. We expect that within three business days following the end of each fiscal quarter (commencing with the quarter ending December 31, 2007), our accounting consultants will have sufficient opportunity to review our monthly investment account statements and to calculate the amount to be distributed to each of our public shareholders, our board of directors will meet to officially fix the record date with respect to the distribution of dividends earned during the immediately preceding quarter (or, in the case of the first distribution, the period commencing on the closing of the offering through December 31, 2007) and we will announce the record date and distribution to the public by means of a press release and/or a Current Report on Form 8-K. We expect the record date to be on or shortly following the fifth business day following the end of the prior quarter, and to make the distributions within 15 days of the end of the prior quarter, which in any event will be in accordance with our bylaws and the Marshall Islands Business Corporations Act, which requires that a record date not be more than sixty days prior to the date we make such distribution. In accordance with our instructions, our transfer agent, Continental Stock Transfer & Trust Company, will identify the shareholders of record on the designated record date and act as paying agent in delivering quarterly interest payments to the then shareholders of record. We expect the costs incurred in connection with the above-described quarterly interest distributions to be in the range of $10,000 to $15,000 per year. Such expenses will be paid from funds available to us outside the trust account for working capital purposes. Our board of directors will make a quarterly distribution of all interest income available to be distributed (less taxes payable and exclusive of (i) up to $420,000 of interest earned on Maxim Group LLC’s deferred underwriting compensation and (ii) up to an aggregate of $675,000 of interest income on the proceeds in the trust account that we may draw in the event the over-allotment is exercised in full) with no discretion to reduce or modify the distributions. Our shareholders prior to this offering have agreed to waive any rights to such distributions. In the event of the exercise of the over-allotment option, the first quarterly distributions to our public shareholders will be reduced by up to $675,000 (in proportion to the portion of the over-allocated option exercised) in the aggregate reflecting interest income on the trust account we will be permitted to draw to replace up to $675,000 of the costs and expenses associated with the exercise of the over-allotment option, which will be paid from funds outside our trust account on the consummation of the over-allotment option. These costs and expenses will be paid from funds held outside the trust account because there will not be sufficient gross proceeds from exercise of the over-allotment option to cover all attendant costs. This is to ensure that at all times there will be a minimum of $10.00 per unit held in the trust account. If less than the full over-allotment is exercised, the amount of additional costs and expenses will be calculated on a pro-rata basis. The cost for the administration of the quarterly distributions will be paid for by us out of our working capital held outside the trust account.

The distributions on a quarterly basis as described above is mandated by our Second Amended and Restated Articles of Incorporation. This provision may be amended or removed by a vote of our Board of Directors and the approval by the holders of a majority of our outstanding common stock.

Our transfer agent and warrant agent

The transfer agent for our units and common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Shares eligible for future sale

Immediately after this offering, we will have 25,000,000 shares of common stock outstanding, or 28,000,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 20,000,000 shares sold in this offering, or 23,000,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. Since these 5,000,000 shares are owned by our officers, directors and affiliates, such shares may not be resold pursuant to Rule 144 and may only be resold pursuant to an effective registration statement or in a transaction that is exempt from the registration requirements of the Securities Act. Notwithstanding this, all of such shares have been placed in escrow and will not be transferable until 12 months after the date of our business combination, subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination which results in all of the shareholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. The warrants to be purchased by all of our executive officers in the private placement will contain restrictions prohibiting their transfer until the earlier of a business combination or our liquidation, subject to certain exceptions.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1.0% of the number of shares of common stock then outstanding, which will equal 250,000 shares immediately after this offering (or 280,000 if the underwriters’ exercise their over-allotment option); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

Registration Rights

The holders of our 5,000,000 issued and outstanding shares of common stock prior to the consummation of this offering, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these shareholders have certain “piggyback” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow.

We will grant the holders of the 14,961,111 insider warrants purchased in the private placement demand and “piggyback” registrations rights with respect to the warrants and the shares underlying the warrants at any time commencing on the date on which the insider warrants are released from escrow. The demand registration may be exercised by the holders of a majority of such warrants. We will bear the expenses incurred in connection with the filing of any of the foregoing registration statements.

Amendments to Our Amended and Restated Articles of Incorporation

Our Second Amended and Restated Articles of Incorporation filed on [          ], 2007 contains provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination, including:

•	a requirement that all proposed business combinations be presented to shareholders for approval regardless of whether or not Marshall Islands law requires such a vote;

•	a prohibition against completing a business combination if 35.0% or more of the public holders of the total number of shares of common stock sold in this offering exercise their redemption rights in lieu of approving a business combination;

•	the right of shareholders voting against a business combination to surrender their shares for a pro rata portion of the trust account in lieu of participating in a proposed business combination;

•	a limitation on shareholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon our quarterly payment of interest, earned on the trust account or upon dissolution and liquidation of us or upon the exercise of their redemption rights; and

•	the division of our board of directors into three classes and the establishment of related procedures regarding the standing and election of such directors.

Our Second Amended and Restated Articles of Incorporation and the underwriting agreement between us and the underwriters of this offering prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination without the approval of holders of 95.0% of our outstanding common stock. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Marshall Islands law, although pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental terms of this offering. We believe these provisions to be obligations of us to our shareholders and that investors will make an investment in us relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions without the vote of holders of 95.0% of our outstanding common stock.

MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our Second Amended and Restated Articles of Incorporation and by-laws and by the Business Corporation Act of the Republic of the Marshall Islands, or BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. For example, the BCA allows the adoption of various anti-takeover measures such as shareholder “rights” plans. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands, and we can not predict whether Marshall Islands courts would reach the same conclusions as U.S. courts. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the BCA and the Delaware General Corporation Law relating to shareholders’ rights.

Marshall Islands	Delaware

Shareholder Meetings

• Held at a time and place as designated in the by-laws	• May be held at such time or place as designated in the certificate of incorporation or the by-laws, or if not so designated, as determined by the board of directors

• May be held within or without the Marshall Islands	• May be held within or without Delaware

•   Notice:

 • Whenever shareholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and indicate that it is being issued by or at the direction of the person calling the meeting

•   Notice:

 • Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any

• A copy of the notice of any meeting shall be given personally or sent by mail not less than 15 nor more than 60 days before the meeting	• Written notice shall be given not less than 10 nor more than 60 days before the meeting

Shareholders’ Voting Rights

• Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote	• Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote

• Any person authorized to vote may authorize another person or persons to act for him by proxy	• Any person authorized to vote may authorize another person or persons to act for him by proxy

•   Unless otherwise provided in the Second Amended and Restated Articles of Incorporation, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting
• For stock corporations, certificate of incorporation or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum

Marshall Islands	Delaware

• The Articles of Incorporation may provide for cumulative voting in the election of directors	• For non-stock companies, certificate of incorporation or by-laws may specify the number of members to constitute a quorum. In the absence of this, one-third of the members shall constitute a quorum

• The certificate of incorporation may provide for cumulative voting

Directors

• Board must consist of at least one member	• Board must consist of at least one member

• Number of members can be changed by an amendment to the by-laws, by the shareholders, or by action of the board under the specific provisions of a by-law	• Number of board members shall be fixed by the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate

If the board is authorized to change the number of directors, it can only do so by an absolute majority (majority of the entire board)

Fiduciary Duties

•   Directors and officers must discharge their respective duties ‘‘in good faith and with that degree of diligence, care and skill which an ordinarily prudent person would exercise under similar circumstances in like positions.
• Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation.

•   Although there are no specific statutes or cases relating to self-dealing, corporate opportunities and improper personal benefits under Marshall Island law, based on statute, in the absence of conflict with the statutes and case law of the Marshall Islands, the laws (including non-statutory law) of Delaware and other U.S. states with substantially similar statutory provisions would likely be used in determining the obligations of the directors of a Marshall Islands corporation. Therefore, the director of a Marshall Islands corporation could be subject to the same prohibitions relating to self-dealing, usurping corporate opportunities and improper personal benefit as a Delaware corporation.
• Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.

Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the ‘‘business judgment rule.”

Shareholders’ Derivative Actions

•   An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It
• In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which

Marshall Islands	Delaware

shall be made to appear that the plaintiff is such a holder at the time of bringing the action and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law	he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

• Complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board or the reasons for not making such effort	• Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort

• Such action shall not be discontinued, compromised or settled, without the approval of the High Court of the Republic	• Such action shall not be dismissed or compromised without the approval of the Chancery Court

• Attorney’s fees may be awarded if the action is successful	• If we were a Delaware corporation, a shareholder that redeemed his, her or its shares of our common stock, or whose shares were canceled in connection with our dissolution, would not be able to bring a derivative action against us after the shares have been redeemed or canceled.

•   Corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5.0% of any class of stock and the shares have a value of less than $50,000.

•   A shareholder that has redeemed his, her or its shares of our common stock, or whose shares have been canceled in connection with our dissolution may not bring a derivative action against us after the shares have been redeemed or canceled.

TAXATION

United States Federal Income Taxation

General

In the opinion of Loeb & Loeb LLP, the following are the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our common stock and warrants issued pursuant to this offering. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply if you are a beneficial owner of common stock or warrants and you are for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are not described as a U.S. Holder and are not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, you will be considered a “Non-U.S. Holder.” The U.S. federal income tax consequences applicable to Non-U.S. Holders is described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a person’s decision to purchase our common stock and warrants. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances, and this discussion addresses only persons that acquire our common stock and warrants as part of units upon their original issuance pursuant to this offering and assumes that each of our common stock and warrants trade separately. In particular, this discussion considers only holders that will own our common stock and warrants as capital assets and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or “financial services entities;”

•	broker-dealers;

•	taxpayers who have elected mark-to-market accounting;

•	tax-exempt entities;

•	insurance companies;

•	regulated investment companies;

•	certain expatriates or former long-term residents of the United States;

•	persons that actually or constructively own 10.0% or more of our common stock;

•	persons that hold our common stock or warrants as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or

•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws. Additionally, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our common stock or warrants through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock and warrants, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) as to any U.S. federal income tax consequence described below. The IRS may disagree with the description herein, and its determination may be upheld by a court.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR INVESTOR MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH ITS TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK AND WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS.

Classification as a Partnership

As discussed above (see “Prospectus Summary — Distribution of interest earned on our trust account to public shareholders”), prior to the closing of this offering, we made an election to be classified as a partnership, and not as an association taxable as a corporation, for U.S. federal income tax purposes, effective on January 1, 2007, and the IRS approved such election. The tax consequences of such election are discussed below.

Notwithstanding our election to be treated as a partnership for U.S. federal income tax purposes, a publicly traded partnership is nevertheless generally treated as a corporation for U.S. federal income tax purposes, unless at least 90.0% of the gross income of such partnership for the current taxable year and each preceding taxable year during which it was a publicly traded partnership consists of “qualifying income” (which generally includes interest, dividends and gains from the sale or other taxable disposition of capital assets held for the production of such income). Any such change in tax status generally would be effective as of the beginning of the first tax year for which the qualifying income test is not met.

Based on the foregoing, even though we may constitute a publicly traded partnership, we expect that we will continue to be treated as a partnership for U.S. federal income tax purposes for each taxable year that we meet this qualifying income test. For each taxable year prior to a business combination, we expect that at least 90.0% of our gross income will constitute qualifying income and, thus, that we will meet this test. In addition, we anticipate that we will complete a business combination either through a purchase of stock of a foreign corporation and/or through a Foreign Subsidiary (as discussed below). Accordingly, we expect that we will continue to meet this qualifying income test even after a business combination because, in such case, our income will likely consist solely of interest, dividends (including from the foreign corporation or Foreign Subsidiary) or gains from the disposition of stocks or securities. The U.S. federal income tax consequences of any business combination, liquidation or merger will be described more fully in the proxy that we will submit to our shareholders in connection with the approval of any such transaction.

If we fail to meet the qualifying income test in any taxable year, then from and after the beginning of that tax year, we will be treated as a foreign corporation, and not a partnership, for U.S. federal income tax purposes. In such case, U.S. Holders may be subject to certain adverse tax and reporting issues. In particular, if we are treated as a foreign corporation, and not a partnership, for U.S. federal income tax purposes, we may be classified as a passive foreign investment company (“PFIC”), as defined below, in which case a U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. A U.S. Holder also may recognize gain and be subject to other reporting obligations on our deemed conversion to a foreign corporation. In addition, as a corporation for U.S. federal income tax purposes, our income, gain, loss, deduction, credit and tax preference items would not be passed through to U.S. Holders (as described below under “— U.S. Holders — Taxation of Operations and Distributions”), and subject to the PFIC rules described below, distributions to U.S. Holders generally would be taxable as dividends for U.S. federal income tax purposes.

The balance of this discussion assumes that we will be treated as a partnership, and not an association taxable as a corporation, for U.S. federal income tax purposes.

Allocation of Purchase Price Between Common Stock and Warrants

For U.S. federal income tax purposes, an investor generally must allocate the purchase price of a unit between the share of common stock and the warrant that comprise the unit based on the relative fair market value of each. The price allocated to each share of common stock and each warrant generally will be the investor’s tax basis in such share or warrant, as the case may be. The amount initially allocated to a share of common stock will be treated as an amount allocated to an interest in a partnership (sometimes referred to as an “Interest”) for U.S. federal income tax purposes. Following the closing, we will advise each investor of our allocation of the purchase price for a unit between the common stock and warrant components. While uncertain, the IRS, by analogy to rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that our allocation of the purchase price will be binding on an investor of a unit, unless the investor explicitly discloses in a statement attached to the investor’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the investor’s allocation of the purchase price between the Interest and the warrant that comprise the unit is different than our allocation. Our allocation is not, however, binding on the IRS.

Each investor is advised to consult such holder’s own tax advisor with respect to the risks associated with an allocation of the purchase price between the Interest and the warrant that comprise a unit that is inconsistent with our allocation of the purchase price.

U.S. Holders

Taxation of Operations and Distributions

As a partnership for U.S. federal income tax purposes, our company generally is not itself subject to U.S. federal income tax. Instead, each U.S. Holder of an Interest generally will be required to report on its U.S. federal income tax return its distributive share of our income, gain, loss, deduction, credit and tax preference items, and to include such items in computing such U.S. Holder’s U.S. federal income tax liability. See “— Taxation of Distributions Paid by Foreign Subsidiary,” below for certain tax issues relating to distributions paid to us by a foreign corporate subsidiary that we may form. We will endeavor to provide each such U.S. Holder with the information relating to our company that is necessary for the U.S. Holder to file its U.S. federal income tax return.

Each U.S. Holder of an Interest generally will be subject to U.S. federal income tax on its distributive share of our taxable income or gain (which, however, in general, will not include the income from any tax-exempt money market accounts in which we invest), regardless of whether such U.S. Holder receives any distribution from us. Thus, in any year, such U.S. Holder’s distributive share of taxable income from us (and, possibly, the taxes imposed on that income) could exceed the amount, if any, that such holder receives as a distribution from us. In addition, there may be limitations on such U.S. Holder’s ability to deduct its share of our losses or expenses for U.S. federal income tax purposes.

Cash distributions (other than in complete liquidation of a U.S. Holder’s Interest), to the extent they do not exceed a U.S. Holder’s tax basis in its Interest, should not result in taxable income to the U.S. Holder, but will reduce the U.S. Holder’s tax basis in its Interest by the amount distributed. A U.S. Holder’s tax basis in its Interest generally will be equal to the amount initially paid for the Interest, plus prior allocations of income from us, including tax-exempt income, and less any prior allocations of losses from us, and prior cash distributions received from us and the tax basis of any prior property distributions from us.

Subject to PFIC rules discussed below (which, in general, will apply only if we form or acquire a foreign corporate subsidiary that constitutes a PFIC, as described below), cash distributed to a U.S. Holder in excess of the tax basis in its Interest generally would be taxable as capital gain. A distribution of property other than cash generally will not result in taxable income or loss to the U.S. Holder to whom it is distributed or to us. The U.S. Holder’s tax basis in such property received generally will be equal to our tax basis in the property immediately before the distribution.

Under the Code, certain distributions of marketable securities will be treated as distributions of cash under the above rules. However, distributions of marketable securities will not be treated as cash distributions if made by an investment partnership, which has never engaged in a trade or business and substantially all of whose assets consist of investment-type assets (including money, stock and evidences of indebtedness), to a partner whose contribution to the partnership consisted only of such investment-type assets. We expect that we will qualify for this investment partnership exception and, therefore, any distributions of marketable securities by us to a U.S. Holder in respect of its Interest should not be treated as cash distributions to such holder for U.S. federal income tax purposes.

Tax Elections; Tax Audits

All tax decisions and elections for us generally will be made by our board of directors or by an appropriate officer designated by our board of directors. Our board will also designate a person to act as our “Tax Matters Partner.” The Tax Matters Partner will have considerable authority to make decisions affecting the tax treatment and procedural rights of all U.S. Holders.

Liquidation of Our Company or of a U.S. Holder’s Interest

Generally, subject to the PFIC rules discussed below, upon a liquidation of our company or of a U.S. Holder’s Interest (including pursuant to the exercise by such holder of its right to have its Interest redeemed by us), any gain or loss recognized by a U.S. Holder by reason of a distribution to the U.S. Holder will be considered as capital gain or loss from the sale or exchange of its Interest. Such gain will be recognized to the extent any money distributed (or deemed distributed) exceeds the U.S. Holder’s tax basis for its Interest. In general, a loss will be recognized only if the U.S. Holder receives no property from us other than money and only to the extent the U.S. Holder’s tax basis for its Interest exceeds the money distributed (or deemed distributed) to such holder in the liquidation. Generally, a U.S. Holder’s tax basis in any property (other than cash) received in liquidation of its Interest would be equal to the tax basis in its Interest, reduced by any money received (or deemed received) in the liquidation.

Any capital gain or loss recognized by a U.S. Holder in connection with the liquidation of its Interest generally will be treated in the same manner as discussed below under the caption “— Taxation on the Disposition of Interests and Warrants.”

Taxation on the Disposition of Interests and Warrants

Upon a sale or other taxable disposition of an Interest (other than in connection with a complete liquidation of an Interest, as discussed above) or of warrants to acquire an Interest, and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Interest or warrants, as the case may be. See ‘‘— Exercise or Lapse of a Warrant” below for a discussion regarding a U.S. Holder’s tax basis in the Interest acquired pursuant to the exercise of a warrant.

Capital gains recognized by a U.S. Holder generally are subject to U.S. federal income tax at the same rate as ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum rate of 15.0% for taxable years beginning before January 1, 2011, and 20.0% thereafter. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the property sold exceeds one year. The deductibility of capital losses is subject to various limitations. Capital gain or loss recognized by a U.S. Holder upon a disposition of Interest or warrants generally will constitute income or loss from sources within the United States for foreign tax credit limitation purposes.

Exercise or Lapse of a Warrant

Subject to the discussion of the PFIC rules below, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant. An Interest acquired pursuant to the exercise of a warrant for cash will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such Interest generally will begin on the day after the date of exercise of the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant. U.S.

Holders who are permitted to and do elect to exercise a warrant other than by paying the exercise price in cash should consult their own tax advisors regarding the tax treatment of such an exercise, which may vary from that described above.

Upon the lapse of a warrant, we generally will recognize income equal to the amount received by our company for the warrant. Under current law, it is not entirely clear whether such income should be treated as capital gain or ordinary income, or if it is capital gain, whether such gain will be short-term or long-term. While we currently intend to take the position that such income would be capital gain and not ordinary income for U.S. federal income tax purposes, each U.S. Holder is urged to consult with its own tax advisor concerning the tax consequences in connection with a lapse of our warrants.

Foreign Partnership Reporting Requirements

Certain U.S. Holders will be required to file IRS Form 8865 (Return of U.S. Persons With Respect to Certain Foreign Partnerships) reporting transfers of cash or other property to us and information relating to us, including information relating to the U.S. Holder’s ownership interest in us and, in certain circumstances, the names and addresses of certain of the other U.S. Holders. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with these reporting requirements. Each U.S. Holder is urged to consult with its own tax advisor regarding these reporting requirements.

Tax Shelter Reporting and Recordkeeping Requirements

The Code contains certain provisions relating to “reportable transactions.” If applicable to our company (or any of the transactions undertaken by us, such as our investments), these provisions may require U.S. Holders that are required to file U.S. federal income tax returns (and in some cases, certain direct and indirect interest holders of certain U.S. Holders) to disclose to the IRS information relating to us and our transactions (or any of such transactions), and to retain certain documents and other records related thereto. These provisions may also require certain advisors to us to disclose the existence of a reportable transaction. Although we do not believe that the subscription for an investment in us is a reportable transaction, there can be no assurance that the IRS will not take a contrary position. In addition, there can be no assurance that an investment in us will not become a reportable transaction for U.S. Holders in the future, for example, if we generate certain types of losses that exceed prescribed thresholds. It is also possible that a transaction undertaken by us will be a reportable transaction for U.S. Holders. Substantial penalties may be imposed on taxpayers who fail to comply with these provisions. U.S. Holders should consult with their own tax advisors concerning the application of these reporting obligations.

Tax and Reporting Issues as to Formation of Foreign Subsidiary

At some time prior to the announcement of a potential business combination, we may form a foreign (non-U.S.) subsidiary (the “Foreign Subsidiary”), which will be treated as a corporation for U.S. federal income tax purposes. Also, at some time prior to, or in connection with, a business combination, we may make one or more transfers of all or substantially all of our assets to the Foreign Subsidiary. In connection with each such transfer, for U.S. federal income tax purposes, a U.S. Holder of an Interest generally will be deemed to have transferred a proportionate share of our assets transferred to the Foreign Subsidiary and will recognize a proportionate share of any gain (but not loss) to the extent of any appreciation in any of such assets (i.e., the excess of the fair market value of an asset over our tax basis in such asset) at the time of the transfer. In addition, certain U.S. Holders may be required to file an IRS Form 926 (Return of a U.S. Transferor of Property to a Foreign Corporation) to report the deemed transfers of assets. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement.

Following the formation of and transfers to the Foreign Subsidiary, if we were to then liquidate our company or merge our company into the Foreign Subsidiary, as provided in the warrant agreements, the Foreign Subsidiary will assume our obligations under the warrants (see “Description of Securities — Warrants”), and a U.S. Holder of a warrant will have the right, under certain conditions, to exercise the warrant for shares in the Foreign Subsidiary (and not for an Interest in us). While not free from doubt, we believe that this assumption and right (which is provided for under the original terms of the warrant) should not result in a taxable event to such U.S. Holder or to our company. Such U.S. Holder, however, may then be subject to the PFIC rules in respect to such warrant, as discussed below.

At this time, while we do not expect that a material amount of gain would be recognized by U.S. Holders in connection with the formation of and transfers to the Foreign Subsidiary (due to the type of assets in which we will likely invest pending the formation of and transfers to the Foreign Subsidiary), this result cannot be assured, as it is dependent upon (among other things) the timing of the transactions and the nature and value of our assets at that time. We will notify U.S. Holders of the formation of and transfers to the Foreign Subsidiary, but all U.S. Holders are urged to consult their own tax advisors concerning the tax consequences of such transactions, including any reporting requirements with respect thereto. The balance of this discussion assumes that we will form and make transfers to the Foreign Subsidiary in the manner described above.

Taxation of Distributions Paid by Foreign Subsidiary

After the formation of and transfers to the Foreign Subsidiary, and subject to the PFIC rules discussed below, a U.S. Holder of an Interest must report, in addition to other tax items (see “— Taxation of Operations and Distributions,” above), such holder’s distributive share of the gross amount of any dividend paid to us by the Foreign Subsidiary out of its current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Such dividend generally will be ordinary income and will constitute foreign source passive income for foreign tax credit purposes. Such dividend also will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. In addition, it is not expected that such dividend will qualify for the reduced rate of tax applicable to certain qualified dividends received (or allocable) to certain non-corporate U.S. Holders for taxable years beginning before January 1, 2011. Distributions by the Foreign Subsidiary in excess of its earnings and profits generally will be applied against and reduce our tax basis in the shares of the Foreign Subsidiary and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such shares.

Passive Foreign Investment Company Rules

As long as we are classified as a partnership, and not a corporation, for U.S. federal income tax purposes, we will not be treated as a PFIC. However, after we form the Foreign Subsidiary, the Foreign Subsidiary may be considered a PFIC, in which case, a U.S. Holder may be subject to certain adverse U.S. federal income tax consequences, as described below. As discussed below, however, because this determination is based on future events, the actual PFIC status of the Foreign Subsidiary cannot be determined at this time.

A foreign corporation will be a PFIC if at least 75.0% of its gross income in a taxable year, including its pro rata share of the gross income of any company in which it is considered to own at least 25.0% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50.0% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any company in which it is considered to own at least 25.0% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents, royalties, and gains from the disposition of passive assets.

Because the Foreign Subsidiary (after its formation and prior to a business combination) will likely have only passive assets and income, with no current active business, it is possible that the Foreign Subsidiary will meet the PFIC asset or income test for its initial taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to the Foreign Subsidiary is uncertain. After acquisition of a company or assets in a business combination, the Foreign Subsidiary may still meet one of the PFIC tests depending on the timing of the acquisition and the passive income and assets of the acquired business. If the company that the Foreign Subsidiary acquires in a business combination is a PFIC, then the Foreign Subsidiary will likely not qualify for the start-up exception and will be a PFIC for its start-up year. The actual PFIC status of the Foreign Subsidiary for any taxable year will not be determinable until after the end of its taxable year, and accordingly, there can be no assurance that the Foreign Subsidiary will not be considered a PFIC for its start-up year or any future taxable year.

If the Foreign Subsidiary were not a PFIC, the adverse tax consequences described below with respect to PFICs would not apply.

If the Foreign Subsidiary were a PFIC for any taxable year during which a U.S. Holder held an Interest, the U.S. Holder generally will be deemed to own a portion of the shares of the Foreign Subsidiary (in accordance with such holder’s proportionate interest in us) from the date of such deemed ownership. As a result, if the U.S. Holder does not make a timely qualified electing fund (“QEF”) election for the first taxable year of its deemed holding period for such shares, as described below, such holder will be subject to special rules with respect to:

•	any gain recognized (or deemed recognized) by the U.S. Holder on the sale or other taxable disposition of its Interest, to the extent such disposition results in a reduction or termination of such holder’s indirect interest in the Foreign Subsidiary (or such holder’s share of any gain we recognize on a sale or other taxable disposition of our shares in the Foreign Subsidiary); and

•	the U.S. Holder’s share of any excess distribution received by us and deemed received by such holder (generally, any distributions deemed received by the U.S. Holder during a taxable year that are greater than 125.0% of the average annual distributions deemed received by such holder in respect of the shares in the Foreign Subsidiary during the three preceding taxable years or, if shorter, such holder’s deemed holding period for the shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s deemed holding period for the shares;

•	the amount allocated to the taxable year in which the U.S. Holder recognized (or were deemed to recognize) the gain or excess distribution will be taxed as ordinary income;

•	the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder, and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

In addition, if the Foreign Subsidiary were a PFIC, certain other transactions that result in a reduction of a U.S. Holder’s indirect ownership interest in the Foreign Subsidiary (such as our issuance of additional Interests, including pursuant to the exercise of any of the warrants) generally will be treated for the purposes of the PFIC rules as a deemed disposition, to the extent of such reduction, of a portion of the shares of the Foreign Subsidiary deemed owned by the U.S. Holder.

The PFIC rules discussed above also generally will apply to a U.S. Holder with respect to its warrants if such warrants become exercisable into shares of the Foreign Subsidiary. As a result, if a U.S. Holder sells or otherwise disposes of such warrant (other than upon exercise of the warrant), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if the Foreign Subsidiary were a PFIC at any time during the period the U.S. Holder held the warrant.

A U.S. Holder may not make a QEF election with respect to its warrants. Accordingly, if a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired shares of the Foreign Subsidiary (or has previously made a QEF election with respect to shares of the Foreign Subsidiary), the QEF election will apply to the newly acquired shares, but the adverse tax consequences relating to PFIC shares will continue to apply to such shares (which generally will be deemed to have a holding period for the purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

In general, a U.S. Holder of an Interest may avoid the PFIC tax consequences described above in respect to its share of the stock of the Foreign Subsidiary by making a timely QEF election to include in income its pro rata share of the Foreign Subsidiary’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed. Such U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder of an Interest generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder of an Interest must receive certain information from the Foreign Subsidiary. Upon request from such a U.S. Holder, we will endeavor to cause the Foreign Subsidiary to provide to the U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election with respect to the Foreign Subsidiary. However, there is no assurance that we will have timely knowledge of the Foreign Subsidiary’s status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has elected the application of the QEF rules in respect of its PFIC shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for the first tax year of the U.S. Holder’s deemed holding period for such shares or a purge of the PFIC taint pursuant to a purging election), any gain recognized attributable to the appreciation of the PFIC shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally will not be a dividend. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments will apply to property (such as an Interest) if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to the Foreign Subsidiary’s PFIC status will be made annually, an initial determination that it is a PFIC will generally apply for subsequent years, whether or not it meets the test for PFIC status in those years. A U.S. Holder who makes the QEF election discussed above for first tax year of the Foreign Subsidiary in which the U.S. Holder holds (or is deemed to hold) its shares and for which it is determined to be a PFIC, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for the tax years in which the Foreign Subsidiary is not a PFIC. On the other hand, if the QEF election is not effective for each of its tax years in which it is a PFIC and the U.S. Holder holds (or is deemed to hold) its stock, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

If a U.S. Holder owns (or is deemed to own) shares during any year in a PFIC, such holder may have to file an IRS Form 8621 (whether or not a QEF election is made).

The rules dealing with PFICs and with the QEF election are very complex and are affected by various factors, including our ownership of any non-U.S. subsidiaries. Accordingly, U.S. Holders should consult their own tax advisors concerning the application of the PFIC rules under their particular circumstances.

Non-U.S. Holders

In general, certain types of U.S. source income received by us could be subject to withholding of U.S. federal income tax at a rate of 30.0% (or a lower applicable tax treaty rate), to the extent allocable to Non-U.S. Holders. We anticipate, however, that any U.S. source income received by us will not be of the type that will be subject to such U.S. withholding tax, provided that (in certain circumstances) the Non-U.S. Holder certifies as to its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or otherwise establishes an exemption.

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of an Interest or warrants to acquire an Interest, unless such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from U.S. sources generally is subject to tax at a 30.0% rate or a lower applicable tax treaty rate).

In general, gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if applicable, attributable to a permanent establishment or fixed base in the United States) will be subject to tax in the same manner as for a U.S. Holder. Effectively connected gains recognized by a corporate Non-U.S. Holder may also be subject to an additional branch profits tax at a 30.0% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes will apply to sales and other dispositions of an Interest or warrants to acquire an Interest (or stock in the Foreign Subsidiary) to or through a U.S. office of a broker by a non-corporate U.S. Holder. Sales and other dispositions effected at an office outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of U.S. federal income tax, currently at a rate of 28.0%, generally will apply to such sales and other dispositions by a non-corporate U.S. Holder who:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that backup withholding is required; or

•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

Marshall Islands Tax Considerations

The following are the material Marshall Islands tax consequences of our activities to us and to our shareholders and warrant holders of investing in our common stock and warrants. We are incorporated in the Marshall Islands. Under current Marshall Islands law, we are not subject to tax on income or capital gains, and no Marshall Islands withholding tax or income tax will be imposed upon payments of dividends by us to our shareholders or proceeds from the disposition of our common stock and warrants, provided such shareholders or warrant holders, as the case may be, are not residents in the Marshall Islands. There is no tax treaty between the United States and the Republic of the Marshall Islands.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Maxim Group LLC is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units

Maxim Group LLC

Total	20,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing Of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $      per unit and the dealers may re-allow a concession not in excess of $      per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	our management’s assessment of the amount of funds necessary to complete an acquisition in the maritime shipping industry;

•	the history and prospects of other blank check companies whose principal business is the acquisition of other companies;

•	the actual and proposed offerings of those companies, including the structure and size of the offerings;

•	an assessment of our management team and its experience in identifying acquisition targets and structuring acquisitions;

•	our capital structure;

•	the general conditions of the capital markets that we expect to prevail at the time of the offering;

•	the likely competition for acquisition targets; and

•	the likely number of potential targets.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

The purchase price of the warrants sold to our officers in the private placement was negotiated between us and Maxim Group, LLC, the representative of the underwriters. Factors considered in determining the price and terms of the insider warrants include the actual and proposed private placements of other blank check companies whose principal business is the acquisition of other companies. Nonetheless, the determination of the purchase price of the insider warrants is more arbitrary than the pricing of securities for an operating company in a particular industry since underwriters are unable to compare our financial results and prospects with those of public operating companies in the same industry. No commission was paid with respect to the sale of such warrants.

Over-Allotment Option

We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of

3,000,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions And Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option. Upon consummation of the offering, the underwriters’ compensation shall be payable from the proceeds of the offering. In the event the over-allotment option is exercised in full, up to $675,000 of the cost and expenses associated with the exercises of the over-allotment option, shall be payable from funds held outside of the trust account. This is in order to ensure that there is a minimum of $10.00 per share in the trust account. We plan to draw up to $675,000 of interest income on the trust account to replace the funds held outside the trust account.

		Without	With
		Over-Allotment	Over-Allotment
	Per Unit	Option	Option

Public offering price	$10.00	$200,000,000	$230,000,000
Discount(1)(2)	$0.375	$7,500,000	$8,175,000
Non-accountable expense allowance(3)	$0.10	$2,000,000	$2,000,000
Deferred underwriting compensation(2)(4)	$0.225	$4,500,000	$5,625,000
Proceeds before other expenses(5)	$9.30	$186,000,000	$213,900,000

(1)	Does not include an additional 2.25% of the gross proceeds from the sale of the 20,000,000 units in this offering ($4,500,000) and 3.75% of the gross proceeds from the sale of the 3,000,000 units subject to the underwriters’ over-allotment option ($1,125,000) that will be paid to Maxim Group LLC, with interest accrued thereon, only upon consummation of a business combination (and then only with respect to those units as to which the component shares have not been redeemed) which amounts are reflected in this table as deferred underwriting compensation; provided, however, that the interest earned on the deferred underwriting compensation and payable to Maxim Group LLC shall not exceed $420,000.

(2)	The per unit compensation with respect to units sold generally and as part of the over-allotment option is equal. However, Maxim Group LLC has agreed to defer a larger portion of the underwriting compensation earned with respect to the units sold as part of the over-allotment option (2.25% deferred with respect to units sold generally as compared to 3.75% deferred with respect to units sold as part of over-allotment option) in order to ensure that there is $10.00 per share in the trust account, which is beneficial to our shareholders.

(3)	The 1.0% non-accountable expense allowance payable to Maxim Group LLC is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.

(4)	The per unit deferred underwriting compensation is $0.225 with respect to units sold in the offering and is $0.375 per unit with respect to units sold pursuant to the underwriters’ over-allotment option. Maxim Group LLC has agreed to forego their deferred underwriting compensation with respect to each share that we redeem for cash upon the consummation of a business combination. If a business combination is not consummated and we are liquidated, such amounts will not be paid to the underwriters, but rather will be distributed among our public shareholders.

(5)	The expenses of this offering and the private placement are estimated to be approximately $965,000.

Warrant Solicitation Fee

We have engaged Maxim Group LLC, the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 5.0% of the exercise price for each warrant exercised more than one year after the consummation of this offering if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of the warrants has not confirmed in writing that the representative solicited the exercise;

•	the warrants are held in a discretionary account;

•	the warrants are exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Purchase Option

Upon completion of this offering, we have agreed to sell to Maxim Group LLC, the representative of the underwriters, for $100, an option to purchase up to a total of 1,000,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus, except with respect to the exercise price. This option is exercisable at $12.50 per unit commencing on the sixth month from the consummation of this offering and expiring five years from the consummation of this offering. The option and the 1,000,000 units, the 1,000,000 shares of common stock and the 1,000,000 warrants underlying such units, and the 1,000,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up under to Rule 2710(g)(1) of the NASD Conduct Rules, pursuant to which such securities may not be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the consummation of this offering, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the consummation of this offering with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. This option will also contain a cashless exercise feature that allows the holder or holders of the option to convert the value in the option (the fair market value of our common stock minus the exercise price of the option) into shares of common stock. The fair market value of our common stock will be determined using the average reported last sales price of the common stock for the 10 trading days ending on the third day prior to exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions On Purchase Of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. The “Restricted Period” under Regulation M for this offering will have ended when (i) all of the Units have been sold, (ii) there are no more selling efforts, (iii) there is no more stabilization, and (iv) the overallotment option has been exercised or has expired. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M of the SEC, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the American Stock Exchange in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

Foreign Regulatory Restrictions on Purchase of the Units

We have not taken any action to permit a public offering of the units outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of units and the distribution of the prospectus outside the United States.

Italy.  This offering of the units has not been cleared by Consob, the Italian Stock Exchange’s regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no units may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the units be distributed in Italy, except (1) to professional investors (operatori qualfcati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the units or distribution of copies of this prospectus or any other document relating to the units in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Germany.  The offering of the units is not a public offering in the Federal Republic of Germany, units may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaufspropsektgestz), as amended, and any other applicable German law. No application has been made under German law to publicly market the units in or out of the Federal Republic of Germany. The units are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The units will only be available to persons who, by profession, trade or business, buy or sell shares for their own or a third party’s account.

France.  The units offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorite des Marches Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the units offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Monetaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are “qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the units offered by this prospectus may be effected only in compliance with the above mentioned regulations.

“Les actions offertes par ce document d’information ne peuvent pas etre, directement ou indirectement, offertes ou vendues au public en France. Ce document d’information n’a pas ete ou ne sera pas soumis au visa de 1’Autorite des Marches Financiers et ne peut etre diffuse ou distribue au public en France. Les investisseurs en France ne peuvent acheter les actions offertes par ce document d’information que pour leur compte propre et conformement aux articles L. 411-1, L. 441-2 et L. 412-1 du Code Monetaire et Financier et du decret no. 98-880 du 1 octobre 1998, sous reserve qu’ils soient des investisseurs qualifies au sens du decret susvise. Chaque investisseur doit declarer par ecrit qu’il est un investisseur qualifie au sens du decret susvise. Toute revente, directe ou indirecte, des actions offertes par ce document d’information au public ne peut etre effectuee que conformement a la reglementation susmentionnee.”

Switzerland.  This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The units are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a public offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

United Kingdom.  In the United Kingdom, the units offered by this prospectus are directed to and will only be available for purchase to a person who is an exempt person as referred to at (c) below and who warrants, represents and agrees that: (a) it has not offered or sold, will not offer or sell, any units offered by this prospectus to any person in the United Kingdom except in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of section 85 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”); (b) it has complied and will comply with all applicable provisions of FSMA and the regulations made thereunder in respect of anything done by it in relation to the units offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it is a person who falls within the exemptions to Section 21 of FSMA as set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“the Order”), being either an investment professional as described under Article 19 or any body corporate (which itself has or a group undertaking has a called up share capital or net assets of not less than £500,000 (if more than 20 members) or otherwise £5 million) or an unincorporated association or partnership (with net assets of not less than £5 million) or is a trustee of a high value trust or any person acting in the capacity of director, officer or employee of such entities as defined under Article 49(2)(a) to (d) of the Order, or to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated. The investment activity to which this document relates will only be available to and engaged in only with exempt persons referred to above. Persons who are not investment professionals and do not have professional experience in matters relating to investments or are not an exempt person as described above, should not review nor rely or act upon this document and should return this document immediately. It should be noted that this document is not a prospectus in the United Kingdom as defined in the Prospectus Regulations 2005 and has not been approved by the Financial Services Authority or any competent authority in the United Kingdom.

Israel.  The units offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA). The units may not be offered or sold, directly or indirectly, to the public in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering of the units or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the units being offered. Any resale, directly or indirectly, to the public of the units offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Sweden.  Neither this prospectus nor the units offered hereunder have been registered with or approved by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Trading Act (1991:980) (as amended), nor will such registration or approval be sought. Accordingly, this prospectus may not be made available nor may the units offered hereunder be marketed or offered for sale in Sweden other than in circumstances which are deemed not to be an offer to the public in Sweden under the Financial Instruments Trading Act. This prospectus may not be distributed to the public in Sweden and a Swedish recipient of the prospectus may not in any way forward the prospectus to the public in Sweden.

Norway.  This prospectus has not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 1997, as amended. This prospectus has not been approved or disapproved by, or registered with, either the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises. This prospectus may not, either directly or indirectly be distributed to Norwegian potential investors.

Denmark.  This prospectus has not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act No. 171 of 17 Mark 2005, as amended from time to time, or any Executive Orders issued on the basis thereof and has not been and will not be filed with or approved by the Danish Financial Supervisory Authority or any other public authority in Denmark. The offering of units will only be made to persons pursuant to one or more of the exemptions set out in Executive Order No 306 or 28 April 2005 on Prospectuses for Securities Admitted for Listing or Trade on a Regulated Market and on the First Public Offer of Securities exceeding EUR 2,500,000 or Executive Order No 307 of 28 April 2005 on Prospectuses for the First Public Offer of Certain Securities between EUR 100,000 and EUR 2,500,000, as applicable.

Other Terms

We have granted the representative the right to have its designee present at all meetings of our board of directors for a period of two years from the consummation of this offering. The designee will be entitled to the same notices and communications sent by us to our directors and to attend directors’ meetings, but will not have voting rights. The representative has not named a designee as of the consummation of this offering.

During such two-year period, we have further agreed to hold board meetings at least once every quarter and to notify the representative of any proposed acquisitions, mergers, reorganizations or other similar transactions. The representative has not named a designee as of the consummation of this offering.

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiations.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Reeder & Simpson, P.C., Piraeus, Greece. Ellenoff Grossman & Schole LLP, New York, New York, has acted as counsel for the underwriters in this offering. Loeb & Loeb LLP, as special United States counsel, has provided an opinion relating to the tax disclosure under the caption “Taxation — United States Federal Income Taxation.”

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Weinberg & Company, P.A., independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Weinberg & Company, P.A. are included in reliance upon their report given upon the authority of Weinberg & Company, P.A. as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form F-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

FINANCIAL STATEMENTS

SEANERGY MARITIME CORP.
(a corporation in the development stage)

FINANCIAL STATEMENTS
AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

December 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Seanergy Maritime Corp.

We have audited the accompanying balance sheet of Seanergy Maritime Corp. (a corporation in the development stage) as of December 31, 2006, and the related statements of operations, shareholders’ equity and cash flows for the period from August 15, 2006 (inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seanergy Maritime Corp. as of December 31, 2006, and the results of its operations and its cash flows for the period from August 15, 2006 (inception) to December 31, 2006, in conformity with United States generally accepted accounting principles.

/s/  Weinberg & Company, P.A.

Boca Raton, Florida
February 20, 2007 (except for notes
2, 5, 7 and 8 as to which the
date is August 8, 2007)

SEANERGY MARITIME CORP.
(a corporation in the development stage)

BALANCE SHEET

DECEMBER 31, 2006

ASSETS
Current assets:
Cash	$355,938
Prepaid expenses	20,000

Total current assets	375,938
Deferred offering costs	256,253

Total assets	$632,191

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$184,753
Accrued interest payable to shareholders	824
Due to shareholders	75,986
Notes payable to shareholders	350,000

Total liabilities	611,563

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.0001 par value; authorized — 1,000,000 shares; issued — none	—
Common stock, $0.0001 par value; authorized — 89,000,000 shares; issued and outstanding — 6,604,448 shares	660
Additional paid-in capital	24,340
Deficit accumulated during the development stage	(4,372)

Total shareholders’ equity	20,628

Total liabilities and shareholders’ equity	$632,191

See accompanying notes to financial statements.

SEANERGY MARITIME CORP.
(a corporation in the development stage)

STATEMENT OF OPERATIONS

PERIOD FROM AUGUST 15, 2006 (INCEPTION) TO DECEMBER 31, 2006

Operating expenses	$(4,576)
Interest income	1,028
Interest expense — shareholders	(824)

Net loss	$(4,372)

Net loss per common share — basic and diluted	$(0.00)

Weighted average number of common shares outstanding — basic and diluted	6,604,448

See accompanying notes to financial statements.

SEANERGY MARITIME CORP.
(a corporation in the development stage)

STATEMENT OF SHAREHOLDERS’ EQUITY

PERIOD FROM AUGUST 15, 2006 (INCEPTION) TO DECEMBER 31, 2006

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Shareholders’
	Shares	Amount	Capital	Stage	Equity

Balance, August 15, 2006 (Inception)	—	$—	$—	$—	$—
Sale of shares to founding shareholders at $0.0038 per share	6,604,448	660	24,340	—	25,000
Net loss for the period ended December 31, 2006	—	—	—	(4,372)	(4,372)

Balance, December 31, 2006	6,604,448	$660	$24,340	$(4,372)	$20,628

See accompanying notes to financial statements.

SEANERGY MARITIME CORP.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS

PERIOD FROM AUGUST 15, 2006 (INCEPTION) TO DECEMBER 31, 2006

Cash flows from operating activities:
Net loss	$(4,372)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in —
Prepaid expenses	(20,000)
Accounts payable and accrued expenses	3,500
Accrued interest payable to shareholders	824

Net cash used in operating activities	(20,048)

Cash flows from financing activities:
Proceeds from initial sale of common stock	25,000
Payments of offering costs	(75,000)
Proceeds of loans from shareholders	350,000
Advances from shareholders	75,986

Net cash provided by financing activities	375,986

Net increase in cash	355,938
Cash at beginning of period	—

Cash at end of period	$355,938

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$—

Income taxes	$—

Non-cash financing activity:
Accrual of deferred offering costs	$181,253

See accompanying notes to financial statements.

SEANERGY MARITIME CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

December 31, 2006

1. Organization, Proposed Business Operations and Summary of Significant Accounting Policies

Nature of Operations

Seanergy Maritime Corp. (the “Company”) was incorporated in the Marshall Islands on August 15, 2006, originally under the name Seanergy Maritime Acquisition Corp., as a blank check company formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses in the maritime shipping industry or related industries. The Company changed its name to Seanergy Maritime Corp. on February 20, 2007. The Company does not have any specific merger, capital stock exchange, asset or stock acquisition or other business combination or contractual arrangements under consideration, and the Company has not, nor has anyone on the Company’s behalf, engaged in discussions with representatives of other companies, with respect to such a transaction. The Company has not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate.

At December 31, 2006, the Company had not yet commenced any business operations and is therefore considered a “corporation in the development stage”. All activity through December 31, 2006 relates to the Company’s formation and the proposed initial public offering, as described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a private placement in accordance with Regulation S under the Securities Act of 1933, as amended (the “Private Placement”) and an initial public offering (the “Proposed Public Offering”, and together with the Private Placement, the “Offerings”) which are discussed in Note 2. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the offerings, although substantially all of the net proceeds of the offerings are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a “target business” shall include one or more operating businesses or assets in the maritime shipping industry, or related industries, or a combination thereof, and a “business combination” shall mean the acquisition by the Company of such a target business. There can be no assurances that the Company will be able to successfully effect a business combination.

Cash Concentrations of Credit Risk

The Company maintains its cash account with a financial institution located in Greece. The balance in the account is insured by the Central Bank of Greece up to 20,000 Euros (approximately $26,400 at December 31, 2006). At December 31, 2006, the Company’s uninsured cash balance amounted to approximately $329,500.

Share-Based Payments

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 123R, “Share-Based Payments” (“SFAS 123R”). SFAS 123R requires all share-based payments, including grants of employee stock options to employees, to be recognized in the financial statements based on their fair values. The Company adopted SFAS 123R on August 15, 2006 (inception) and it expects that the adoption of this standard will have a material impact on its financial statements upon the granting of stock-based compensation in the future.

Recent Accounting Pronouncements

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”), which provides companies with an option to report selected financial assets and liabilities at fair value. SFAS No. 159’s objective is to reduce both complexity

SEANERGY MARITIME CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS — (Continued)

in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. Generally accepted account principles have required different measurement attributes for different assets and liabilities that can create artificial volatility in earnings. SFAS No. 159 helps to mitigate this type of accounting-induced volatility by enabling companies to report related assets and liabilities at fair value, which would likely reduce the need for companies to comply with detailed rules for hedge accounting. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the company’s choice to use fair value on its earnings. SFAS no. 159 also requires companies to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. SFAS No. 159 does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in SFAS No. 157 and SFAS No. 107. SFAS No. 159 is effective as of the beginning of a company’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided the company makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157. The Company is currently assessing the potential effect of SFAS No. 159 on its financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”), which establishes a formal framework for measuring fair value under Generally Accepted Accounting Principles (“GAAP”). SFAS 157 defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements. Although SFAS 157 applies to and amends the provisions of existing FASB and American Institute of Certified Public Accountants (“AICPA”) pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for: SFAS 123R, share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently assessing the potential effect of SFAS No. 157 on its financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The Company does not expect FIN 48 will have a material effect on its financial condition or results of operations.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Loss Per Common Share

Loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding. Basic and diluted loss per common share are the same because the Company has no dilutive securities outstanding.

SEANERGY MARITIME CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Income Taxes

The Company follows Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”, which establishes financial accounting and reporting standards for the effects of income taxes that result from an enterprise’s activities during the current and preceding years. It requires an asset and liability approach for financial accounting and reporting for income taxes.

For United States federal income tax purposes, the Company intends to make an election to be classified as a partnership effective January 1, 2007. The Company plans to make quarterly distributions of interest income earned on the trust account to its Public Shareholders on a pro rata basis (see Note 2). The Company anticipates that substantially all of the funds in the trust account will be invested in tax exempt money market accounts that will generate income which generally should be exempt from United States federal income tax.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts of cash, prepaid expenses, accounts payable, accrued expenses, due to shareholders and notes payable to shareholders approximate their respective fair values, due to the short-term nature of these items and/or the current interest rates payable in relation to current market conditions.

Foreign Currency Translation

The Company’s reporting currency is the United States dollar. Although the Company maintains a cash account with a bank in Greece denominated in Euros, most of its expenditures have been and are expected to continue to be denominated in United States dollars. Accordingly, the Company has designated its functional currency as the United States dollar.

For amounts not initially designated in United States dollars, asset and liability accounts are translated using the exchange rate in effect at the balance sheet date, and statement of operations accounts are translated using the average exchange rate for each quarterly reporting period.

Gains or losses resulting from translation adjustments, which have not been material to date, are included in other income (expense) in the statement of operations.

2. Proposed Public Offering

The Proposed Public Offering calls for the Company to offer for public sale up to 20,000,000 units at a maximum price of $10.00 per unit. Each unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.50 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Proposed Public Offering and expiring four years from the date of the offering prospectus. An additional 3,000,000 units may be issued on exercise of a 45-day option granted to the underwriters to cover any over-allotments. The warrants will be redeemable at a price of $0.01 per warrant upon 30 days notice after the warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third day prior to date on which notice of redemption is given. Pursuant to the terms

SEANERGY MARITIME CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS — (Continued)

of the warrant agreement governing the warrants, in no event will a warrant holder be entitled to receive a net-cash settlement in lieu of physical settlement in shares of common stock in the event that the Company is not in compliance with its obligation to register and maintain a current registration statement under the Securities Act of 1933, as amended, with respect to the underlying shares of common stock. Accordingly, the warrants may never be redeemed and could expire unexercised since a valid registration statement covering the underlying shares of common stock is required in either case, because there is no net-cash settlement.

The Company will pay the underwriters in the Proposed Public Offering an underwriting discount of 3.75% of the gross proceeds and upon the consummation of a business combination the underwriters will receive an additional underwriting discount equal to 2.25% of the gross proceeds. In the event of the exercise of the over-allotment option, the underwriters will receive with respect to the over-allotment units, an underwriting discount of 2.25% of the gross proceeds and upon the consummation of a business combination the underwriters will receive an additional underwriting discount equal to 3.75% of the gross proceeds. The Company will also pay a 1.0% non-accountable expense allowance, and issue a unit purchase option, for $100, only upon consummation of the Proposed Public Offering, to Maxim Group LLC (“Maxim”), the representative of the underwriters, to purchase up to a total of 1,000,000 units at $12.50 per unit. Pursuant to the terms of the unit purchase option, under no circumstances will the Company be required to net-cash settle the exercise of the Unit Purchase Option or the underlying warrants. This would be applicable in the event that the Company is not in compliance with its obligation to register and maintain a current registration statement under the Securities Act of 1933, as amended, with respect to the underlying shares of common stock. Accordingly the underlying warrants may never be redeemed and could expire unexercised as a current registration statement covering the underlying shares of common stock is required in either case. Because there is no net-cash settlement, the Company intends to account for the fair value of the unit purchase option, inclusive of the receipt of the $100 cash payment, as a cost of the Proposed Public Offering resulting in a charge directly to shareholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $7,390,000 ($7.39 per unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to Maxim is estimated as of the date of grant using the following assumptions: (1) expected volatility of 100.0%, (2) risk-free interest rate of 5.0% and (3) expected life of 5 years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying warrants and the market price of the units and underlying securities) to exercise the unit purchase option without the payment of any cash. The warrants underlying such units will be exercisable at $6.50 per share.

Upon the closing of the Proposed Public Offering and the Private Placement, $200,000,000, or 100.0% of the proceeds of the Proposed Public Offering, including $4,500,000 of contingent underwriting compensation which will be paid to Maxim if a business combination is consummated, but which will be forfeited in part if the public shareholders elect to have their shares redeemed for cash and in full if a business combination is not consummated, will be placed in a trust account (the “Trust Account”), the location of which will be determined at a later date, and invested until the earlier of (i) the consummation of the Company’s first business combination or (ii) the liquidation of the Company. In the event that the over-allotment option is exercised in full, the first quarterly interest distribution to the public shareholders following the closing of the over-allotment will be reduced by up to $675,000 to permit the Company to draw from the interest earned on the proceeds in the Trust Account up to an aggregate of $675,000, which will be utilized to replace up to $675,000 of the costs and expenses incurred and paid in connection with the exercise of the over-allotment option, in order to ensure that at all times there is a minimum of $10.00 per unit held in the Trust Account. The expenses that the Company may incur prior to consummation of a business combination may only be paid from the net proceeds of the Proposed Public Offering and the Private Placement not held in the Trust Account, which will initially be $3,000,000, subject to the Company’s ability to draw down an aggregate of up to an additional $675,000 of interest earned on the Trust Account as described above.

SEANERGY MARITIME CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Prior to the effective date of the Proposed Public Offering, all of our executive officers will purchase from the Company an aggregate of 14,961,111 warrants at $0.90 per warrant in the Private Placement. All insider warrants issued in the private placement will be identical to the warrants in the units being offered by the offering prospectus, except that: (i) subject to certain limited exceptions, none of the warrants will be transferable or salable until after the Company completes a business combination; (ii) the warrants are not subject to redemption if held by the initial holders thereof; and (iii) the warrants may be exercised on a cashless basis if held by the initial holders thereof. A portion of the proceeds from the sale of these insider warrants will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account pending the completion of the Company’s initial business combination, with the balance to be held outside the Trust Account to be used for working capital purposes. No placement fees will be payable on the warrants sold in the Private Placement. The sale of the warrants to management will not result in the recognition of any stock-based compensation expense because they are being sold at approximate fair market value.

After the Company signs a definitive agreement for the acquisition of a target business, it will submit such transaction for shareholder approval. In the event that public shareholders owning 35.0% or more of the outstanding stock sold in the offerings vote against the business combination and elect to have the Company redeem their shares for cash, the business combination will not be consummated. All of the Company’s shareholders prior to the offerings, including all of the officers and directors of the Company (“Initial Shareholders”), have agreed to vote their 5,000,000 founding shares of common stock in accordance with the vote of the majority of shares purchased in the Proposed Public Offering with respect to any business combination and to vote any shares they acquire in the Proposed Public Offering, or in the aftermarket, in favor of the business combination. After consummation of the Company’s first business combination, all of these voting safeguards will no longer be applicable.

With respect to the first business combination which is approved and consummated, any holder of shares sold in the Proposed Public Offering, other than the Initial Shareholders and their nominees (the “Public Shareholders”), who voted against the business combination may demand that the Company redeem their shares. The per share redemption price will equal $10.00 per share (inclusive of a pro rata portion of the contingent underwriting compensation of $0.225 per share). Accordingly, Public Shareholders holding up to one share less than 35.0% of the aggregate number of shares sold in the offerings, or 6,999,999 shares, may seek redemption of their shares in the event of a business combination.

The Company’s Second Amended and Restated Articles of Incorporation provide for mandatory liquidation of the Company on December 1, 2007, without shareholder approval, unless the duration is extended or made permanent by an amendment to the Articles of Incorporation authorized by the vote of holders of a majority of all outstanding shares entitled to vote. The Company intends to further amend the Articles of Incorporation immediately prior to the completion of the Proposed Public Offering to provide for mandatory liquidation of the Company 24 months from the closing of the Proposed Public Offering.

3. Deferred Offering Costs

Deferred offering costs, which consist principally of legal fees and other fees and costs incurred through the balance sheet date that are related to the Offerings, will be charged to equity upon the receipt of the capital raised.

4. Notes Payable and Due to Shareholders

On December 14, 2006, the Company issued a series of unsecured promissory notes totaling $350,000 to its Initial Shareholders. The notes bear interest at the rate of 4.0% per annum and are due and payable on the earlier of (i) December 14, 2007 or (ii) the date on which the Company consummates an initial public offering of its securities.

SEANERGY MARITIME CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Prior to December 31, 2006, three of the Company’s Initial Shareholders had advanced a total of $75,986 in cash and other expenditures to the Company on a non-interest bearing basis. On January 12, 2007, these advances were converted to unsecured promissory notes bearing interest at the rate of 4.0% per annum and made due and payable on the earlier of (i) January 12, 2008 or (ii) the date on which the Company consummates an initial public offering of its securities.

5. Common Stock

The Company is authorized to issue 89,000,000 shares of its common stock with a par value $0.0001 per share. On October 31, 2006, the Company’s Initial Shareholders subscribed to 6,604,448 shares of common stock for a total of $25,000. All subscriptions were paid in full in November 2006.

As a result of a change in the size of the proposed public offering subsequent to December 31, 2006, on February 20, 2007, an aggregate of 1,604,448 shares of common stock were surrendered to the Company for cancellation by the Initial Shareholders on a pro rata basis, thus reducing the common shares outstanding on such date to 5,000,000 shares.

On July 6, 2007 the Company approved a resolution to effect a one and one-half-for-one stock split in the form of a stock dividend, which resulted in the issuance of an additional 1,250,000 shares of the Company’s common stock to its shareholders, and on August 6, 2007, the Company approved a resolution to effect a one and one-third-for-one stock split in the form of a stock dividend which resulted in the issuance of an additional 1,250,000 shares of the Company’s common stock to its shareholders. The Company’s financial statements and footnotes thereto give retrospective effect to such stock splits.

6. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value $0.0001 per share, with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.

7. Commitments and Contingencies

On June 21, 2006, the Company agreed to engage Maxim to act as the Company’s exclusive financial advisor, lead or managing underwriter and/or book runner and investment banker in connection with the Proposed Public Offering described in Note 2. Pursuant to the agreement, Maxim is to receive a 6.0% underwriting discount, including 2.25% to be deferred until the consummation of a business combination, and a 1.0% non-accountable expense allowance. In addition, upon consummation of the Proposed Public Offering, the Company has agreed to issue to Maxim, for $100, an option to purchase a total of 1,000,000 units. The units issuable upon exercise of this option are exercisable at $12.50 per unit and are otherwise identical to those in the Proposed Public Offering.

The Company has also engaged Maxim, on a non-exclusive basis, as its agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the representative for bona fide services rendered a commission equal to 5.0% of the exercise price for each warrant exercised more than one year after the date of the Proposed Public Offering if the exercise was solicited by the underwriters.

The Company will not proceed with a business combination if Public Shareholders owning 35.0% or more of the shares sold in the Proposed Public Offering vote against the business combination and exercise their redemption rights. Accordingly, the Company may effect a business combination if Public Shareholders owning up to one share less than 35.0% of the aggregate shares sold in the Proposed Public Offering exercise their redemption rights. If this

SEANERGY MARITIME CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS — (Continued)

occurred, the Company would be required to redeem for cash up to 6,999,999 shares of common stock, at an expected initial per share redemption price of $10.00. However, the ability of shareholders to receive $10.00 per unit is subject to any valid claims by the Company’s creditors which are not covered by amounts held in the Trust Account or the indemnities provided by the Company’s officers and directors. The expected redemption price per share is greater than each shareholder’s initial pro rata share of the Trust Account of approximately $9.775 per share. Of the excess redemption price, approximately $0.225 per share represents a portion of the underwriters’ contingent fee, which they have agreed to forego for each share that is redeemed. Accordingly, the total deferred underwriting compensation payable to the underwriters in the event of a business combination will be reduced by approximately $0.225 for each share that is redeemed. The balance will be paid from proceeds held in the Trust Account, which are payable to the Company upon consummation of a business combination. Even if less than 35.0% of the shareholders exercise their redemption rights, the Company may be unable to consummate a business combination if such redemption leaves the Company with funds representing less than a fair market value at least equal to 80.0% of the amount in the Trust Account (excluding any funds held for the benefit of the underwriters and Maxim) at the time of such acquisition, which amount is required as a condition to the consummation of the Company’s initial business combination, and the Company may be forced to find additional financing to consummate such a business combination, consummate a different business combination or liquidate.

The Company has agreed to pay to Balthellas Chartering S.A., a company controlled by Panagiotis Zafet, our Co-Chairman of the Board of Directors and Chief Executive Officer, and Simon Zafet, our Chief Operating Officer and a director, $7,500 per month for 24 months, for office space and reimbursement of general and administrative expenses, commencing on the date of the Proposed Public Offering and terminating upon the date the Company consumates a business combination or liquidates.

8. Subsequent Events

On July 6, 2007, the Company made a determination to increase the size of the Proposed Public Offering to $150,000,000. On July 6, 2007, the Company also approved a resolution to effect a one and one-half-for-one stock split in the form of a stock dividend (an additional one-half of a share for each outstanding share), which resulted in the issuance of an additional 1,250,000 shares to the Company’s stockholders.

On August 6, 2007, the Company made a determination to increase the size of the Proposed Public Offering to $200,000,000. On August 6, 2007, the Company also approved a resolution to effect a one and one-third-for-one stock split in the form of a stock dividend (an additional one-third of a share for each outstanding share), which resulted in the issuance of an additional 1,250,000 shares to the Company’s stockholders.

The Company’s financial statements and footnotes thereto give effect to such increases in the Proposed Public Offering and the stock splits in the form of a stock dividend in each case.

Until          , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$200,000,000

Seanergy Maritime Corp.

20,000,000 Units

PROSPECTUS

Maxim Group LLC

          , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers.

Under the Second Amended and Restated Articles of Incorporation, our By-laws and under Section 60 of the Marshall Islands Business Corporations Act (“BCA”), we may indemnify anyone who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

A limitation on the foregoing is the statutory proviso (also found in our By-laws) that, in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Further, under Section 60 of the BCA and our By-laws, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

In addition, under Section 60 of the BCA and under our By-laws, a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may be made against expenses (including attorneys’ fees) actually and reasonably incurred such person or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Again, this is provided that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further, and as provided by both our By-laws and Section 60 of the BCA, when a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the foregoing instances, or in the defense of a related claim, issue or matter, he will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with such matter.

Likewise, pursuant to our By-laws and Section 60 of the BCA, expenses (our By-laws specifically includes attorneys’ fees in expenses) incurred in defending a civil or criminal action, suit or proceeding by an officer or director may be paid in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification. The By-laws further provide that with respect to other employees, such expenses may be paid on the terms and conditions, if any, as the Board may deem appropriate.

Both Section 60 of the BCA and our By-laws further provided that the foregoing indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and/or as to action in another capacity while holding office.

Under both Section 60 of the BCA and our By-laws, we also have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity regardless of whether the corporation would have the power to indemnify him against such liability under the foregoing.

Under Section 60 of the BCA (and as provided in our By-laws), the indemnification and advancement of expenses provided by, or granted under the foregoing continue with regard to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of his heirs, executors and administrators unless otherwise provided when authorized or ratified. Additionally, under Section 60 of the BCA and our Bylaws, the indemnification and advancement of expenses provided by, or granted under the foregoing continue with regard to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of his heirs, executors and administrators unless otherwise provided when authorized or ratified.

In addition to the above, our By-laws provide that references to us includes constituent corporations, and defines “other enterprises” to include employee benefit plans, “fines” to include excise taxes imposed on a person with respect to an employee benefit plan, and further defines the term “serving at the request of the corporation.”

Our Second Amended and Restated Articles of Incorporation set out a much abbreviated version of the foregoing and make reference to the provisions of the By-laws.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, we have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 7.	Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Number of
Shareholders	Shares(1)

Georgios Koutsolioutsos	2,100,000
Panagiotis Zafet	1,250,000
Simon Zafet	1,250,000
Alexios Komninos	275,000
Ioannis Tsigkounakis	125,000

(1)	All such numbers give retroactive effect to the surrender for cancellation of an aggregate 1,604,448 shares of common stock by our shareholders on February 20, 2007, as adjusted for a one and one-half-for-one stock split in the form of a stock dividend on July 6, 2007, and a one and one-third-for-one stock split in the form of a stock dividend on August 6, 2007.

Such shares were issued on November 27, 2006 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) as they were sold to sophisticated, wealthy individuals and such shares were issued to these individuals and entities above at an aggregate offering price of $25,000, or $0.005 per share, giving effect to the stock dividends. No underwriting discounts or commissions were paid with respect to such sales.

All of our executive officers also entered into a binding subscription agreement to purchase 14,961,111 warrants prior to the consummation of our initial public offering in a private placement pursuant to, and in accordance with, Regulation S under the Securities Act of 1933, at $0.90 per warrant. No underwriting discounts or commissions will be payable with respect to the insider warrants sold in the private placement.

Item 8.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement*
3.1	Form of Second Amended and Restated Articles of Incorporation*
3.2	By-laws*
3.3	Amendment No. 1 to the Bylaws of Seanergy Maritime Corp.*
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Public Warrant Certificate*
4.4	Specimen Private Warrant Certificate*
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
4.6	Form of Unit Purchase Option to be granted to the Representative*
5.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel to the Registrant*
5.2	Opinion of Loeb & Loeb LLP, Special Counsel to the Registant*
8.1	Opinion of Loeb & Loeb LLP, special counsel to the Registrant, relating to tax matters
10.1	Letter Agreement by Panagiotis Zafet*
10.2	Letter Agreement by Georgios Koutsolioutsos*
10.3	Letter Agreement by Simon Zafet*
10.4	Letter Agreement by Alexis Komninos*
10.5	Letter Agreement by Ioannis Tsigounakis*
10.6	Letter Agreement by George Hamawi*
10.7	Letter Agreement by Roland Beberniss*
10.8	Letter Agreement by Elias M. Culucundis*
10.9	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*
10.10	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial shareholders*
10.11	Form of Services Agreement between the Registrant and Diadochi Chi Alvertou Zafet S.A.*
10.12	Stock Surrender Agreement dated as of February 20, 2007 among the Registrant and each of the individuals listed on Schedule A thereto*
10.13	Form of Registration Rights Agreement among the Registrant and the Initial Shareholders*
10.14	Form of Subscription Agreement between Registrant and Executive Officers of the Company*
10.15	Promissory Note dated December 14, 2006 issued to Alexis Komninos*
10.16	Promissory Note dated December 14, 2006 issued to Georgios Koutsolioutsos*
10.17	Promissory Note dated December 14, 2006 issued to Ioannis Tsigkounakis*
10.18	Promissory Note dated December 14, 2006 issued to Panagiotis Zafet*
10.19	Promissory Note dated December 14, 2006 issued to Simon Zafet*
10.20	Promissory Note dated January 12, 2007 issued to Georgios Koutsolioutsos*
10.21	Promissory Note dated January 12, 2007 issued to Simon Zafet*
10.22	Promissory Note dated January 12, 2007 issued to Panagiotis Zafet*
10.23	Form of Side Letter with Initial Shareholders*
10.24	Right of First Refusal and Corporate Opportunities Agreement by and between Balthellas Chartering SA and the Registrant*
10.25	Right of First Refusal and Corporate Opportunities Agreement by and between Hellasco Shipping Ltd. and the Registrant*
10.26	Right of First Refusal and Corporate Opportunities Agreement by and between Hellasco Transport Ltd. and the Registrant*

Exhibit No.	Description

10.27	Right of First Refusal and Corporate Opportunities Agreement by and between RBB Shipping GmbH and the Registrant*
10.28	Right of First Refusal and Corporate Opportunities Agreement by and between Equity Shipping Ltd. and the Registrant*
14	Code of Business Conduct and Ethics*
23.1	Consent of Weinberg & Company, P.A.
23.2	Consent of Reeder & Simpson P.C., Marshall Islands counsel to the Registrant (included in Exhibit 5.1)*
23.3	Consent of Loeb & Loeb LLP, Special Counsel to the Registrant (included in Exhibits 5.2* and 8.1)
24	Power of Attorney (included on the signature page).*

*	Previously filed

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, New York, United States of America on September 24, 2007.

SEANERGY MARITIME CORP.

By:
/s/  Panagiotis Zafet
Panagiotis Zafet
Chief Executive Officer and Co-Chairman of the Board of Directors (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Panagiotis Zafet Panagiotis Zafet	Chief Executive Officer and Co-Chairman of the Board of Directors (principal executive officer)	September 24, 2007

* Alexis Komninos	Chief Financial Officer, Treasurer and Director (principal financial and accounting officer)	September 24, 2007

* Simon Zafet	Chief Operating Officer and Director	September 24, 2007

* Georgios Koutsolioutsos	President and Co-Chairman of the Board of Directors	September 24, 2007

* Ioannis Tsigkounakis	Secretary and Director	September 24, 2007

* George Hamawi	Director	September 24, 2007

* Roland Beberniss	Director	September 24, 2007

* Elias M. Culucundis	Director	September 24, 2007

/s/  Panagiotis Zafet

Name: Panagiotis Zafet
Title: Attorney-in-fact